Exhibit 4-5.14


                        TRUST INDENTURE

                            between

                  RHODE ISLAND PORT AUTHORITY
              AND ECONOMIC DEVELOPMENT CORPORATION

                              and

           RHODE ISLAND HOSPITAL TRUST NATIONAL BANK as Trustee, Paying Agent, Tender Agent and Bond Registrar

                  Dated as of January 1, 1994





                           $7,925,000
                  Rhode Island Port Authority
              and Economic Development Corporation
                   Electric Energy Facilities
                    Revenue Refunding Bonds
      (Newport Electric Corporation Project - 1994 Series)








                             This instrument was prepared by:

                             TILLINGHAST COLLINS & GRAHAM
                             One Old Stone Square
                             Providence, Rhode Island 02903
                             Telephone:  (401) 456-1200
                             Fax:  (401) 456-1210


                         TRUST INDENTURE

                       TABLE OF CONTENTS

        (The Table of Contents for this Trust Indenture is for convenience of reference only and is not intended to define, limit or describe the scope or intent of any provisions of this Trust Indenture)


                                                           PAGE

PARTIES                                                     1

                           ARTICLE I

        DEFINITIONS AND CERTAIN RULES OF INTERPRETATION

Section 101.  Definitions . . . . . . . . . . . . . . . .   6
Section 102.  Certain Rules of Interpretation . . . . . .  20

                           ARTICLE II

                           THE BONDS

Section 201.  Authorized Amount of Bonds. . . . . . . . .  22
Section 202.  Issuance of Bonds . . . . . . . . . . . . .  22
Section 203.  Execution . . . . . . . . . . . . . . . . .  25
Section 204.  Authentication. . . . . . . . . . . . . . .  25
Section 205.  Form of Bonds . . . . . . . . . . . . . . .  26
Section 206.  Delivery of Bonds . . . . . . . . . . . . .  26
Section 207.  Mutilated, Lost, Stolen, Destroyed or
                   Untendered Bonds . . . . . . . . . . .  26
Section 208.  Exchangeability and Transfer of Bonds;
                   Persons Treated as Owners. . . . . . .  27
Section 209.  [Reserved]. . . . . . . . . . . . . . . . .  28
Section 210.  Payment of Principal, Purchase Price,
                   Redemption Price and Interest;
                   Persons Entitled Thereto . . . . . . .  28
Section 211.  Cancellation. . . . . . . . . . . . . . . .  30
Section 212.  Limited Liability of Issuer; Immunity
                   of Members of Issuer . . . . . . . . .  30
Section 213.  Company Bonds not Entitled to
                   Payment under Letter of Credit . . . .  31

                                                            PAGE

                          ARTICLE II-A

            INTEREST RATES AND INTEREST RATE PERIODS

Section 201A. Initial Interest Rate; Interest Rates
                   Generally. . . . . . . . . . . . . . .  32
Section 202A. Rate Periods. . . . . . . . . . . . . . . .  32
Section 203A. Determination of Interest Rates . . . . . .  32
Section 204A. Notice of Interest Rates. . . . . . . . . .  37
Section 205A. [Reserved]. . . . . . . . . . . . . . . . .  37
Section 206A. The Fixed Rate. . . . . . . . . . . . . . .  37
Section 207A. Failure of Notices. . . . . . . . . . . . .  39
Section 208A. All Determinations Conclusive . . . . . . .  39

                          ARTICLE III

            TENDER, PURCHASE AND REDEMPTION OF BONDS

Section 301.  Optional Tenders for Purchase during
                   Weekly Rate Periods. . . . . . . . . .  40
Section 302.  Mandatory Tenders for Purchase. . . . . . .  42
Section 303.  Remarketing . . . . . . . . . . . . . . . .  44
Section 304.  Purchase of Tendered Bonds. . . . . . . . .  44
Section 305.  Inadequate Funds for Tenders. . . . . . . .  47
Section 306.  Bonds Subject to Redemption . . . . . . . .  47
Section 307.  Bank Bonds. . . . . . . . . . . . . . . . .  50
Section 308.  Drawings on Credit Facility for Purchase
                   of Bonds . . . . . . . . . . . . . . .  52
Section 309.  Trustee as Agent of Company . . . . . . . .  53

                           ARTICLE IV

                           [RESERVED]

                           ARTICLE V

                       GENERAL AGREEMENTS

Section 501.  Payment of Bonds. . . . . . . . . . . . . .  55
Section 502.  Performance of Agreements; Issuer . . . . .  55
Section 503.  Ownership . . . . . . . . . . . . . . . . .  55
Section 504.  Recordation of Financing Statements . . . .  55
Section 505.  [Reserved]. . . . . . . . . . . . . . . . .  55
Section 506.  Priority of Pledge and Security Interest. .  55
Section 507.  Rights Under Loan Agreement . . . . . . . .  56
Section 508.  Issuer's Obligation not to Create a
                   General Liability. . . . . . . . . . .  56

                                                            PAGE

                           ARTICLE VI

                           BOND FUND

Section 601.  Creation of the Bond Fund . . . . . . . . .  57
Section 602.  Payments into the Bond Fund . . . . . . . .  57
Section 603.  Use of Moneys in the Bond Fund. . . . . . .  58
Section 604.  Non-presentment of Bonds at Final
                   Maturity . . . . . . . . . . . . . . .  60
Section 605.  Moneys to Be Held in Trust. . . . . . . . .  61
Section 606.  Payments to the Company and the Bank
                   from the Bond Fund . . . . . . . . . .  61

                          ARTICLE VII

                  PROJECT FUND AND REBATE FUND

Section 701.  Creation of the Project Fund. . . . . . . .  63
Section 702.  Disposition of Bond Proceeds. . . . . . . .  63
Section 703.  Disbursements from the Project Fund . . . .  63
Section 704.  Creation of the Rebate Fund . . . . . . . .  64
Section 705.  Payments into the Rebate Fund . . . . . . .  64
Section 706.  Disbursements from the Rebate Fund. . . . .  64

                          ARTICLE VIII

                       BOND PURCHASE FUND

Section 801.  Creation of the Bond Purchase Fund. . . . .  66
Section 802.  Payments Into the Bond Purchase Fund. . . .  66
Section 803.  Use of Moneys in the Bond Purchase Fund . .  67
Section 804.  Moneys to be Held in Trust. . . . . . . . .  68
Section 805.  Payments to the Company and the Bank
                   from the Bond Purchase Fund. . . . . .  68

                           ARTICLE IX

                        LETTER OF CREDIT

Section 901.  Delivery of Letter of Credit. . . . . . . .  70
Section 902.  Letter of Credit Drawings . . . . . . . . .  72
Section 903.  Disposition of Moneys Drawn Under
                   Letter of Credit . . . . . . . . . . .  73
Section 904.  Alternate Credit Facility . . . . . . . . .  74

                                                            PAGE

                          ARTICLE IX-A

Section 901A. Delivery of Fixed Rate Credit Facility. . .  76
Section 902A. Fixed Rate Credit Facility Drawing. . . . .  76
Section 903A. Disposition of Moneys Drawn Under
                   Fixed Rate Credit Facility . . . . . .  77
Section 904A. Alternate Fixed Rate Credit Facility. . . .  77

                           ARTICLE X

                          INVESTMENTS

Section 1001. Bond Fund Investments . . . . . . . . . . .  79
Section 1002. Project Fund Investments. . . . . . . . . .  79
Section 1003. Rebate Fund Investment. . . . . . . . . . .  80
Section 1004. Bond Purchase Fund Investments. . . . . . .  81

                           ARTICLE XI

                       DISCHARGE OF LIEN

Section 1101. Discharge of Lien and Security Interests. .  82
Section 1102. Provision for Payment of Bonds. . . . . . .  82
Section 1103. Discharge of the Indenture. . . . . . . . .  83

                          ARTICLE XII

   DEFAULT PROVISIONS AND REMEDIES OF TRUSTEE AND BONDHOLDERS

Section 1201. Defaults; Events of Default . . . . . . . .  84
Section 1202. Acceleration. . . . . . . . . . . . . . . .  85
Section 1203. Other Remedies. . . . . . . . . . . . . . .  85
Section 1204. Rights of Bondholders . . . . . . . . . . .  86
Section 1205. Right of Bondholders and Bank to Direct
                   Proceedings. . . . . . . . . . . . . .  86
Section 1206. Application of Moneys . . . . . . . . . . .  86
Section 1207. Rights and Remedies Vested in the Trustee .  88
Section 1208. Rights and Remedies of Bondholders. . . . .  89
Section 1209. Termination of Proceedings. . . . . . . . .  89
Section 1210. Waivers of Events of Default. . . . . . . .  90
Section 1211. Notice of Defaults; Opportunity of Issuer
                   and Company to Cure Defaults . . . . .  91

                                                            PAGE

                          ARTICLE XIII

         THE TRUSTEE, PAYING AGENT AND CO-PAYING AGENT,
               BOND REGISTRAR, CO-BOND REGISTRAR

Section 1301. Acceptance of the Trusts. . . . . . . . . .  93
Section 1302. Fees, Charges, Expenses and
                   Indemnification of Trustee . . . . . .  97
Section 1303. Notice to Bondholders and the Bank If
                   Default Occurs . . . . . . . . . . . .  97
Section 1304. Intervention by Trustee . . . . . . . . . .  98
Section 1305. Successor Trustee . . . . . . . . . . . . .  98
Section 1306. Resignation by the Trustee. . . . . . . . .  98
Section 1307. Removal of the Trustee. . . . . . . . . . .  99
Section 1308. Appointment of Successor Trustee by the
                   Bondholders; Temporary Trustee . . . .  99
Section 1309. Concerning Any Successor Trustee. . . . . .  99
Section 1310. Right of Trustee to Pay Taxes and
                   Other Charges. . . . . . . . . . . . .  100
Section 1311. Trustee Protected in Relying Upon
                   Resolutions, etc.. . . . . . . . . . .  101
Section 1312. Successor Trustee as Custodian of Funds . .  101
Section 1313. Trust Estate May Be Vested in Co-Trustee. .  101
Section 1314. Filing of Certain Continuation Statements .  102
Section 1315. Paying Agent; Co-Paying Agent . . . . . . .  102
Section 1316. Qualifications of Paying Agent and
                   Co-Paying Agent; Resignation; Removal.  103
Section 1317. Remarketing Agent . . . . . . . . . . . . .  104
Section 1318. Qualifications of Remarketing Agent;
                   Resignation; Removal . . . . . . . . .  104
Section 1319. Bond Registrar; Co-Bond Registrar . . . . .  105
Section 1320. Qualifications of Bond Registrar and Co-
                   Bond Registrar; Resignation; Removal .  105
Section 1321. Several Capacities. . . . . . . . . . . . .  106

                          ARTICLE XIV

                    MEETINGS OF BONDHOLDERS

Section 1401. Purposes for Which Bondholders' Meetings
                   May Be Called. . . . . . . . . . . . .  107
Section 1402. Place of Meetings of Bondholders. . . . . .  107
Section 1403. Call and Notice of Bondholders' Meetings. .  107
Section 1404. Persons Entitled to Vote at Bondholders'
                   Meetings . . . . . . . . . . . . . . .  108
Section 1405. Determination of Voting Rights; Conduct
                   and Adjournment of Meetings. . . . . .  108
                                                            PAGE

Section 1406. Counting Votes and Recording Action of
                   Meetings . . . . . . . . . . . . . . .  109
Section 1407. Revocation by Bondholders . . . . . . . . .  110

                           ARTICLE XV

                    SUPPLEMENTAL INDENTURES

Section 1501. Supplemental Indentures Not Requiring
                   Consent of Bondholders . . . . . . . .  111
Section 1502. Supplemental Indentures Requiring
                   Consent of Bondholders . . . . . . . .  112
Section 1503. Trustee Authorized to Join in Supplements;
                   Reliance on Counsel. . . . . . . . . .  113
Section 1504. Approval of Bank, etc.. . . . . . . . . . .  113

                          ARTICLE XVI

                  AMENDMENT OF LOAN AGREEMENT

Section 1601. Amendments, etc., to Loan Agreement Not
                   Requiring Consent of Bondholders . . .  114
Section 1602. Amendments, etc. to Loan Agreement Requiring
                   Consent of Bondholders . . . . . . . .  114
Section 1603. Trustee Authorized to Join in Amendments;
                   Reliance on Counsel. . . . . . . . . .  115
Section 1604. Approval of Bank, etc.. . . . . . . . . . .  115

                          ARTICLE XVII

                         MISCELLANEOUS

Section 1701. Consents, etc. of Bondholders . . . . . . .  116
Section 1702. Limitation of Rights. . . . . . . . . . . .  116
Section 1703. Severability. . . . . . . . . . . . . . . .  117
Section 1704. Notices . . . . . . . . . . . . . . . . . .  117
Section 1705. Payments Due on Saturdays, Sundays and
                   Holidays . . . . . . . . . . . . . . .  118
Section 1706. Counterparts. . . . . . . . . . . . . . . .  118
Section 1707. Laws Governing Indenture. . . . . . . . . .  118
Section 1708. References to Bank. . . . . . . . . . . . .  118
Section 1709. Limited Liability; Immunity of Directors
                   of the Issuer. . . . . . . . . . . . .  118
Section 1710. Resolution of Conflicts . . . . . . . . . .  119
Section 1711. Notice to Rating Agencies . . . . . . . . .  119

          EXHIBIT A - LETTER OF REPRESENTATIONS TO DTC

                   EXHIBIT B - FORMS OF BOND

                        TRUST INDENTURE


         THIS TRUST INDENTURE (this "Indenture"), dated as of January 1, 1994, made and entered into by and between the RHODE ISLAND PORT AUTHORITY AND ECONOMIC DEVELOPMENT CORPORATION (the "Issuer"), a public corporation, governmental agency and public instrumentality of the State of Rhode Island, and Rhode Island Hospital Trust National Bank (the "Trustee"), a national banking association organized and existing under and by virtue of the laws of the United States, having power and authority to accept and execute trusts, and having a principal corporate trust office in Canton, Massachusetts as Trustee, Paying Agent, Tender Agent and Bond Registrar;

                    W I T N E S S E T H:

         WHEREAS, the Issuer is authorized and empowered by the provisions of Chapter 64 of Title 42 of the General Laws of Rhode Island, 1956 (1993 Reenactment), as supplemented and amended (the "Act"), to construct, acquire, own, repair, develop, operate, maintain, extend, improve, rehabilitate, renovate, furnish and equip port projects including any real or personal property designed, intended or utilized for generating, manufacturing, producing, storing, transmitting, distributing, delivering or furnishing natural or manufactured gas, steam, electrical or nuclear energy, heat, light or power directly or indirectly to or for any project user or for the public; and

         WHEREAS, in accordance with its resolutions adopted July 19, 1982 and August 24, 1982, and in furtherance of the purposes of the Act, the Issuer issued its Electric Energy Facilities Revenue Bonds (Newport Electric Corporation Project) Series 1982 A in the principal amount of $6,200,000 (the "Series 1982 A Bonds") and Series 1982 B in the principal amount of $1,800,000 (the "Series 1982 B Bonds") pursuant to a Trust Indenture dated as of September 1, 1982 by and between the Issuer and Industrial National Bank, now known as Fleet National Bank ("Fleet"), as trustee (the "Original Indenture"); and

         WHEREAS, the Issuer loaned the proceeds of the Series
1982 A Bonds and the Series 1982 B Bonds to Newport Electric
Corporation (the "Company"), a corporation organized under the laws of the State of Rhode Island with its principal place of business in the Town of Middletown, Rhode Island pursuant to a Loan Agreement, dated as of September 1, 1982 (the "Original
Agreement") by and between the Issuer and the Company, and the Company accepted the proceeds of the Series 1982 A Bonds and the Series 1982 B
 Bonds from the Issuer upon the terms and conditions set forth in the Original Agreement; and

         WHEREAS, the Company used the proceeds of the Series 1982 A and Series 1982 B Bonds to finance, in part, the acquisition and installation of various machinery, equipment and fixtures to be used to improve and expand the capacity of the Company to generate, transmit and distribute electricity in the City of Newport and the Towns of Jamestown, Middletown, and Portsmouth, Rhode Island (the "Project"); and

         WHEREAS, in accordance with the Company's request, and a resolution of the Issuer adopted November 28, 1988, the Issuer issued its Electric Energy Facilities Revenue Bonds (Newport Electric Corporation Project) Series 1988 (the "Series 1988 Bonds") in the principal amount of $1,880,000 pursuant to the First Supplemental Indenture, dated as of December 1, 1988 by and between the Issuer and Fleet, as trustee (the "First Supplemental Indenture") to refund the Series 1982 B Bonds; and

         WHEREAS, the Company has requested, and the Issuer has agreed in accordance with resolutions adopted October 25, 1993, and November 29, 1993 to issue, pursuant to and upon the terms and conditions contained in this Indenture its Electric Energy Facilities Revenue Refunding Bonds (Newport Electric Corporation Project - 1994 Series) in the principal amount of $7,925,000 (hereinafter referred to as the "Bonds") to refund the Series 1982 A Bonds and the Series 1988 Bonds (the "Outstanding Bonds"); and

         WHEREAS, the execution and delivery of this Indenture and issuance of the Bonds under the Act have been in all respects duly and validly authorized by resolution duly passed and approved by the Issuer; and

         WHEREAS, the Issuer and the Company will enter into a Loan Agreement, dated as of January 6, 1994 (the "Loan Agreement"), under the terms of which the Issuer will use the proceeds of the sale of the Bonds to refund and replace the Outstanding Bonds and the Company will make loan payments sufficient to pay the principal and purchase price of, and the redemption premium (if any) and the interest on, the Bonds as the same become due and payable and to pay certain administrative expenses in connection with the Bonds; and

         WHEREAS, the Bonds shall be special obligations of the Issuer, payable solely out of the revenues or other receipts, funds or monies of the Issuer pledged therefor and shall not constitute nor give rise to a pecuniary liability or a charge against the general credit of the Issuer; and

          WHEREAS, as security for the payment of the Bonds, the Issuer has agreed to assign and pledge to the Trustee all right, title and interest of the Issuer in (a) the Loan Agreement (except certain rights reserved by the Issuer under the terms of this Indenture), together with the Loan Agreement itself, and (b) the "Pledged Revenues" (hereinafter defined); and

         WHEREAS, Canadian Imperial Bank of Commerce, a bank duly organized and validly existing under the laws of Canada and acting by and through its New York Agency (the "Bank"), has agreed, subject to certain conditions specified in the Reimbursement Agreement hereinafter defined, to issue an irrevocable Letter of Credit on the date of the initial delivery of the Bonds (the "Letter of Credit"), in favor of the Trustee, for the account of the Company, obligating the Bank to pay to the Trustee for the periods described therein upon request and in accordance with the terms thereof, up to (a) an aggregate amount not exceeding $7,925,000 for the payment of principal or that portion of the Purchase Price or Redemption Price of the Bonds corresponding to principal of the Bonds and
(b) an aggregate amount not exceeding $107,500 for the payment of interest or that portion of the Purchase Price or Redemption Price of the Bonds corresponding to interest on the Bonds (being an amount equal to interest accruing on the Bonds for a period of 45 days, calculated at an assumed rate of 11% on the basis of a 365-day year).

         WHEREAS, the Bank and the Company will enter into a Reimbursement Agreement dated January 6, 1994 (the "Reimbursement Agreement"), under the terms of which the Company will agree to reimburse the Bank for all amounts drawn by the Trustee under the Letter of Credit, together with any interest due on such amounts; and

         WHEREAS, in order to provide for the purchase of the Bonds authorized and issued pursuant to the authority of this Indenture which may be tendered by Registered Owners from time to time as more fully described herein, the Company has appointed and the Issuer has approved Goldman, Sachs & Co., New York, New York, to initially serve as Remarketing Agent for the purpose of remarketing any tendered Bonds and adjusting the interest rates thereon in accordance with the procedures set forth herein; and

         WHEREAS, all things necessary to make the Bonds, when authenticated by the Trustee and issued and delivered as in this Indenture provided, the legal, valid, binding and enforceable special obligations of the Issuer, according to the import thereof, and to create a valid assignment and pledge of the Pledged Revenues to the payment of the principal of, and the redemption premium (if any) and the interest on, the Bonds and a valid assignment of certain of the rights, title and interest of the Issuer in the Loan Agreement, have been done and performed, and the execution and delivery of this Indenture and the execution, issuance and delivery of the Bonds, subject to the terms hereof, have in all respects been authorized;

         NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, THIS
INDENTURE WITNESSETH:

         That the Issuer, in consideration of the premises and of the acceptance by the Trustee of the trusts hereby created, and of the purchase and acceptance of the Bonds by the holders thereof, and of the sum of TEN DOLLARS ($10.00), lawful money of the United States of America, to it paid by the Trustee, at or before the execution and delivery of these presents, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, in order to secure the payment of the principal of, and the redemption premium (if any) and the interest on, the Bonds and all other amounts payable by the Issuer pursuant to the terms of the Bonds and/or this Indenture according to their tenor and effect and to insure the performance and observance by the Issuer of all the agreements expressed or implied herein and in the Bonds, has given, granted, assigned, pledged, conveyed, mortgaged and transferred and does by these presents give, grant, assign, pledge, convey, mortgage and transfer to the Trustee, and to its successors in the trusts hereby created, and to them and their assigns forever:

                       GRANTING CLAUSE I.

         All right, title and interest of the Issuer in the Loan Agreement, together with the Loan Agreement itself, and all amendments, modifications and renewals thereof, reserving, however, the rights of the Issuer under Sections 5.6, 6.5, 6.6,
8.2 and 10.4 of the Loan Agreement.

                      GRANTING CLAUSE II.

         All right, title and interest of the Issuer in the Pledged Revenues.

         TO HAVE AND TO HOLD all the same with all privileges and appurtenances hereby given, granted, assigned, pledged, conveyed, mortgaged and transferred, or agreed or intended so to be to the Trustee and its successors in said trusts and to them and their assigns forever;

          IN TRUST, NEVERTHELESS, upon the terms and trusts herein set forth, for the equal and proportionate benefit, security and protection of all holders of the Bonds issued or to be issued under and secured by this Indenture, without preference, priority or distinction as to lien or otherwise of any of the Bonds over any of the others except as herein expressly provided;

         IT BEING, HOWEVER, UNDERSTOOD, that the Issuer, has no right, title and interest in the Letter of Credit (which will be issued and delivered by the Bank directly to the Trustee for the account of the Company) or in any of the proceeds of any drawing thereunder; there shall not be subject to the lien of this Indenture any proceeds of any drawing (or deemed drawing) under the Letter of Credit or any monies in the Credit Facility Account in the Bond Fund or the Bond Purchase Fund, or the Fixed Rate Credit Facility Account in the Bond Fund but the Letter of Credit, such proceeds and such monies shall be held by the Trustee hereunder in trust solely for the benefit of the owners of the Bonds, subject, however, to the provisions of Sections 606(b) and 805(c);

         PROVIDED, HOWEVER, that when the principal of, the redemption premium (if any) and the interest on, all of the Bonds secured hereby have been paid or shall be deemed to have been paid in accordance with the terms and provisions of this Indenture, and the other conditions specified in Section 1101 hereof shall have been satisfied, then this Indenture and the rights hereby granted shall cease, determine and be voided; otherwise, this Indenture shall be of full force and effect.

         THIS INDENTURE FURTHER WITNESSETH and it is expressly declared that all Bonds issued and secured hereunder are to be issued, authenticated and delivered and all property hereby given, granted, assigned, pledged, conveyed, mortgaged or transferred is to be dealt with and disposed of under, upon and subject to the terms, conditions, stipulations, agreements, trusts, uses and purposes as hereinafter expressed, and the Issuer has agreed and does hereby agree with the Trustee and with the respective holders, from time to time, of the Bonds or any part thereof, as follows:

                            ARTICLE I.

      DEFINITIONS AND CERTAIN RULES OF INTERPRETATION

         Section 101. Definitions. In addition to the words and terms elsewhere defined herein, the following words and terms as used herein shall have the following meanings unless the context or use clearly indicates another or different meaning or intent, and any other words and terms defined in the Loan Agreement and the Tax Regulatory Agreement, hereinafter defined, shall have the same meanings as assigned to them in the Loan Agreement and the Tax Regulatory Agreement unless when used herein the context or use clearly indicates another or different meaning or intent:

         "Accrued Interest Account" means the separate account of that name established in the Bond Fund created pursuant to
Section 601 hereof to hold the accrued interest on the Bonds paid by the purchasers thereof;

         "Act" means Chapter 64 of Title 42 of the General Laws of the State of Rhode Island, 1956 (1993 Reenactment), as amended and supplemented;

         "Act of Bankruptcy" means: (i) the Company shall commence a voluntary case under the federal bankruptcy laws, or shall become insolvent or unable to pay its debts as they become due, or shall make an assignment for the benefit of creditors, or shall apply for, consent to, or acquiesce in the appointment of, or taking possession by, a trustee, receiver, custodian or similar official or agent for itself or any substantial part of its property; (ii) a trustee, receiver, custodian or similar official or agent shall be appointed for the Issuer or the Company or for any substantial part of its property, and such trustee, receiver, custodian or similar official shall not be discharged within sixty (60) days; or
(iii) to the extent permitted under applicable law, the Issuer or the Company shall have an order or decree for relief in an involuntary case under the federal bankruptcy laws entered against it, or a petition seeking reorganization, readjustment, arrangement, composition, or other similar relief under the federal bankruptcy laws or any similar law for the relief of debtors shall be brought against it to the extent such proceeding shall not be discharged within sixty (60) days;

         "Additional Credit Facility" means any direct-pay letter of credit or other credit enhancement or support facility delivered to the Trustee pursuant to Article IX to pay any portion of the principal or redemption or Purchase Price of, or interest on, the Bonds while another Credit Facility is then in effect;

          "Administrative Expenses" means (i) a percentage administrative fee, if any, set by vote of the Board of Directors of the Issuer, in no case to exceed 1/8 of 1% per year of the principal amount of the Bonds outstanding, and (ii) the reasonable and necessary expenses incurred by the Issuer with respect to the Loan Agreement and this Indenture;

         "Alternate Credit Facility" means any direct-pay letter of credit, or irrevocable Letter of Credit delivered to the Trustee in accordance with Section 5.5 of the Loan Agreement, or other credit enhancement or support facility delivered to the Trustee pursuant to Section 904 (other than an Additional Credit Facility) and may include any combination of such facilities which may be issued in substitution for the previous Credit Facility or at its expiration, and shall include any extension of the Letter of Credit;

         "Alternate Fixed Rate Credit Facility" means any direct pay letter of credit delivered to the Trustee pursuant to Section 904A and may include any combination of such facilities in substitution for the previous Fixed Rate Credit Facility or at its expiration, and shall include any extension of the Fixed Rate Credit Facility;

         "Assumed L C Rate" means, with respect to a Credit Facility which is a letter of credit, the maximum rate of interest on the Bonds used to compute the stated amount of such letter of credit, such rate being initially the Maximum Rate;

         "Authorized Company Representative" means Authorized
Company Representative as defined in the Loan Agreement;

         "Authorized Issuer Representative" means Authorized
Issuer Representative as defined in the Loan Agreement;

         "Bank" means Canadian Imperial Bank of Commerce, in its capacity as the issuer of the Letter of Credit, its successors in such capacity and their assigns, and upon the issuance of any Alternate Credit Facility, the issuer of such Alternate Credit Facility. "Principal Office" of the Bank, means the principal office of Canadian Imperial Bank of Commerce, which office at the date of issuance and delivery of the Bonds is located at 425 Lexington Avenue, New York, New York 10017, and upon issuance of any Alternate Credit Facility, "Principal Office" of the Bank means the principal office of the issuer of such Alternate Credit Facility;

         "Bank Bonds" means all Bonds purchased pursuant to the Indenture with the proceeds from a Draft (as defined in the Reimbursement Agreement) made under the Letter of Credit;

          "Beneficial Owner" means any person who acquires beneficial ownership interest in a bond held by the Depository. In determining the Beneficial Owner of any Bond, the Trustee and the Remarketing Agent may rely exclusively upon written representations made and information given to the Trustee, or the Remarketing Agent by the Depository or its Participants with respect to any Bond held by the Depository in which a beneficial ownership is claimed;

         "Bond Counsel" means a firm of nationally recognized attorneys at law experienced in the financing of facilities for non-exempt persons through the issuance of tax-exempt revenue bonds under Section 103(b) of the Code and reasonably acceptable to the Issuer;

         "Bond Fund" means the Bond Fund created by Section 601 in which there shall be established a Company Payments Account, an Accrued Interest Account, a Credit Facility Account and, if applicable, a Fixed Rate Credit Facility Account;

         "Bond Purchase Fund" means the Bond Purchase Fund created pursuant to Section 801 and within which there shall be established a Company Payments Account, a Remarketing Account and a Credit Facility Account;

         "Bond Registrar" means the Trustee and any successor Trustee appointed and serving in such capacity pursuant to this Indenture. "Principal Office" of the Bond Registrar means the principal corporate trust office of the Trustee, which is Rhode Island Hospital Trust National Bank, located at 150 Royall Street, Canton, Massachusetts 02021, and with respect to any successor Bond Registrar, appointed and serving in such capacity pursuant to this Indenture, the principal office of such successor Bond Registrar designated in writing to the Issuer, the Company, the Trustee, the Bank, the Paying Agent, any Co-Paying Agent;

         "Bondholder" or "holder" or "owner" of the Bonds means the registered owner of any Bonds as shown on the registration books maintained by the Bond Registrar;

         "Bonds" means any and all of the Rhode Island Port Authority and Economic Development Corporation Electric Energy Facilities Revenue Refunding Bonds (Newport Electric Corporation Project - 1994 Series) in the aggregate principal amount of $7,925,000, to be issued by the Issuer under this Indenture;

         "Bond Year" means the period from the date of original issue of the Bonds through and including the date immediately preceding the first anniversary of such date of original issue, and each succeeding twelve-month period thereafter;

         "Business Day" means a day of the year, other than a Saturday or Sunday, on which banks are not required or authorized to close in New York, New York; Atlanta, Georgia or in the state in which the Principal Office of the Trustee, or the Principal Office of the Company, the Paying Agent or the Remarketing Agent is located and the New York Stock Exchange is open;

         "Code" means the Internal Revenue Code of 1954, as in effect on September 9, 1982, and such provisions of the Internal Revenue Code of 1986, as amended, as apply to the Bonds;

         "Company" means Newport Electric Corporation, a Rhode Island corporation, its successors and assigns, and any surviving, resulting or transferee corporation as permitted under Section 8.3 of the Loan Agreement. "Principal Office" of the Company means the principal office of the Company, which office at the date of issuance and delivery of the Bonds is located at Middletown, Rhode Island 02840;

         "Company Bonds" means any Bond or Bonds owned by, or held for the benefit of, the Company, or any parent company of the Company owning at least a majority of the securities of the Company having ordinary voting power for the election of directors (the "Parent Company"), or any Subsidiary of the Company or the Parent Company or any insider as such term is defined under the federal Bankruptcy Code or guarantor (which Subsidiaries, Parent Company, insiders or guarantors are collectively referred to herein as "Affiliates"), including, without limitation, any Bonds which have been purchased by the Trustee hereunder for the account of the Company as described in Section 309;

         "Company Payments Account" means the separate account of that name established in the Bond Fund with the Trustee pursuant to Section 601 and as the context requires, the separate account of that name established in the Bond Purchase Fund with the Trustee pursuant to Section 801;

         "Conversion Date" means (a) when used with respect to the Fixed Rate Period, the Fixed Rate Conversion Date, (b) when used with respect to the Flexible Rate Period, the Flexible Rate Conversion Date, (c) when used with respect to the Weekly Rate Period, the Weekly Rate Conversion Date. Each Conversion Date shall be an Interest Payment Date;

          "Counsel" means an attorney, or firm thereof, admitted to practice law before the highest court for any state in the United States of America or the District of Columbia;

         "Credit Facility" means the Letter of Credit, any Alternate Credit Facility, any Additional Credit Facility,
Fixed Rate Credit Facility, or Alternate Fixed Rate Credit
Facility delivered to the Trustee hereunder;

         "Credit Facility Account" means the separate account of that name established in the Bond Fund with the Trustee pursuant to Section 601 to hold proceeds of drawings on the Letter of Credit to pay principal of and interest on the Bonds or the separate account of that name established in the Bond Purchase Fund with the Trustee pursuant to Section 801;

         "Credit Facility Issuer" means the Bank with respect to the Letter of Credit or the institution issuing any Alternate Credit Facility, Additional Credit Facility, or Fixed Rate Credit Facility Provider and for purposes of giving any consent, approval, acceptance, instructions or similar direction hereunder and under the Loan Agreement, shall include any financial institution acting as agent for any Credit Facility Issuer.

         "Date of Issuance" means the date of original issuance and delivery of the Bonds authorized hereunder;

         "Default" means an event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default;

         "Default Rate" means the rate of interest established pursuant to Section 1.4(e) of the Reimbursement Agreement;

         "Defeasance Obligations" means noncallable (i) United States Government Obligations or (ii) evidence of ownership of specified (book-entry) United States Government Obligations, which United States Government Obligations are held by a bank or trust company organized and existing under the laws of the United States of America or any state thereof in the capacity of custodian;

         "Depository" means the Depository Trust Company, or any other Depository appointed and serving in such capacity pursuant to this Indenture. "Principal Office" of the Depository means, with respect to the Depository Trust Company, 55 Water Street, 49th Floor, New York, New York 10041, or such other office of the Depository designated in writing to the Issuer, the Company, the Trustee, the Bank, the Paying Agent, any Co-Paying Agent, the Bond Registrar and the Remarketing Agent;

         "Determination of Taxability" means (i) the enactment of legislation or the adoption of final regulations or a final decision, ruling or technical advice by any federal judicial or administrative authority which has the effect of requiring interest on the Bonds to be included in the gross income of the holders for federal income tax purposes (other than a holder who is a Substantial User of the Project or a Related Person),
(ii) the receipt by the Trustee of an opinion by Bond Counsel selected by the Company to the effect that interest on the Bonds is to be included in the gross income of the holders for federal income tax purposes (other than a holder who is a Substantial User of the Project or a Related Person), or
(iii) the failure to redeem the Series 1982 A and the Series 1988 Bonds as provided in Section 703 within ninety (90) days after the date the Bonds are issued; provided that no decision by any court or decision, ruling or technical advice by any administrative authority shall be considered final unless the holder involved in the proceeding or action giving rise to such decision, ruling or technical advice (A) gives the Company, the Bank, and the Trustee prompt written notice of the commencement thereof, and (B) offers the Company the opportunity to control the contest thereof, provided the Company shall have agreed to bear all expenses in connection therewith and to indemnify the holder against all periods for judicial review or appeal;

         "DTC" means The Depository Trust Company, New York,
New York or any successor Depository for the Bonds;

         "Effective Date" means, with respect to a Bond in the Flexible and Weekly Modes, the date on which a new Rate Period for the Bond takes effect;

         "Electronic Notice" means notice transmitted through a time-sharing terminal, if operative as between any two parties, or if not operative, in writing, by facsimile transmission or by telephone (promptly confirmed in writing or by facsimile transmission);

         "Event of Default" means the events specified in
Section 1201;

         "Extraordinary Services" and "Extraordinary Expenses" means all services rendered and all expenses incurred by the Trustee under this Indenture other than Ordinary Services and Ordinary Expenses;

          "Financing Statements" means any and all financing statements (including continuation statements) filed for record from time to time to perfect the security interests created or assigned in this Indenture;

         "Fixed Rate" means a rate of interest on the Bonds that is fixed for the remaining term of the Bonds;

         "Fixed Rate Conversion Date" means the date upon which the Fixed Rate first becomes effective for the Bonds;

         "Fixed Rate Credit Facility" means the fixed rate credit facility described in Section 901A hereof and, includes any Alternate Fixed Rate Credit Facility upon the issuance thereof;

         "Fixed Rate Credit Facility Account" means the separate account of that name established in the Bond Fund by the Trustee pursuant to Section 601 to hold proceeds of drawings on the Fixed Rate Credit Facility to pay principal of, and premium, if any, and interest on Bonds bearing interest at a Fixed Rate;

         "Fixed Rate Credit Facility Reimbursement Agreement" means the agreement between the Company and the Provider pursuant to which the Fixed Rate Credit Facility is provided;

         "Fixed Rate Mode" has the meaning set forth in the form of Fixed Rate Bonds;

         "Fixed Rate Period" means the period during which Bonds bear interest at a Fixed Rate;

         "Flexible Mode" has the meaning set forth in the form of Flexible Bonds;

         "Flexible Rate" means a rate of interest set by the Remarketing Agent for the Flexible Rate Period;

         "Flexible Rate Conversion Date" means the date on which a Flexible Rate Mode for the Bonds takes effect;

         "Flexible Rate Period" means as to any Bond, the period of from one (1) to 270 days set by the Remarketing Agent during which period the Bond shall bear interest at a Flexible Rate, provided that no Flexible Rate Period may exceed the maximum number of days of interest coverage under the Letter of Credit or any substitute or replacement therefor, minus eight
(8) days;

          "Government Obligations" means (a) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged, or (b) obligations issued by a person controlled or supervised by and acting as an instrumentality of the United States of America, the payment of the principal of, premium, if any, and the interest on which is fully guaranteed as a full faith and credit obligation of the United States of America (including any securities described in (a) or (b) issued or held in book-entry form on the books of the Department of Treasury of the United States of America), which obligations, in either case, are not subject to redemption prior to maturity at less than par by anyone other than the holder;

         "Indenture" means this Trust Indenture, dated as of January 1, 1994, between the Issuer and the Trustee, including any indentures supplemental hereto;

         "Interest Computation Period" means, with respect to all Bonds in the Weekly Mode, each period prior to the Conversion Date from and including Wednesday in each calendar week to and including the Tuesday in the following calendar week, except that the first Interest Computation Period shall be the period from and including the date of initial authentication and delivery of the Bonds to and including the next Tuesday and the last Interest Computation Period shall be the period from and including the Wednesday immediately prior to September 1, 2011 to but not including September 1, 2011. For each Bond in the Flexible Mode, "Interest Computation Period" means each period from the Effective Date of the Flexible Rate through to and including the last day of the Rate Period selected for that Bond;

         "Interest Determination Date" shall mean the first Business Day preceding the first day of an Interest Computation Period in the case of the Weekly Mode, the first day of an Interest Computation Period in the case of the Flexible Mode and the second Business Day preceeding the first day of the Interest Computation Period in the case of Fixed Rate Mode;

         "Interest Payment Date" means each date on which interest is payable on the Bonds as provided in the forms of Bond;

         "Interest Period" means the period from and including any Interest Payment Date to and including the day immediately preceding the next following Interest Payment Date, as applicable;

          "Issuer" means the Rhode Island Port Authority and Economic Development Corporation, a public corporation, governmental agency and public instrumentality of the State, duly organized and existing under the laws of the State, and any body, board, authority, agency or other political subdivision or instrumentality of the State which shall hereafter succeed to the powers, duties, and functions thereof;

         "Letter of Credit" means the irrevocable Letter of Credit to be delivered by the Bank to the Trustee in accordance with the Loan Agreement and the Reimbursement Agreement, including any extensions or renewals thereof, or, upon issuance of any Alternate Credit Facility, "Letter of Credit" means and includes such Alternate Credit Facility;

         "Letter of Representations" means the Letter of Representations by the Issuer, Remarketing Agent, Tender Agent,
Paying Agent, Trustee and the Depository, and any amendments or supplements thereto;

         "Loan Agreement" means the Loan Agreement, dated as of January 6, 1994, by and between the Issuer and the Company, including any amendments thereto;

         "Loan Term" means Loan Term as defined as defined in the Loan Agreement;

         "Mandatory Tender Date" means a Business Day on which any Bonds subject to mandatory tender are purchased;

         "Maximum Rate" means the maximum interest rate on the Bonds, which rate is 11% per annum. The Maximum Rate for any Bond may be increased at any time but not above 11% and decreased on any Effective Date for Bonds in the Flexible Mode or on any Conversion Date for Bonds in the Weekly Mode by the Company filing with the Issuer and the Trustee a certificate stating the new Maximum Rate. There may be more than one Maximum Rate in effect from time to time, but there shall not be more than one Maximum Rate for each Mode. In no event shall an increase in a Maximum Rate be permitted to cause the amount entitled to be drawn under a Credit Facility to be less than the minimum required amount specified in Sections 5.3 and 5.4 of the Loan Agreement. In no event shall the Maximum Rate be increased or decreased unless the Trustee has received an opinion of Bond Counsel reasonably satisfactory to it to the effect that such change in the Maximum Rate will not cause interest on the Bonds to be included in gross income of the owners thereof for federal income tax purposes;

          "Mode" means the period for and the manner in which the interest rates on the Bonds are set and includes the Flexible Mode, the Weekly Mode, and the Fixed Rate Mode;

         "Moody's" means Moody's Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and their assigns, and if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Issuer and approved by the Remarketing Agent and the Company;

         "Optional Tender Date" means a Business Day not prior to the seventh day next-succeeding the date of delivery of an Optional Tender Notice as herein defined which date the Bonds so tendered shall be purchased pursuant to an optional tender in the form of Weekly Bonds;

         "Optional Tender Notice" means a written notice of the Registered Owners of Bonds bearing interest at Weekly Rates of their election to have their Bonds (or portions thereof) purchased at the applicable Purchase Price;

         "Ordinary Services" and "Ordinary Expenses" means those services normally rendered and those expenses normally incurred by a trustee under instruments similar hereto, including, but not limited to, counsel fees and expenses;

         "Outstanding or outstanding", when used with reference to the Bonds at any date as of which the amount of outstanding Bonds is to be determined, means all Bonds which have been authenticated and delivered by the Trustee hereunder, except:

         (a) Bonds cancelled at or prior to such date;

         (b) Bonds for the payment or redemption of which sufficient money and/or Government Obligations meeting the terms and conditions specified in Section 1102 shall have been theretofore transferred or deposited into the Bond Fund (whether upon or prior to the maturity or redemption date of any such Bonds); provided that if such Bonds are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given or arrangements satisfactory to the Trustee shall have been made therefor, or waiver of such notice satisfactory in form to the Trustee shall have been filed with the Trustee;

         (c) Bonds in lieu of which others have been authenticated under Section 207 or 208;

          (d) For purposes of any consent or other action to be taken by the holders of a specified percentage of outstanding Bonds hereunder, all Company Bonds; and

         (e) Untendered Bonds for which there has been irrevocably deposited in trust in the Bond Purchase Fund moneys sufficient to pay the purchase price thereof pursuant to Section 301 or 302;

         "Paying Agent" and "Co-Paying Agent" means the Trustee appointed and serving in such capacity pursuant to this Indenture. "Principal Office" of the Paying Agent means the principal corporate trust office of the Trustee, which is Rhode Island Hospital Trust National Bank, 150 Royall Street, Canton, Massachusetts 02021, or with respect to any Co-Paying Agent appointed and serving in such capacity pursuant to this Indenture, the principal office of such Co-Paying Agent designated in writing to the Issuer, the Company, the Trustee, the Bank, the Bond Registrar and the Remarketing Agent;

         "Payment in full of the Bonds" specifically encompasses the situations referred to in Section 1102;

         "Permitted Investments" means (i) obligations of the United States of America; (ii) obligations the principal of and interest on which are guaranteed by the United States of America; and (iii) obligations of agencies and instrumentalities of the United States of America; (iv) obligations the interest on which is excluded from gross income under Section 103(a) of the Code, which obligations are rated in one of the three highest debt rating categories of Moody's or S&P; (v) certificates of deposit, bankers' acceptances or repurchase agreements of the Trustee or banks and trust companies organized under the laws of the United States of America or any state thereof, having total assets of not less than $500,000,000 and which maintain an active secondary market for such certificates of deposit, provided that any repurchase agreements shall be secured by obligations described in (i) above; and (vi) shares of any money market fund that has at least 85% of its assets invested in investments of the types described in clauses (i), (ii) and (iii) above;

         "Person" means any natural person, individual, corporation, cooperative, joint venture, partnership, trust, unincorporated organization, government or governmental body, agency, political subdivision or other legal entity as in the context may be appropriate;

         "Pledge Agreement" means that certain Pledge Agreement by and between the Company and the Bank attached as Exhibit D to the Reimbursement Agreement;

          "Pledged Revenues" means and shall include:

         (a) the loan payments and other payments required to be made by the Company under the Loan Agreement, except for
    (i) payments to be made to the Trustee for services rendered as Trustee under the Indenture and to the Bond Registrar and Paying Agent for the Bonds, and (ii) expenses, indemnification and other payments required to be made pursuant to sections 5.6, 6.5, 6.6 and 10.4 thereof, and (iii) payments required to be made into the Rebate Fund;

         (b) all amounts on deposit from time to time in the Bond Fund, subject to provisions of the Loan Agreement and this Indenture permitting the application thereof for the purposes and on the terms and conditions set forth therein and herein;

         (c) any proceeds which arise upon any disposition of the Trust Estate; and

         (d)  any other revenues arising out of or in
    connection with the Issuer's interest in the Project;

provided, however, that such terms shall not include any of the proceeds of any drawing (or deemed drawing) under the Letter of Credit or any moneys in the Credit Facility Account in the Bond Fund or the Bond Purchase Fund or in the Fixed Rate Credit Facility Account in the Bond Fund;

         "Prime Rate" means the rate of interest announced from time to time by the Trustee as its "prime rate". Changes in the Prime Rate shall take effect on the date announced, unless otherwise specified in the announcement;

         "Project" means "Project" as defined on page 2 herein;

         "Project Fund" means the Project Fund created pursuant to Section 701 herein;

         "Provider" means any financial institution providing a Fixed Rate Credit Facility or Alternate Fixed Rate Credit
Facility pursuant to Article IX-A.

         "Purchase Date" means, while the Bonds are in a Flexible or Weekly Mode, the date on which Bonds shall be required to be purchased pursuant to a mandatory or optional tender in accordance with the provisions in the forms of Flexible or Weekly Rate Bonds;

          "Purchase Price" shall have the meanings set forth in the forms of Flexible and Weekly Rate Bonds;

         "Rate Period" or "Period" when used with respect to any particular rate of interest for a Bond in the Flexible or Weekly Mode, the period during which such rates of interest determined for such Bond will remain in effect as described herein;

         "Rebate Fund" means the Rebate Fund created pursuant to Section 704 herein;

         "Record Date" means (i) for Weekly Mode, the close of business on the Business Day immediately preceding the first Business Day of each calendar month, (ii) for Flexible Mode, the close of business on the first Business Day following the last day of the Rate Period for that Bond; and (iii) for Fixed Rate Mode, the fifteenth (15th) day (whether or not a Business
Day) of the month immediately preceding the applicable Interest
Payment Date;

         "Redemption Price" means the principal of and premium, if any of, plus accrued interest on, any Bond being redeemed;

         "Registered Owner" means the Bondholder;

         "Reimbursement Agreement" means the Reimbursement
Agreement by and between the Company and the Bank dated
January 6, 1994, including any amendments thereto and any other
Reimbursement Agreement by and between the Company and a Credit
Facility Issuer including a Fixed Rate Credit Facility
Reimbursement Agreement;

         "Related Person" means Related Person as defined in the Tax Regulatory Agreement;

         "Remarketing Account" means the separate account of that name established in the Bond Purchase Fund with the Trustee pursuant to Section 801 to hold the proceeds of any remarketing of the Bonds by the Remarketing Agent;

         "Remarketing Agent" means the remarketing agent at the time serving as such under the Remarketing Agreement, initially
Goldman, Sachs & Co.;

         "Remarketing Agent's Agreement" means the Remarketing
Agent's Agreement dated January 5, 1994, among the Company and the Remarketing Agent and approved by the Issuer, including any amendments thereto;

          "S&P" means Standard & Poor's Ratings Group, a corporation organized and existing under the laws of the State of New York, its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Issuer with the approval of the Remarketing Agent and the Company;

         "State" means the State of Rhode Island and Providence
Plantations;

         "Stated Amount" means the Stated Amount as defined in the Letter of Credit;

         "Stated Termination Date" means the stated termination date of the Letter of Credit. If the Letter of Credit is extended, an Alternate Credit Facility is provided as described in Section 904, a Fixed Rate Credit Facility is provided as described in Section 901A, or an Alternate Fixed Rate Credit Facility is provided as described in Section 904A, "Stated Termination Date" means the expiration date of the Letter of Credit as last so extended or the expiration date of such other Credit Facility.

         "Subsidiary" means any corporation at least a majority of whose securities (other than directors' qualifying shares) having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) is at the time owned by another corporation (the "parent") and/or one or more of the Subsidiaries of the parent;

         "Substantial User" means Substantial User as defined in the Tax Regulatory Agreement;

         "Tax Regulatory Agreement" means the Tax Regulatory
Agreement dated January 6, 1994, by and among the Company, the Issuer and the Trustee, including any amendments thereto;

         "Tender Agent" means the Trustee appointed and serving in such capacity pursuant to this Indenture;

         "Tendered Bonds" means all Bonds subject to purchase at the election of the Registered Owner thereof and presented to the Remarketing Agent for purchase;

         "Test-Period Beneficiary" means Test-Period
Beneficiary as defined in the Tax Regulatory Agreement;

          "Trustee" means Rhode Island Hospital Trust National Bank, a national banking association organized and existing under and by virtue of the laws of the United States, or any co-trustee or successor trustee under this Indenture. "Principal Office" of the Trustee means the principal corporate trust office of Rhode Island Hospital Trust National Bank, which office on the date of issuance and delivery of the Bonds is located at 150 Royall Street, Canton, Massachusetts 02021,
Attention: Corporate Trust Division, and upon appointment of any successor trustee under this Indenture, "Principal Office" of the Trustee means the principal corporate trust office of any such successor trustee;

         "Trust Estate" means the property described in the granting clauses hereof;

         "U.C.C." means the Uniform Commercial Code of the State, as now or hereafter amended;

         "Untendered Bonds" shall have the meaning given to such term in Section 207 hereof;

         "Variable Rate" means, as the context requires, the Weekly or Flexible Rate applicable from time to time on Bonds;

         "Variable Rate Period" means each period during which Bonds bear interest at a specific Variable Rate;

         "Weekly Mode" has the meaning set forth in the form of Weekly Bond;

         "Weekly Rate" means the interest rate to be determined for Bonds on a weekly basis pursuant to Section 203A hereof;

         "Weekly Rate Conversion Date" means each day on which the Bonds convert to the Weekly Mode from another mode pursuant to Section 203A hereof; and

         "Weekly Rate Period" means the period during which Bonds bear interest at a Weekly Rate.

         Section 102.  Certain Rules of Interpretation.  The
definitions set forth herein shall be equally applicable to both the singular and plural forms of the words and terms therein defined and shall cover all genders.

         "Herein", "hereby", "hereunder", "hereof",
"hereinbefore", "hereinafter" and other equivalent words refer to this Indenture and not solely to the particular Article, Section or subdivision hereof in which such word is used.

          Reference herein to an Article number (e.g., Article
IV) or a Section number (e.g., Section 702) shall be construed to be a reference to the designated Article number or Section number hereof unless the context or use clearly indicates another or different meaning or intent.

                          ARTICLE II

                         THE BONDS

         Section 201. Authorized Amount of Bonds. No Bonds may be issued under the provisions of this Indenture except in accordance with this Article. The total principal amount of Bonds that may be issued hereunder is expressly limited to $7,925,000.

         Section 202.  Issuance of Bonds.

              (a) The Bonds (i) shall be designated "Rhode
    Island Port Authority and Economic Development Corporation Electric Energy Facilities Revenue Refunding Bonds (Newport Electric Corporation Project - 1994 Series)", (ii) shall be dated as of the date of issuance, (iii) shall be in the aggregate principal amount of $7,925,000, (iv) shall mature on September 1, 2011, and (v) shall bear interest at the rate or rates set forth in Section 201A hereof.

         While in the Flexible Mode and Weekly Mode, interest on the Bonds shall be computed on the basis of actual days elapsed, divided by 365 or 366, as appropriate. While in the Fixed Rate Mode, interest on the Bonds shall be computed on the basis of a 360-day year consisting of twelve (12) 30-day months.

         Upon the execution and delivery hereof, the Issuer shall execute the Bonds and deliver them to the Trustee for initial authentication. On the Date of Issuance, at the direction of the Issuer, the Trustee shall authenticate the Bonds and deliver same to DTC, on behalf of the purchaser or purchasers thereof. Unless the Issuer shall otherwise direct, the Bonds shall each be lettered "R" and shall each be numbered separately from 1 upward.

         All Bonds bearing interest at Weekly Rates shall be issued in denominations of $100,000 or whole multiples thereof, with a single denomination of an additional $25,000. All Bonds bearing interest at a Flexible Rate shall be issued in denominations of $100,000 or any multiple of $1,000 in excess of $100,000.

         All Bonds bearing interest at the Fixed Rate shall be issued in denominations of $5,000 or a whole multiple thereof.

         (b)  Registration of Bonds in Book-Entry Only System.

              (i)  The provisions of this Subsection shall
         apply with respect to any Bond registered to Cede & Co. or any other nominee of DTC while the Book-Entry Only System, as defined from time to time by DTC, is in effect.

              (ii) The Bonds shall initially be issued in the form of a separate single authenticated fully registered bond in the amount of each separate stated maturity of the Bonds. On the date of original delivery thereof, the Bonds shall be registered in the registry books of the Bond Registrar in the name of Cede & Co., as nominee of DTC. With respect to Bonds registered in the registry books kept by the Bond Registrar, the Issuer, the Company, the Paying Agent, and the Trustee shall have no responsibility or obligation to any Participant (which means securities brokers and dealers, banks, trust companies, clearing corporations and various other entities, some of whom and/or their representatives own DTC) or to any Beneficial Owner (which means, when used with reference to the Book-Entry Only System, the person who is considered the beneficial owner thereof pursuant to the arrangements for book entry determination of ownership applicable to DTC) including with regard to (A) the accuracy of the records of DTC or any Participant with respect to any ownership interest in the Bonds, (B) the delivery to any Participant, any Beneficial Owner, or any other person, other than DTC, of any notice with respect to the Bonds, including any notice of redemption, or (C) the payment to any Participant, any Beneficial Owner or any other person, other than DTC, of any amount with respect to the principal of or premium, if any, or interest on the Bonds. The Paying Agent shall pay all principal of and premium, if any, and interest on the Bonds only to or upon the order of DTC, and all such payments shall be valid and effective to fully satisfy and discharge the Issuer's obligations with respect to the principal of and premium, if any, and interest on the Bonds to the extent of the sum or sums so paid. No person other than DTC shall receive an authenticated Bond evidencing the obligation of the Issuer to make payments of principal of and premium, if any, and interest pursuant to this Indenture. Upon delivery by DTC to the Trustee of written notice to the effect that DTC has determined to substitute a new nominee in place of Cede & Co., the words "Cede & Co." in this Indenture shall refer to such new nominee of DTC.

               (iii) Upon receipt by the Issuer or the Trustee of written notice from DTC to the effect that DTC is unable or unwilling to discharge its responsibilities, and communication of such notice to the Bond Registrar, the Bond Registrar shall issue, transfer and exchange Bonds as requested by DTC in appropriate amounts, and whenever DTC requests the Issuer, the Bond Registrar and the Paying Agent to do so, the Issuer, the Bond Registrar and the Paying Agent will cooperate with DTC in taking appropriate action after reasonable notice (A) to arrange for a substitute bond depository willing and able upon reasonable and customary terms to maintain custody of the Bonds or
         (B) to make available Bonds registered in whatever name or names the Bondholders transferring or exchanging Bonds shall designate, in accordance with Subsection 202(c) below.

              (iv) In the event the Issuer determines that it is in the best interests of the Beneficial Owners that they be able to obtain Bond certificates, the Issuer may so notify DTC, the Paying Agent, the Bond Registrar and the Trustee, whereupon DTC will notify the Participants of the availability through DTC of certificates for Bonds. In such event, the Bond Registrar shall issue, transfer, and exchange certificates for Bonds as requested by DTC in appropriate amounts, and whenever DTC requests the Issuer, the Paying Agent, the Bond Registrar, and the Trustee to do so, the Trustee, the Bond Registrar, the Paying Agent, and the Issuer will cooperate with DTC in taking appropriate action after reasonable notice to make available Bonds registered in whatever name or names the Beneficial Owners transferring or exchanging Bonds shall designate, in accordance with Subsection 202(c) below.

              (v) Notwithstanding any other provision of this Indenture to the contrary, so long as any Bond is registered in the name of Cede & Co., as nominee of DTC, all payments with respect to the principal of and premium, if any, and interest on such Bond and all notices with respect to such Bond shall be made and given, respectively, to DTC as provided in the Representation Letter, the form of which is included as Exhibit A to this Indenture.

              (vi)  In connection with any notice or other
         communication to be provided to Bondholders pursuant to this Indenture by the Issuer or the Trustee with respect to any consent or other action to be taken by Bondholders, DTC shall consider the date of receipt of notice of such consent or other action as the record date for such consent or other action, provided that the Issuer or the Trustee may establish a special record date for such consent or other action. The Issuer or the Trustee, as applicable, shall give DTC notice of such special record date not less than 15 calendar days in advance of such special record date to the extent possible.

         (c) Non Book-Entry Only System for Bonds. In the event that the Book-Entry Only System pursuant to Subsection 202(b) is discontinued, the Bonds shall be issued as certificates in fully registered form.

         Section 203. Execution. The Bonds shall be executed on behalf of the Issuer by the manual or facsimile signature of its Chairman, Vice Chairman, Executive Director, Deputy Director, Secretary, Assistant Secretary, Treasurer or their designees and the Issuer's corporate seal shall be affixed thereto or printed or otherwise reproduced thereon and attested by the manual or facsimile signature of its Secretary or Assistant Secretary, or their designees. If any officer of the Issuer who shall have executed any Bond shall cease to be such officer before the Bond so executed (by manual or facsimile signature) shall be authenticated and delivered by the Trustee, such Bond nevertheless may be authenticated and delivered as though the person who executed such Bond had not ceased to be such officer of the Issuer, and also any Bond may be executed on behalf of the Issuer by such persons as at the actual time of such execution of such Bond shall be the proper officers of the Issuer, although at the date of such Bond such persons may not have been officers of the Issuer.

         Section 204. Authentication. Only such Bonds as shall have endorsed thereon a certificate of authentication substantially in the form hereinafter set forth executed by the Trustee shall be entitled to any right or benefit hereunder.
No Bond shall be valid or obligatory for any purpose unless and until such certificate of authentication shall have been executed by the Trustee, as Bond Registrar, and such executed certificate of the Trustee upon any such Bond shall be conclusive evidence that such Bond has been authenticated and delivered hereunder. Said certificate of authentication on any Bond shall be deemed to have been executed by the Trustee if signed by an authorized signatory of the Trustee, but it shall not be necessary that the same signatory sign the certificate of authentication on all of the Bonds issued hereunder.

          Section 205.  Form of Bonds.  The Bonds, the
certificate of authentication, the form of assignment and the schedule of payments on account of principal, if any, shall be in substantially the forms attached hereto as Exhibit B with such appropriate variations, omissions, substitutions and insertions as are permitted or required hereby and may have such letters, numbers or other marks of identification and such legends and endorsements placed thereon, as may be required to comply with any applicable laws or rules or regulations, or as may, consistently herewith, be determined by the officers executing such Bonds, as evidenced by their execution of the Bonds.

         Section 206. Delivery of Bonds. Upon the execution and deliver of this Indenture, and satisfaction of the condition established by the Issuer and in the Bond Purchase Agreement for initial delivery of the Bonds, the Issuer shall execute the Bonds and deliver them to the Trustee. Thereupon, the Trustee shall authenticate the Bonds and the Trustee shall deliver them to, or on the order of, the Purchaser, as directed by the Issuer in accordance with this Section.

         Before the Trustee delivers any Bonds, the Trustee shall have received a written request and authorization to the Trustee on behalf of the Issuer, signed by the Authorized Issuer Representative, to have the Trustee authenticate the Bonds and have the Trustee deliver the Bonds as directed by the Issuer upon payment to the Trustee of the amount specified therein (including without limitation, any accrued interest), which amount shall be deposited as provided in this Indenture.

         The Trustee, as authenticating agent hereunder, may authenticate and deliver Bonds as directed by the Remarketing
Agent or the Issuer.

         Section 207. Mutilated, Lost, Stolen, Destroyed or Untendered Bonds. If any Bond is mutilated, lost, stolen or destroyed, or if a Bond subject to mandatory tender or subject to a notice of tender is not tendered at the appropriate time (an "Untendered Bond"), then the Issuer may execute and the Trustee (upon the receipt of a written authorization from the Issuer) or the Paying Agent may cancel the old certificate, authenticate and deliver a new Bond of the same maturity, interest rate (if stated), aggregate principal amount and tenor in lieu of and in substitution for the Bond mutilated, lost, stolen, destroyed, or an Untendered Bond; provided that, in the case of any mutilated Bond, such mutilated Bond shall first be surrendered to the Trustee, and in the case of any lost, stolen or destroyed Bond, there shall be first furnished to the Trustee evidence satisfactory to it of the ownership of such Bond and of such loss, theft or destruction, together with indemnity satisfactory to it. If any such Bond shall have matured or a redemption date pertaining thereto shall have passed, instead of issuing a new Bond the Issuer may pay the same without surrender thereof. The Issuer and the Trustee may charge the holder of such Bond with their reasonable fees and expenses in this connection.

         In executing a new Bond and in furnishing the Trustee with the written authorization to authenticate and deliver a new Bond as provided for in this Section, the Issuer may rely conclusively on a representation of the Trustee that the Trustee is satisfied with the adequacy of the evidence presented concerning the mutilation, loss, theft or destruction of any Bond.

         Section 208. Exchangeability and Transfer of Bonds; Persons Treated as Owners. The ownership of each Bond shall be recorded in the registration books of the Issuer, which books shall be kept by the Bond Registrar at its Principal Office and shall contain such information as the Trustee and Bond Registrar shall deem appropriate for the administration of their duties under this Indenture.

         Any holder of a Bond, in person or by his duly authorized attorney, may register the transfer of title to such Bond on the books of registration kept by the Bond Registrar, upon surrender of such Bond at the Principal Office of the Bond Registrar, together with a written instrument of transfer (in substantially the form of assignment attached to the Bond) executed by such holder or his duly authorized attorney and such other documents as the Bond Registrar may reasonably require. Upon surrender for registration of transfer of any Bond, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Bond or Bonds of the same maturity, interest rate, aggregate principal amount and tenor and of any authorized denomination or denominations.

         Bonds may be exchanged at the Principal Office of the Bond Registrar for an equal aggregate principal amount of Bonds of the same maturity, interest rate, aggregate principal amount and tenor and of any authorized denomination or denominations. The Issuer shall execute and the Trustee shall authenticate and deliver Bonds which the Bondholder making the exchange is entitled to receive, bearing numbers not contemporaneously then outstanding.

         Such registrations of transfers or exchanges of Bonds shall be without charge to the holders of such Bonds, but any taxes or other governmental charges required to be paid with respect to the same shall be paid by the holder of the Bond requesting such registration of transfer or exchange as a condition precedent to the exercise of such privilege.

         The Bond Registrar shall not be required to register any transfer or exchange any Bond during the period following any Record Date and preceding the related Interest Payment Date of such Bond, or to register any transfer or exchange any Bond after the giving of notice calling such Bond for redemption or partial redemption has been made.

         The person in whose name any Bond shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of or on account of either principal or interest shall be made only to or upon the order of the registered owner thereof or his duly authorized attorney, but such registration may be changed as hereinabove provided. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Bond to the extent of the sum or sums so paid.

         All Bonds issued upon any transfer or exchange of Bonds shall be legal, valid and binding limited special obligations of the Issuer, evidencing the same debt, and entitled to the same security and benefits under this Indenture as the Bonds surrendered upon such transfer or exchange.

         In executing any Bond upon exchange or transfer provided for in this Section, the Issuer may rely conclusively on a representation of the Bond Registrar that such execution is required.

         Section 209.  [Reserved]

         Section 210.  Payment of Principal, Purchase Price,
Redemption Price and Interest; Persons Entitled Thereto.

         (a) The principal, Purchase Price, or Redemption Price of each Bond shall be payable upon surrender of such Bond at the Principal Office of Paying Agent. During any Weekly or Flexible Rate Period, payments of Purchase Price of the Bonds shall be payable in immediately available funds by the Paying Agent by wire or bank transfer within the continental United States to such accounts as specified in the registration books of the Bond Registrar as of the date of payment. During a Fixed Rate Period, payments of principal or Redemption Price of the Bonds shall be payable by check or draft in clearing house funds at the Principal Office of the Paying Agent. Such payments shall be made to the Registered Owner of the Bond so surrendered, as shown on the registration books maintained by the Bond Registrar on the date of payment or as assigned. The Purchase Price or Redemption Price shall not include interest to the extent that interest accrued to the Purchase Date or redemption date is paid on or prior to the Purchase Date or redemption date in accordance with subparagraph (b) below.

         (b) Subject to the further provision of Article II-A hereof, each Bond shall bear interest and be payable as to interest as follows:

              (i)  Each Bond shall bear interest (at the
         applicable rate determined pursuant to Article II-A hereof), (A) from the date of authentication, if authenticated on an Interest Payment Date to which interest had been paid, or (B) from the last preceding Interest Payment Date (or special Interest Payment Date provided for in subparagraph (b) (iii) below) to which interest has been paid or provided for (or from the Date of Issuance of the Bonds if no interest thereon has been paid or provided for) in all other cases.

              (ii)  Subject to the provisions of subparagraph
         (b) (iii) below, the interest due on any Bond on any Interest Payment Date shall be paid to the Registered Owner of such Bond as shown on the registration books kept by the Bond Registrar on the Record Date. The amount of interest so payable on any Interest Payment Date shall be computed (1) on the basis of a 365 or 366-day, as applicable, year for the number of days actually elapsed during Weekly and Flexible Rate Periods, and (2) on the basis of a 360-day year of twelve 30-day months during the Fixed Rate Period.

              (iii) If the interest due on any Bond is not paid in accordance with this Indenture on any Interest Payment Date, the Record Date shall no longer be applicable with respect to any such Bond. If sufficient funds for the payment of such overdue interest thereafter become available, the Paying Agent shall immediately establish a special interest payment date for the payment of the overdue interest and a Special Record Date (which shall be a Business Day) for determining the Registered Owners entitled to such payments. Notice of each date so established shall be mailed to each Registered Owner at least ten (10) days prior to the Special Record Date, but not more than thirty (30) days prior to the special interest payment date. The overdue interest shall be paid on the special interest payment date to the Registered Owners, as shown on the registration books kept by the Bond Registrar as of the close of business on the Special Record Date.

    All payments of interest on the Bonds shall be paid to the Registered Owners entitled thereto pursuant to Section 210(b)(ii) or (iii) above, by wire or bank transfer in immediately available funds in the continental United States to the holders on the Record Date for Bonds in the Weekly Mode, or by check or draft in clearing house funds to the holders on the Record Date for Bonds in the Fixed Rate Mode. Interest on Bonds in the Flexible Mode will be paid only as part of the Purchase Price as described in
    Section 210(a) above.

         Section 211. Cancellation. All Bonds which have been surrendered for the purpose of payment upon maturity or redemption prior to maturity shall be cancelled and a certificate evidencing such cancellation shall be delivered by the Trustee or the Paying Agent to the Issuer.

         Section 212. Limited Liability of Issuer; Immunity of Members of Issuer. The Bonds shall be special obligations of the Issuer, payable solely out of the Pledged Revenues.
Neither the State nor any political subdivision of the State (other than the Issuer) shall be obligated to pay the Principal or redemption premium (if any) of or the interest on the Bonds, and neither the faith and credit nor the taking or taxing power of the State or any such political subdivision thereof is pledged to pay such principal, redemption premium (if any) or interest. The Bonds shall never constitute a debt or liability of the State or any political subdivision thereof or a bond issued or guaranteed by the State or any political subdivision thereof within the meaning of any constitutional or statutory limitation. The Issuer has no taxing power.

         No covenant or agreement contained in this Indenture, the Loan Agreement or the Bonds shall be deemed to be the covenant or agreement of any director, officer, attorney, agent or employee of the Issuer in an individual capacity. No recourse shall be had for the payment of the principal of, or the redemption premium (if any) or the interest on the Bonds or any claim based thereon against any officer, director, agent, attorney or employee of the Issuer past, present or future, or its successors or assigns, as such, either directly or through the Issuer, or any such successor corporation, whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all of such liability of such directors, officers, agents, attorneys or employees being hereby released as a condition of and as a consideration for the execution and delivery of this Indenture, the Loan Agreement and the Bonds.

         Section 213. Company Bonds Not Entitled to Payment Under Letter of Credit. Notwithstanding any provision of this Indenture to the contrary, Company Bonds shall not be entitled to payment from moneys drawn by the Trustee under the Letter of Credit, and Company Bonds, to such extent, are not equally and ratably secured with other Bonds.

                           ARTICLE II-A

          INTEREST RATES AND INTEREST RATE PERIODS

         Section 201A. Initial Interest Rate; Interest Rates Generally. The Bonds as initially issued on their Date of Issuance shall bear interest at a Weekly Rate determined in accordance with Section 203A hereof, payable on each Interest Payment Date applicable thereto. The Bonds shall continue to bear interest at a Weekly Rate unless the type of Rate Period for the Bonds is converted to a different type of Rate Period. The type of Rate Period applicable to any Bonds in effect at any time shall continue to be in effect unless and until the applicable provisions of this Article II-A permitting the conversion of the Bonds to a different type of Rate Period are satisfied.

         Section 202A.  Rate Periods.

         The Rate Periods for the Bonds shall be:

         (a) Weekly Rate Periods. Weekly Rate Periods shall commence on Wednesday of each week and end on Tuesday of the following week; except that (A) in the case of a conversion to, or initial issuance in, a Weekly Rate Period, the initial Weekly Rate Period for Bonds shall commence on the Weekly Rate Conversion Date and end on Tuesday of the following week; and (B) in the case of a conversion from a Weekly Rate Mode to a different Rate Period, the last Weekly Rate Mode prior to conversion shall end on the last day immediately preceding the Conversion Date.

         (b) Flexible Rate Period. Flexible Rate Periods shall commence on the Effective Date determined by the Remarketing Agent and will remain in effect through the last day of the Rate Period selected for those Bonds as described herein and in the form of Flexible Rate Bond attached hereto and made a part hereof. Bonds in the Flexible Mode are subject to mandatory tender at the end of the applicable Rate Period pursuant to Section 203A(c) hereof.

         Section 203A.  Determination of Interest Rates.

         (a) The interest rate for the Bonds in the Weekly Mode shall be the rate of interest determined by the Remarketing Agent for each Rate Period to be the lowest rate which in its judgment, on the basis of prevailing financial market conditions, would cause the Bonds to have a market value of par plus accrued interest as of the date such rate becomes effective, but not greater than the Maximum Rate. The interest rate for the Bonds in the Flexible Mode shall be the rate of interest determined by the Remarketing Agent for each Rate Period to be the lowest rate which in its judgment, on the basis of prevailing financial market conditions, is necessary as of the date such rate becomes effective to remarket the Bonds having such Rate Period in a secondary market transaction at a price equal to par, but not greater than the Maximum Rate.

         (b) The interest rate shall be determined by the Remarketing Agent for each Rate Period as follows:

         (1)  Flexible Mode.

              (a)  Determination of Flexible Rates.  The
         Remarketing Agent shall determine the Flexible Rate (which shall not be greater than the Maximum Rate) as provided in form of Flexible Bonds and shall notify the Paying Agent thereof electronically or by telephone not later that 1:00 p.m., New York City time, on the Effective Date, and if by telephone, promptly confirmed in writing. The Paying Agent shall give written notice of the Flexible Rate to the Trustee, the Bank and the Company. Each determination and redetermination of the Flexible Rate shall be conclusive and binding on the Issuer, the Trustee, the Paying Agent, the Bank, the Company and the Bondowners. If the Remarketing Agent fails for any reason to determine the Flexible Rate or Rate Period for any Bond while in the Flexible Mode (including any failure to determine the Flexible Rate upon a failed conversion), or if for any reason such manner of determination shall be determined to be invalid or unenforceable, that Bond shall be deemed to be in a Rate Period of one day and the Flexible Rate shall be equal to 100% of the Prime Commercial Paper A-1/P-1 (30 days) rate shown in the table captioned "Short-Term Tax-Exempt Yields" in the edition of the Bond Buyer published on the day on which such rate is determined or, if such rate is not published on that day, the most recent publication of such rate.

              In determining the Flexible Rate and remarketing Bonds in the Flexible Mode, there shall not be offered
         (1) Rate Periods greater than the maximum number of days of interest coverage under the Credit Facility at the Maximum Rate less eight (8) days or extending beyond the expiration date of the Credit Facility less eight (8) days, or (2) Rate Periods applicable to Bonds to be converted extending beyond the day preceding any scheduled conversion of the Bonds to another Mode or the final maturity of the Bonds. In connection with the determination of the Flexible Rate and the remarketing of Bonds in the Flexible Mode, the Paying Agent shall follow any written directions of the Remarketing Agent in consultation with an Authorized Company Representative, provided such instructions are not inconsistent with the preceding clauses (1) and (2), as to the Rate Periods to be made available. The Company, the Trustee, the Paying Agent and the Remarketing Agent shall cooperate to ensure compliance with this requirement.

              (b)  Conversions from the Flexible Mode. The
         Bonds in the Flexible Mode, or any portion of such Bonds, may be converted at the election of the Company from the Flexible Mode to the Weekly or Fixed Rate Mode as provided in the form of Flexible Bonds, so long as no Default hereunder exists as certified to the Trustee by an Authorized Company Representative. Any Bonds to be converted to the Weekly Mode shall be supported by a Credit Facility. Any Bonds to be converted to the Fixed Rate Mode shall be supported by a Fixed Rate Credit Facility. Written notice of a conversion from the Flexible Mode shall be given by the Company to the Issuer, the Trustee, the Paying Agent, the Bank, the Remarketing Agent, Moody's and S&P not fewer than thirty (30) days before the Conversion Date, which date shall be specified by the Company in such notice and shall not be earlier than the day following the expiration of the Rate Period with the longest remaining term then in effect for the Bonds to be converted. Prior to the proposed Conversion Date, the Remarketing Agent shall not offer Rate Periods for the Bonds to be converted extending beyond the proposed Conversion Date. Conversions to the Fixed Rate Mode shall also be governed by Section 206A.

              Notwithstanding the foregoing, if the
         preconditions to conversion to a new Mode established by the preceding paragraph are not met by 11:00 a.m., New York City time, on the Conversion Date, the Paying Agent shall deem the proposed conversion to have failed and shall immediately notify the Trustee and the Remarketing Agent. In such event, the Trustee shall by 12 noon, New York City time, on the proposed Conversion Date draw on the Credit Facility an amount which is sufficient to pay the Purchase Price on said date of all Bonds that were to have been converted.
         In no event shall the failure of Bonds to be converted to another Mode for any reason be deemed to be, in and of itself, a Default or Event of Default under this Indenture, so long as the Purchase Price of all Bonds required to be purchased is made available as provided above.

              (c)  Mandatory Tender for Purchase. On each
         Effective Date, Bonds in the Flexible Mode are subject to mandatory tender for purchase as provided in the form of Flexible Bonds.

         (2)  Weekly Mode.

              (a)  Determination of Weekly Rates.  The
         Remarketing Agent shall determine the Weekly Rate as provided in the form of Weekly Bonds and shall notify the Paying Agent thereof electronically or by telephone not later than 4:00 p.m., New York City time, on the Business Day preceding the Effective Date, and if by telephone, promptly confirmed in writing. The Paying Agent shall give written notice of the Weekly Rate to the Trustee, the Bank, and the Company. Each determination and redetermination of the Weekly Rate shall be conclusive and binding on the Issuer, the Trustee, the Paying Agent, the Bank, the Company and the Bondowners. If for any reason the rate for any Bond in the Weekly Mode is not determined as provided herein, the Bond shall bear interest for the current rate period at the rate in effect for the prior Rate Period.

              (b) Conversions from Weekly Mode. The Bonds in the Weekly Mode or any portion of such Bonds may be converted on the first Business Day of any calendar month at the election of the Company from the Weekly Mode to Flexible or Fixed Rate Mode, as provided in the form of Weekly Bonds, so long as no Default hereunder exists as certified to the Trustee by an Authorized Company Representative. Any Bonds to be converted to the Flexible Mode shall be supported by a Credit Facility. Any Bonds to be converted to the Fixed Rate Mode shall be supported by a Fixed Rate Credit Facility. Written notice of a conversion of Bonds from the Weekly Mode shall be given by the Company to the Issuer, the Trustee, the Bank, the Paying Agent, the Remarketing Agent, Moody's and S&P not fewer than thirty (30) days prior to the proposed Conversion Date, which date shall be specified by Company in such notice. Notice of a conversion of Bonds from the Weekly Mode and the mandatory tender of Bonds for purchase on such Conversion Date shall be given to the owners of such Bonds as provided in
         Section 302 hereof and the form of Weekly Bonds. Conversion to the Fixed Rate Mode shall also be governed by Section 206A hereof.

              Notwithstanding the foregoing, if the
         preconditions to conversion to another Mode established by the preceding paragraph are not met by 11:00 a.m. New York City time, on the Conversion Date, the Paying Agent shall deem the proposed conversion to have failed and shall immediately notify the Trustee and the Remarketing Agent, and the Bonds shall be subject to mandatory tender as provided in Section 302 hereof. In such event, the Paying Agent shall by 12:00 noon New York City time on the proposed conversion date draw on the Credit Facility an amount which is sufficient to pay the Purchase Price on such date on all Bonds that were to have been converted.
         In no event shall the failure of Bonds to be converted to another Mode for any reason be, in and of itself, deemed to be a Default or Event of Default under this Indenture, so long as the Purchase Price of all Bonds required to be purchased is made available as provided above.

         (3) Interest on Overdue Principal. Any overdue principal of any Bond shall bear interest after its maturity or acceleration at the last interest rate in effect on that Bond. Whenever a Bond is deemed to be in the Flexible Rate Mode with a Rate Period of one day under the terms of this Indenture (as a result of a failure by the Remarketing Agent to determine a Flexible Rate or Rate Period, or if such determination is determined to be invalid or unenforceable) it shall not be necessary for the Trustee or the Paying Agent to authenticate and deliver a new Bond certificate to evidence such Flexible Mode Bond with a one day Rate Period, but such Mode and Rate Period shall be reflected in the records of the Paying Agent.

         (4) Conditions Precedent to Alternate Interest Rate Period. Subject to the provisions set forth in this Section, a change to a new Mode for any Bonds shall not take place unless the Company shall deliver, or cause to be delivered, to the Trustee, the Paying Agent, the Bank, the Issuer and the Remarketing Agent on the Effective Date of the alternate Mode an opinion of Bond Counsel. The opinion of Bond Counsel shall state that the action proposed to be taken is authorized or permitted by the Indenture and the Act and will not adversely affect the exclusion of interest on the Bonds from gross income for purposes of federal income taxation under Section 103 of the Code. If such opinion of Bond Counsel is not received on the proposed Effective Date of such alternate Mode, then all such Bonds shall be purchased on such date as provided in this Indenture, and all such Bonds shall continue to be subject to the current Mode. Notwithstanding the foregoing, the requirement of delivery of such Bond Counsel opinion may be waived upon delivery of an opinion of Bond Counsel to the effect that changes in Modes (other than a change to a Fixed Rate Mode) no longer require delivery of such aforesaid opinion of Bond Counsel.

         Section 204A. Notice of Interest Rates. The Remarketing Agent shall advise the Paying Agent by telephone of each interest rate by the close of business on the day such rate is determined, confirmed in writing by the close of business on the next Business Day and the Paying Agent shall promptly notify the Trustee and the Company by telephone of the rate.

         Section 205A.  [Reserved]

         Section 206A.  The Fixed Rate.  At the option of the
Company, the Bonds may be converted to bear interest at a Fixed
Rate to their final maturity. Bonds to be converted are subject to mandatory tender pursuant to Section 302(a) hereof.
Any such conversion shall be made as follows:

         (a)  The Fixed Rate Conversion Date shall be an
    Interest Payment Date on which interest is payable for the Rate Period from which the conversion is to be made.

         (b) (i) The Company shall give written notice of any such conversion to the Issuer, the Trustee, the Bank, the Remarketing Agent and the Paying Agent not fewer than thirty (30) days prior to the proposed Conversion Date. Such notice shall specify the Fixed Rate Conversion Date.

            (ii) Not fewer than thirty (30) days prior to the Fixed Rate Conversion Date, the Paying Agent or Trustee shall mail (by first class mail) a written notice of the conversion to the Registered Owners of the Bonds, specifying the proposed Conversion Date and stating that the Bonds will be subject to mandatory tender for purchase on the Conversion Date. The notice shall state that (i) all Bonds must be delivered to the Paying Agent for mandatory purchase on the Conversion Date at a price equal to the principal amount thereof, (ii) if the Registered Owner fails to deliver any Bonds to the Paying Agent on the Purchase Date and the Paying Agent is in receipt of the Purchase Price therefor, such Bonds shall be deemed to be purchased on the Purchase Date and ownership transferred to the purchaser thereof, (iii) the Registered Owner who fails to deliver such Bonds shall have no further rights thereunder except the right to receive the Purchase Price thereof upon presentation and surrender of such Bond to the Paying Agent, and (iv) the former owner shall hold the certificate for such undelivered Bonds as agent for the Paying Agent.

        (c) The Fixed Rate shall be determined by the Remarketing Agent no later than 2:00 p.m., New York City time, on the date which is two (2) Business Days preceding the Fixed Rate Conversion Date. The Fixed Rate shall be the lowest rate of interest which, in the judgment of the Remarketing Agent as of the date of determination and under prevailing financial market conditions, would cause the Bonds to have a market value equal to the principal amount thereof, provided that in no event shall such rate exceed the Maximum Rate. The Remarketing Agent shall notify the Paying Agent by telephone (promptly confirmed in writing) and the Paying Agent shall promptly notify the Issuer, the Trustee and the Company by telephone (promptly confirmed in writing), telegram, telecopy, telex or other similar means of communication of the rate so determined.

        (d)  Any conversion to a Fixed Rate pursuant to this
   Section 206A shall be subject to the conditions that on or before the Fixed Rate Conversion Date, (i) there shall have been supplied to the Trustee a Fixed Rate Credit Facility conforming to the requirements set forth in Section 901A hereof and Section 5.5(c) of the Loan Agreement and which shall have a minimum term ending not sooner than three (3) years from the Fixed Rate Conversion Date (or, if sooner, September 15, 2011,) and (ii) the Company shall have delivered to the Issuer, the Trustee, the Bank, the Paying Agent and the Remarketing Agent an opinion of Bond Counsel satisfactory to the Trustee to the effect that the conversion is authorized hereunder and under the Act and will not adversely affect the exclusion from gross income of interest on the Bonds for federal income tax purposes.

        If the foregoing conditions are not met for any reason, the conversion shall not be effective, there shall be no mandatory tender and the Bonds shall continue to bear interest at the last effective Variable Rate.

         Section 207A. Failure of Notices. The Issuer, the Company, the Trustee, the Paying Agent and the Remarketing Agent shall not be liable to any Registered Owners for failure to give any notice required under the provisions of this
Article II-A or for failure of any Registered Owners to receive any such notice.

        Section 208A. All Determinations Conclusive. Absent manifest error, all determinations of Variable Rate or the Fixed Rate pursuant to this Article shall be conclusive and binding upon the Issuer, the Company, the Trustee, the Paying Agent and the Registered Owners of the Bonds to which such rates are applicable.

                           ARTICLE III

           TENDER, PURCHASE AND REDEMPTION OF BONDS

        Section 301.  Optional Tenders for Purchase during
Weekly Rate Periods.

        (a) Purchase Dates. The Registered Owners of Bonds bearing interest at Weekly Rates may elect to have their Bonds (or portions thereof in amounts equal to the lowest denomination then authorized pursuant to Section 202 hereof or whole multiples of such lowest denomination) purchased at a Purchase Price equal to 100% of the principal amount of such Bonds (or portions thereof) plus, except as hereinafter provided, accrued and unpaid interest, if any, on the following purchase dates and upon the giving of the following written notices meeting the further requirements of subsection (b) below, and otherwise in the manner and subject to the limitations described in the form of Weekly Bonds.

        Bonds bearing interest at the Weekly Rate may be tendered for purchase at a price payable in immediately available funds on any Business Day prior to conversion from a Weekly Rate Period to a different Rate Period upon delivery of an Optional Tender Notice to the Paying Agent not later than 5:00 p.m., New York City time, on a Business Day not fewer than seven (7) days prior to the Purchase Date.

        The Paying Agent shall accept all Tendered Bonds properly tendered to it for purchase as provided in the form of Weekly Bonds and in this Section; provided, however, that the Paying Agent shall not accept any Tendered Bonds and the Purchase Price therefor shall not be paid if at the time of tender or on the Purchase Date the principal of the Bonds shall have been accelerated pursuant to Section 1202 hereof and such acceleration shall not have been annulled.

        If the Purchase Date of any Bonds tendered for purchase is not a Business Day, such purchase date shall be the next succeeding Business Day.

        If the Purchase Date of any Bond tendered for purchase occurs after the Record Date applicable to the interest accrued on such Bond from the last occurring Interest Payment Date, then the Purchase Price shall not include accrued and unpaid interest, which shall be paid to the Registered Owner as of the close of business on the applicable Record Date.

        The purchase of Bonds tendered shall not extinguish the debt represented by such Bonds which shall remain
   Outstanding and unpaid under this Indenture.

        (b) Notice of Tender. The Optional Tender Notice delivered to the Paying Agent as provided in the form of Weekly Bonds prior to the Purchase Date of Tendered Bonds shall be in substantially the form provided in the form of Weekly Bond or such other form as the Paying Agent may accept. Each notice of tender:

             (i) shall be in writing and, except as otherwise specified, be delivered by or on behalf of the Registered Owner to the Paying Agent at its Principal
        Office;

             (ii) shall specify the name of the Registered Owner and state (A) the principal amount of the Bond or Bonds to which the notice relates, (B) that the Registered Owner irrevocably demands purchase of such Bond or Bonds or a specified portion thereof in an amount equal to the lowest denomination then authorized pursuant to Section 202 hereof or a whole multiple of such lowest denomination, and (C) the date on which such Bond or Bonds or portion thereof is to be purchased, and (D) payment instructions with respect to the Purchase Price; and

             (iii)  shall automatically constitute (A) an
        irrevocable offer to sell the Bond or portion thereof to which the notice relates on the Purchase Date to any purchaser selected by the Remarketing Agent, at a price equal to the principal amount of such Bond or portion thereof plus, with respect to Bonds bearing interest at Weekly Rates, except as provided in
        Section 301(a), any interest thereon accrued and unpaid as of the Purchase Date, (B) an irrevocable authorization and instruction to the Paying Agent to effect the transfer of such Bond or portion thereof upon payment of such price to the Paying Agent on the Purchase Date, (C) an irrevocable authorization and instruction to the Paying Agent to effect the exchange of the Bond to be purchased in whole or in part for other Bonds in an equal aggregate principal amount so as to facilitate the sale of such Bond or portion thereof to be purchased, and (D) an acknowledgment that such Registered Owner will have no further rights with respect to such Bond or portion thereof upon payment of the Purchase Price thereof to the Paying Agent on the Purchase Date, except for the right of such Registered Owner to receive such Purchase Price upon surrender of such Bond to the Paying Agent and that after the purchase date such Registered Owner will hold any undelivered certificate as agent for the Paying Agent. The determination of the Paying Agent as to whether a notice of tender has been properly delivered pursuant to the foregoing shall be conclusive and binding upon the Registered Owner. The Paying Agent may waive nonconforming tenders.

        So long as the Book-Entry Only System is in effect, a Beneficial Owner shall give notice to elect to have its Bonds tendered through its participant, to the Paying Agent, and shall effect delivery of such Bond by causing the direct participant to transfer the participant's interest in the Bonds, on DTC's records, to the Paying Agent.

        (c)  Bonds to be Remarketed.  Not later than
   11:00 a.m., New York City time, on the Business Day immediately following the date of receipt of any notice of tender, the Paying Agent shall notify, in writing or by telephone promptly confirmed in writing, the Trustee, the Bank, the Company and the Remarketing Agent of the principal amount of Bonds (or portions thereof) to be purchased and the date of purchase.

        Section 302.  Mandatory Tenders for Purchase.

        (a) Conversions. In the event that Bonds in the Weekly Mode are converted or proposed to be converted to another Mode, such Bonds are subject to mandatory tender for purchase upon not less than thirty (30) days' prior written notice from the Trustee to the Bondowners as provided in the form of Weekly Bonds, which notice shall state that the Bonds are subject to mandatory tender for purchase. In the Flexible Mode, Bonds are subject to mandatory tender for purchase at the Purchase Price on the day following the last day of each Rate Period.

        (b) Mandatory Purchase on Substitution or Expiration of Credit Facility. The Bonds in the Weekly Mode are subject to mandatory tender for purchase as provided in the form of Weekly Bonds in connection with the expiration of the Credit Facility on a Business Day established by the Trustee that is not more than 15 or less than 2 days prior to the Stated Expiration Date, or in connection with the substitution of a Credit Facility, on the effective date of the Substitution, unless the Trustee receives at least thirty (30) days prior to the last Interest Payment Date scheduled to occur at least thirty (30) days before the Stated Termination Date of the Credit Facility, an Alternate Credit Facility and written notice from Moody's, if the Bonds are then rated by Moody's, and S&P, if the Bonds are then rated by S&P, that such substitution will not result in a reduction or withdrawal of the ratings on the Bonds. Nor more than thirty (30) days and no less than fifteen (15) days prior to the Mandatory Tender Date, the Trustee shall give notice to the Bondowners of the mandatory tender of Bonds pursuant to this Section. Bonds in the Flexible Mode are subject to mandatory tender at the expiration of their respective Rate Periods. In the event of an expiration of the Credit Facility or in connection with a substitution of a Credit Facility unless the Trustee receives an Alternate Credit Facility and notice from Moody's and S&P as provided above, prior to the expiration of such Rate Period, the Trustee shall, as soon as practicable, draw on the Credit Facility, an amount sufficient to pay the Purchase Price of such Bonds on their Purchase Date.

        (c) Mandatory Tender on Termination of Credit Facility. While the Credit Facility is in effect, the Bonds in the Weekly Mode shall be subject to mandatory tender at a Purchase Price equal to the principal amount thereof, plus accrued interest, if any, thereon to the Purchase Date, if the Trustee receives notice from the Credit Facility Issuer (i) stating that an Event of Default under and as defined in the Reimbursement Agreement has occurred and is continuing and (ii) notifying the Trustee of the termination of the Credit Facility and directing a mandatory purchase of the Bonds. The Trustee shall give immediate notice to the Bondholders. Such mandatory tender shall occur on a Business Day established by the Trustee that is not more than four (4) days following the date of receipt by the Trustee of notice from the Credit Facility Issuer of the occurrence of an Event of Default under the Reimbursement Agreement. Bonds in the Flexible Mode are subject to mandatory tender at the expiration of their respective Rate Periods. If the Trustee receives notice from the Credit Facility Issuer (i) stating that an Event of Default under and as defined in the Reimbursement Agreement has occurred and is continuing and (ii) notifying the Trustee of the termination of the Credit Facility and directing a mandatory purchase of the Bonds prior to the expiration of such Rate Period the Trustee shall, as soon as practicable, draw on the Credit Facility, an amount sufficient to pay the Purchase Price of such Bonds on their Purchase Date.

         Section 303.  Remarketing.

        The Remarketing Agent shall offer for sale and use its best efforts to solicit offers for purchase for all Bonds in the Weekly or Flexible Mode or portions thereof for which notice of optional tender has been received or which are subject to mandatory tender. The terms of any sale by the Remarketing Agent shall provide for the payment of the Purchase Price for Tendered Bonds by the Remarketing Agent to the Trustee in exchange for new registered Bonds (i) in immediately available funds at or before 2:00 p.m., New York City time, on the Purchase Date, in the case of Bonds bearing interest at Weekly Rates and (ii) in immediately available funds at or before 2:15 p.m., New York City time, on the Purchase Date, in the case of Bonds bearing interest at Flexible Rates. The Remarketing Agent shall not sell any Bond as to which a notice of conversion to a Variable Rate Period, from one type of Variable Rate Period to another, or to a Fixed Rate Period, has been given by the Paying Agent, unless the Remarketing Agent has advised the person to whom the sale is made of the conversion. The Remarketing Agent shall not sell any Bond which has been called for redemption unless a copy of the notice of redemption given by the Trustee is provided to the purchaser of such Bond prior to such sale.
Any Bonds supported by a Credit Facility shall not be remarketed to the Issuer, Company or insiders of either of them as that term is defined in the United States Bankruptcy Code, as amended from time to time.

        Section 304.  Purchase of Tendered Bonds.

        (a)  Notices.

             (i) The Remarketing Agent shall give notice by telephone, telegraph, telecopy, telex or other similar communication to the Paying Agent and the Company of the principal amount of Tendered Bonds which were remarketed and the amount of funds that will be delivered to the Paying Agent at or before 3:00 p.m., New York City time, on the Business Day immediately preceding the date fixed for purchase of Tendered Bonds bearing interest at Weekly and Flexible Rates;

             (ii)  The Paying Agent shall give notice by
        telephone, telegraph, telecopy, or other similar communication to the Company specifying the principal amount of Tendered Bonds as to which the Remarketing Agent has not found a purchaser not later than 5:00 p.m., New York City time, on the date the Paying Agent receives notice from the Remarketing Agent under
         Section 304(a)(i) for Tendered Bonds bearing interest at Weekly and Flexible Rates; and

             (iii) The Remarketing Agent shall give notice to the Paying Agent by telephone (promptly confirmed in writing) of the names, addresses and taxpayer identification numbers of the purchasers, the denominations of Bonds to be delivered to each purchaser and, if available, payment instructions for regularly scheduled interest payments, or of any changes in any of the foregoing, from time to time to the extent known by the Remarketing Agent but in any event no later than 1:00 p.m., New York City time (for Bonds, in Book-Entry Only form) or 1:30 p.m., New York City time, (for Certificated Bonds), in either case, on the date fixed for purchase for Tendered Bonds bearing interest at Weekly and Flexible Rates.

        (b)  Sources of Payment.

             (i) The Remarketing Agent shall cause to be paid to the Paying Agent by 11:30 a.m., New York City time, on the date fixed for the purchase of Tendered Bonds, all amounts representing proceeds of the remarketing of such Bonds, which the Paying Agent will deposit into the Remarketing Account in the Bond Purchase Fund. If such amounts, plus all other amounts received by the Paying Agent for the purchase of Tendered Bonds (from parties other than the Company, its Affiliates or the Issuer in each case), are not sufficient to pay the Purchase Price of such Tendered Bond when due, the Paying Agent shall immediately notify the Trustee and the Company of any deficiency and shall simultaneously draw on the Credit Facility for the amount of such deficiency no later than 12:00 noon, New York City time, on the Purchase Date.

             If the Tendered Bonds are not supported by a Credit Facility, the Paying Agent shall notify the Company of the amount necessary to purchase such Bonds for which Remarking Agent has not received the Purchase Price, and the Company shall pay to the Paying Agent such amount in immediately available funds by 12:00 noon, New York City time, on the date of notification.

        (c) Payments by the Trustee. On or before 3:00 p.m., New York City time, on the date set for purchase of Tendered Bonds and upon receipt by the Trustee of 100% of the aggregate Purchase Price of the Tendered Bonds, the Trustee shall pay the Purchase Price of such Bonds to the Registered Owners thereof, upon presentation at its Principal Office, by check or, in the case of Bonds required to be issued in minimum denominations of $100,000, at the written direction of the Registered Owner, by bank wire transfer in immediately available funds to a bank within the continental United States or by deposit to a designated account of the Paying Agent, such written direction to be received by the Paying Agent not later than the Business Day prior to the date on which such payment is due.

        Anything herein to the contrary notwithstanding, the Trustee shall not be obligated to use its own funds to purchase any Bonds hereunder.

        (d) Registration and Delivery of Tendered or Purchased Bonds. On the date of purchase, the Bond Registrar shall register and deliver (or hold) all Bonds purchased on any Purchase Date as follows: (i) Bonds purchased or remarketed by the Remarketing Agent shall be made available to the purchasers thereof by 2:15 p.m. New York City time in the case of Bonds that are to be in the Flexible Mode immediately after the Purchase Date and Bonds purchased or remarketed by the Remarketing Agent shall be made available by 2:00 p.m., New York City time, in the case of Bonds that are to be in the Weekly or Fixed Mode immediately after the Purchase Date and registered in accordance with the instructions of the recipient thereof, provided that such Bonds shall not be delivered unless and until the Trustee has received the Purchase Price thereof, except that the Bonds in the Flexible Mode may be delivered against a window receipt guaranteeing same day payment in immediately available funds and Bonds not remarketed shall be held by the Trustee. Bonds previously purchased with moneys drawn under the Credit Facility shall not be delivered upon remarketing unless the Credit Facility has been reinstated; and (ii) Bank Bonds shall be registered in the name of the Bank, Credit Facility Issuer, or their designees as pledgee, and all certificates or instruments representing or evidencing the Bank Bonds shall be delivered to and held by the Paying Agent on behalf of the Bank pursuant to Section 3 of the Pledge Agreement and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Bank or (iii) if the Bank Bonds are then registered under a book-entry only system with DTC, the Bank's interest as pledgee in the Bank Bonds shall be delivered by transfer of such Bank Bonds on DTC's records to an account specified from time to time by the Bank that the Bank's designee maintains at DTC.

        (e) Delivery of Bonds; Effect of Failure to Surrender Bonds. All Bonds to be purchased on any date shall be required to be delivered to the Principal Office of the Paying Agent at or before 11:00 a.m., New York City time, on the Purchase Date in the case of Bonds bearing interest at the Weekly and Flexible Rates. If the Registered Owner of any Bond (or portion thereof) that is subject to purchase pursuant to this Section fails to deliver such Bond to the Paying Agent for purchase on the Purchase Date, and if the Paying Agent is in receipt of the Purchase Price therefore, such Bond shall be deemed to be purchased on the day fixed for purchase thereof and ownership of such Bond (or portion thereof) shall be transferred to the Purchaser thereof. Any Registered Owner who fails to deliver such Bond for purchase shall have no further rights thereunder except the right to receive the Purchase Price thereof upon presentation and surrender of said Bond to the Paying Agent.

        Section 305. Inadequate Funds for Tenders. If the funds available for purchases of Bonds pursuant to this
Article III are inadequate for the purchase of all Bonds tendered on any Purchase Date, the Paying Agent shall (a) return all tendered Bonds to the Registered Owners thereof;
(b) return all moneys received for the purchase of such Bonds to the persons providing such moneys; and (c) notify the Trustee of the return of such Bonds and moneys and the failure to make payment for Tendered Bonds.

        Section 306.  Bonds Subject to Redemption.  The Bonds
shall be subject to redemption prior to maturity as set forth below:

        (a) Optional Redemption of Bonds. Bonds shall be subject to redemption at the option of the Issuer, in whole or in part, as directed by the Company by written notice to the Issuer and the Trustee stating its intention to prepay all amounts due or to become due under the Loan Agreement as follows:

             (i)  the Bonds shall be subject to optional
        redemption on any Interest Payment Date at an optional redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date if the Bonds bear interest at the Weekly Rate;

              (ii) on the next Business Day following the last day of the applicable Rate Period if the Bonds bear interest at the Flexible Rate, at an optional redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date; and

             (iii) After conversion to the Fixed Rate Mode, the Bonds shall be subject to optional redemption on the date and at the optional redemption prices (plus accrued and unpaid interest, if any, to the redemption date) as follows:

  Years Remaining
  Until Final Maturity  Redemption Period   Redemption Price

More than 15 years      Tenth anniversary   102%, declining by
                        of commencement     1/2% on each
                        of Fixed Rate       succeeding
                        Period              anniversary of the
                                            first day of the
                                            redemption period
                                            until reaching 100%
                                            and thereafter at
                                            100%

More than 10, but       Eighth              101 1/2%, declining
not more than           anniversary of      by 1/2% on each
15 years                commencement of     succeeding
                        Fixed Rate          anniversary of the
                        Period              first day of the
                                            redemption period
                                            until reaching 100%
                                            and thereafter at
                                            100%

More than 5, but        Fifth anniversary   101%, declining by
not more than           of commencement of  1/2% on each
10 years                Fixed Rate          succeeding
                        Period              anniversary of the
                                            first day of the
                                            redemption period
                                            until reaching 100%
                                            and thereafter at
                                            100%

5 years or less         Non-callable        Non-callable

         The foregoing redemption periods and redemption prices may be revised at the time of any conversion to a Fixed Rate, upon certification by the Remarketing Agent that the foregoing schedule is not consistent with prevailing market conditions and provided that an opinion of nationally recognized Bond Counsel is delivered to the Trustee to the effect that such revision will not adversely affect the exclusion of interest on the Bonds from gross income for federal income tax purposes.

         (b) Mandatory Redemption Following Determination of Taxability. The Bonds are subject to mandatory redemption as a whole on any date at a Redemption Price equal to 100% of the amount thereof plus accrued interest to the date of redemption, as soon as is practical, but within 60 days following a Determination of Taxability.


         (c) Mandatory Redemption Upon Expiration of Credit Facility. (i) If, with respect to any Bond, the Trustee shall not have received, at least thirty (30) days prior to the last Interest Payment Date scheduled to occur at least thirty (30) days before the Stated Termination Date of the Letter of Credit, Alternate Credit Facility, Fixed Rate Credit Facility, or Alternate Fixed Rate Credit Facility relating to such Bond, an Alternate Credit Facility pursuant to Section 904 or an Alternate Fixed Rate Credit Facility pursuant to Section 904A, such Bond shall be subject to mandatory redemption at the written direction of the Credit Facility Issuer on a date not later than the Stated Termination Date at the price established under subsection (a) for such Bond plus accrued interest thereon to the date of redemption. If the Trustee receives no such direction from the Credit Facility Issuer, the Bonds shall be subject to Mandatory Purchase pursuant to Section 302(b) hereof.

         (ii) If the Trustee shall not have received with respect to any Fixed Rate Bonds, at least forty (40) days prior to the last Interest Payment Date on or before the Stated Termination Date of the Fixed Rate Credit Facility issued with respect to such Fixed Rate Bonds either a notice from the Provider that the Stated Termination Date has been extended or an Alternate Fixed Rate Credit Facility pursuant to Section 904A such Fixed Rate Bonds shall be subject to mandatory redemption not later than such Stated Termination Date at a price set forth in subsection (a) (iii) with respect to such Bonds, or if there are 5 years or less remaining until final maturity of such Bonds, at a Redemption Price equal to 102% of the amount thereof, plus accrued interest thereon to the date of redemption.

          (d) Selection of Bonds for Redemption. So long as the Bonds are held in the Book-Entry Only System, if fewer than all the Bonds in a particular Mode are to be redeemed, the particular Bonds (or portions thereof in authorized denominations) to be called for redemption shall be selected by the Depository. If the Bonds are no longer held in the Book-Entry Only System and fewer than all the Bonds in a particular Mode are to be redeemed, the particular Bonds (or portions thereof in authorized denominations) to be called for redemption shall be selected by the Trustee by lot or in any other manner deemed fair by the Trustee.

         (e) Notice of Redemption. Notice of redemption of Bonds shall be mailed to the Registered Owners of any Bonds which are to be redeemed (which, so long as the Book-Entry Only System is in effect, shall mean DTC or its nominee by mailing a copy of such notice of redemption to the owners of the Bonds by First-class mail, postage prepaid, at their address shown on the registration kept by the Bond Registrar, not less than 30 days prior to the redemption date. An affidavit of the Trustee as to mailing shall be conclusive evidence of the fact of mailing to the owner of any Bond. Notice of redemption (which notice may state that it is subject to the receipt of the redemption moneys by the Trustee on or before the date fixed for redemption and which notice shall be of no effect unless such moneys are so received on or before such date) shall identify the Bonds (or portions thereof) to be redeemed, state the date fixed for redemption and specify the office of the Paying Agent at which such Bonds will be redeemed. The notice of redemption shall further state that on such date there shall become due and payable upon each Bond (or portion there) to be redeemed, the Redemption Price thereof and that moneys therefor having been deposited with the Paying Agent, interest thereon shall cease to accrue and that the Bonds or portions thereof called for redemption shall cease to be entitled to any benefit under this Indenture except the right to receive payment of the Redemption Price. Failure to mail notice to a particular Bondowner, or any defect in the notice to such Bondowner, shall not affect the redemption of any other Bond.

         Section 307.  Bank Bonds.

         (a) (i) The Bond Registrar shall register in the name of the Bank, Credit Facility Issuer, or their designees as pledgee, any Bonds delivered to the Paying Agent purchased with a Draft on the Credit Facility upon receipt of notice from the Paying Agent of such delivery which notice the Paying Agent hereby agrees to give, and all certificates or instruments representing or evidencing the Bank Bonds shall be delivered to and held by the Paying Agent on behalf of the Bank pursuant to Section 3 of the Pledge Agreement and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Bank or (ii) if the Bank Bonds are then registered under a book-entry system with DTC, the Paying Agent shall cause the Bank's interest as pledgee in the Bank Bonds to be delivered by transfer of such Bank Bonds on DTC's records to an account specified from time to time by the Bank that the Bank's designee maintains at DTC. Thereafter the Paying Agent or the Bank's designee shall hold or DTC's records shall reflect such Bonds pledged for the account of and subject to the security interest in favor of the Credit Facility Issuer as agent for the Credit Facility Issuer, pursuant to the Pledge Agreement. Each such Bond shall constitute a Bank Bond until released as therein provided, and shall be deposited in a separate custodial account established by the Paying Agent, and shall be released against payment therefor only after the Paying Agent shall have received written notice from the Credit Facility Issuer that the Credit Facility has been reinstated for the principal and interest portions of the drawing made to pay the Purchase Price of such Bond. Upon the remarketing of a Bond as described in the preceding sentence, all amounts owed to the Bank pursuant to the Reimbursement Agreement shall be immediately paid to the Bank and such Bond shall be released and made available to be picked up by the purchaser thereof as identified by the Remarketing Agent against receipt of such Purchase Price from such purchaser on such date. Except as provided in this subsection, the Credit Facility Issuer shall not sell or direct the Company to sell any Bank Bond (whether before or after any event of default or foreclosure under any reimbursement agreement, security agreement, or pledge agreement under which the Credit Facility shall have been issued) to any person other than an affiliate or successor of the Bank. Neither the Trustee nor the Bond Registrar shall recognize any transfer made in violation of the preceding sentence.

         (b) On each Interest Payment Date prior to the release of Bank Bonds, the Trustee shall apply moneys credited to the Company Payments Account of the Bond Fund to pay principal, Redemption Price, if any, and interest on such Bank Bonds to the Credit Facility Issuer, but shall not draw on the Credit Facility or otherwise use moneys credited to the Credit Facility Account of the Bond Fund for that purpose to any extent whatsoever.

          Section 308. Drawings on Credit Facility for Purchase of Bonds.

         (a) In General. At or prior to 11:00 a.m. (New York City time) on each Purchase Date, the Trustee shall, by Electronic Notice, determine the amount of moneys delivered to it by the Remarketing Agent which are held in the Remarketing Account in the Bond Purchase Fund. The Trustee shall by 12:00 noon (New York City time) draw under the Credit Facility then held by the Trustee in accordance with its terms in a manner so as to furnish immediately available funds by 2:00 p.m. (New York City time) on such Purchase Date, in an amount sufficient, together with moneys described in Section 304(b)(i) and available for such purchase, to enable the Paying Agent to pay the Purchase Price of such Bonds to be purchased on such Purchase Date, directly to the Paying Agent which shall deposit those moneys directly into the Credit Facility Account.

        (b) Alternate Credit Facilities. If another Credit Facility permits any drawings to be made later than is provided herein for same day payment, the Paying Agent shall make any drawing required under this Section 308 in accordance with the terms of such Credit Facility for drawing thereunder in a manner so as to be reasonably assured that immediately available funds will be available to the Paying Agent by 4:30 p.m. (New York City time) on a Purchase Date to pay the Purchase Price, and the Paying Agent shall deposit those moneys directly into the Credit Facility Account.

        (c) Reimbursement of Credit Facility. The moneys in the Company Payments Account shall be paid first, to the Credit Facility Issuer to the extent of any amounts that the Company owes the Credit Facility Issuer pursuant to the Reimbursement Agreement and, second, to the Company. If any Bonds held by the Paying Agent for the account of the Company are remarketed by the Remarketing Agent, then the proceeds received from such remarketing shall (after satisfaction of any unpaid amounts under the Reimbursement Agreement) be remitted by the Paying Agent to the Company. If any Bank Bonds held by the Paying Agent are remarketed by the Remarketing Agent, then the proceeds received from such remarketing shall, on the date of such remarketing, be delivered to the Paying Agent, for the account of the Credit Facility Issuer, with Electronic Notice of the amount of such proceeds given by the Remarketing Agent to the Credit Facility Issuer, the Trustee and the Company, against delivery of such Bonds.

         Section 309. Trustee as Agent of Company. The Company hereby authorizes the Trustee to purchase Bonds for the Company's account pursuant to Sections 301 and 302 and in accordance with Section 803(b) hereof. The Issuer and the Trustee agree that the Trustee in such capacity shall be acting solely for the benefit of the Company, and no purchase of Bonds by the Trustee in such capacity shall constitute a redemption of Bonds or an extinguishment of the debt thereby evidenced.

                           ARTICLE IV.

                           [RESERVED]

                            ARTICLE V.

                     GENERAL AGREEMENTS

        Section 501. Payment of Bonds. The Issuer agrees that it will promptly pay, but solely from the Pledged Revenues, the principal of, and the redemption premium (if any) and the interest on, the Bonds as the same become due.

        Section 502. Performance of Agreements; Issuer. The Issuer agrees that it will faithfully perform at all times any and all of its agreements, undertakings, stipulations and provisions contained in this Indenture, in any and every Bond, and in all proceedings of the Issuer pertaining thereto.

        The Issuer agrees and represents that it is authorized under the Constitution and laws of the State (a) to issue the Bonds and to execute, deliver and perform this Indenture, and to apply the proceeds of the Bonds as set forth herein, and
(b) to grant to the Trustee a security interest in the Trust Estate in the manner and to the extent herein set forth, that all action on its part for the issuance of the Bonds and the execution, delivery and performance of this Indenture has been effectively taken, and that the Bonds are and will be legal, valid, binding and enforceable special obligations of the Issuer according to the import thereof.

        Section 503.  Ownership.  The Issuer agrees that the
Company owns the Project.

        Section 504. Recordation of Financing Statements. The Issuer shall cause all Financing Statements to the extent required hereunder (other than continuation statements) to be kept recorded and filed in such manner and in such places as may be required by law in order to fully protect and preserve the priority of the interest of the bondholders in the property conveyed hereunder and the rights, privileges and options of the Trustee hereunder.

        Section 505.  [Reserved]

        Section 506. Priority of Pledge and Security Interest. The pledge herein made of the Trust Estate and the security interest created herein with respect thereto constitutes a first and prior pledge of, and a security interest in, the Trust Estate. Said pledge and security interest shall at no time be impaired directly or indirectly by the Issuer or the Trustee and the Trust Estate shall not otherwise be pledged and, except as provided herein and in the Loan Agreement, no persons shall have any rights with respect thereto.

         Section 507. Rights Under Loan Agreement. The Loan Agreement sets forth the respective obligations of the Issuer and the Company relating to the Project, including a provision that subsequent to the initial issuance of the Bonds and prior to payment in full thereof, the Loan Agreement may not be effectively amended, changed, modified, altered or terminated (other than as provided therein) without the written consent of the Trustee and the Bank. Reference is hereby made to the Loan Agreement for a detailed statement of the obligations of the Company thereunder.

        Section 508. Issuer's Obligation not to Create a General Liability. Each and every covenant herein made, including all predicated upon the condition that any obligation for the payment of money incurred by the Issuer, or for the taking of any action by the Issuer (or the breach of any of the foregoing obligations) shall not constitute nor give rise to a pecuniary liability or a charge against its general credit. The principal, interest and premium, if any, required to be paid at any time and any and all other charges and expenses of whatever nature shall be payable solely out of the revenues or other receipts, funds or moneys of the Issuer specifically pledged to the payment thereof in the manner and to the extent in this Indenture specified and nothing in the Bonds or in this Indenture shall be considered as pledging any other revenues, receipts, funds, moneys or assets of the Issuer.

                           ARTICLE VI.

                         BOND FUND

        Section 601. Creation of the Bond Fund. There is hereby created by the Issuer and ordered established with the Trustee a trust fund to be designated "Rhode Island Port Authority and Economic Development Corporation Bond
Fund -- Newport Electric Corporation Project, 1994 Series", which shall be used to pay the principal of, redemption premium (if any) and the interest on, the Bonds. There shall be established as trust accounts within the Bond Fund a Company Payments Account, an Accrued Interest Account, a Credit Facility Account, and a Fixed Rate Credit Facility Account.

        Section 602.  Payments into the Bond Fund.  Any
accrued interest on the Bonds shall be deposited in the Accrued Interest Account. There shall be paid into the Company Payments Account in the Bond Fund, as and when received,

        (a)  each payment by the Company pursuant to
   Section 5.3 of the Loan Agreement (which payment (together with any investments thereof and the income therefrom and proceeds thereof) shall at all times be held by the Trustee in the Company Payments Account in the Bond Fund); and

        (b) each other payment received by the Trustee under and pursuant to any of the provisions of this Indenture or the Loan Agreement which is required, or which is accompanied by directions that such payment is, to be paid into the Company Payments Account in the Bond Fund (which payment (together with any investments thereof and the income therefrom and the proceeds thereof) shall at all times be held by the Trustee in the Company Payments Account in the Bond Fund; including all other payments referred to in this clause).

        There shall be paid into the Credit Facility Account in the Bond Fund, as and when received, any and all moneys drawn by the Trustee under the Letter of Credit pursuant to Sections 902(a) and (c) hereof.

        There shall be paid into the Fixed Rate Credit Facility Account in the Bond Fund, as and when received, any and all moneys drawn by the Trustee under the Fixed Rate Credit Facility pursuant to Sections 902A(a) and (b) hereof.

         Section 603.  Use of Moneys in the Bond Fund.

        (a) Except as provided in Section 606, moneys in the Bond Fund shall be used solely for the payment of the principal of, the redemption premium (if any) and the interest on, the Bonds.

        (b) At the maturity date, upon acceleration, upon the occurrence of an Event of Default of the type described in clause (d) of Section 1201 and the resulting automatic acceleration, and at the redemption date prior to maturity of each Bond and at the due date of each installment of interest on each Bond the Trustee shall withdraw as specified below, from time to time, sufficient moneys from the Company Payments Account and Credit Facility Account or Fixed Rate Credit Facility Account in the Bond Fund to pay the principal of, the redemption premium (if any) and accrued interest on, the Bonds as the same become due and payable, which authorization and direction the Trustee hereby accepts.

        (c) Prior to the Fixed Rate Conversion Date, funds for the payment of the principal of and interest on the Bonds shall be derived from the following sources:

        (1) Funds for the payment of the principal of the Bonds, whether at maturity, by acceleration or upon redemption, shall be drawn by the Trustee from funds in the Bond Fund in the order of priority indicated below and, subject to Section 213 of this Indenture, in each case applied first to Bonds other than Company Bonds (until the principal of Bonds not Company Bonds shall have been paid in full) and second to Company Bonds:

             (i) upon the due date of any principal of the Bonds, or the final maturity date of the Bonds, amounts in the Credit Facility Account in the Bond Fund, which represent amounts drawn by the Trustee under the Letter of Credit pursuant to Section 902(a) hereof;

             (ii) upon the occurrence of an Event of Default described in Section 1201(d) hereof (which results in automatic acceleration of payment of the Bonds), or upon the occurrence of any other Event of Default hereunder and acceleration of payment of the Bonds, amounts in the Credit Facility Account in the Bond Fund, which represent amounts drawn by the Trustee under the Letter of Credit pursuant to Section 902(c) hereof;

              (iii) amounts in the Company Payments Account in the Bond Fund, which represent payments received by the Trustee from the Company pursuant to Section 5.3 of the Loan Agreement, and amounts derived from the investment of such amounts; and

             (iv) any other amounts in the Company Payments Account in the Bond Fund and which were received by the Trustee under and pursuant to the Loan Agreement or from any other source and were accompanied by directions by the Company that such monies are to be paid into the Company Payments Account in the Bond Fund, and amounts derived from the investment of such amounts.

        (2) Funds for the payment of interest payments on the Bonds shall be derived from the following sources in the order of priority indicated below and, subject to
   Section 213 of this Indenture, in each case applied first to interest payments on Bonds other than Company Bonds (until the interest payments on Bonds not Company Bonds shall have been paid in full) and second to interest payments on Company Bonds:

             (i) except as otherwise provided in clause (ii) below, with respect to interest payments due at any time, amounts in the Credit Facility Account in the Bond Fund and which represent amounts drawn by the Trustee under the Credit Facility pursuant to
        Section 902(a) hereof;

             (ii) with respect to interest payment due upon the occurrence of an Event of Default described in
        Section 1201(d) hereof (which results in an automatic acceleration of payment of the Bonds), or upon the occurrence of any other Event of Default hereunder and acceleration of payment of the Bonds, amounts in the Credit Facility Account in the Bond Fund and which represent amounts drawn by the Trustee under the Credit Facility pursuant to Section 902(c) hereof;

             (iii) amounts in the Company Payments Account in the Bond Fund and which represent payments received by the Trustee from the Company pursuant to Section 5.3 of the Loan Agreement, and amounts derived from the investment of such amounts; and

             (iv) all other amounts in the Company Payments Account in the Bond Fund and which were received by the Trustee under and pursuant to the Loan Agreement or from any other source and were accompanied by directions by the Company that such moneys are to be paid into the Company Payments Account in the Bond Fund, and amounts derived from the investment of such amounts.

        (d) After the Fixed Rate Conversion Date, funds for the payment of the principal of, and the redemption premium (if any) and the interest on, the Bonds shall be derived from the following sources in the order of priority indicated below and in each case applied first to Bonds other than Company Bonds (until the principal of, and the redemption premium (if any) and the interest on, the Bonds not Company Bonds shall have been paid in full) and then to Company Bonds:

        (1) amounts in the Fixed Rate Credit Facility Account in the Bond Fund and which represent amounts drawn by the Trustee under the Fixed Rate Credit Facility pursuant to
   Section 905 hereof;

        (2) amounts in the Company Payments Account in the Bond Fund and which represent payments received by the Trustee from the Company pursuant to Section 5.3(a) of the Loan Agreement, and amounts derived from the investment of such amounts; and

        (3) all other amounts in the Company Payments Account in the Bond Fund and which were received by the Trustee under and pursuant to the Loan Agreement or from any other source and were accompanied by directions by the Company that such moneys are to be paid into the Company Payments Account in the Bond Fund, and amounts derived from the investment of such amounts.

        (e) Upon an Event of Default hereunder of the type described in clause (d) of Section 1201, and the drawing by the Trustee under the Credit Facility or Fixed Rate Credit Facility pursuant to the proviso to Section 902(c) or 902A(b) as a result thereof, the Trustee shall pay the proceeds of such drawing to the Bondholders, for application to the payment of the principal of, redemption premium, if any, and interest on the Bonds, subject to Section 213 of this Indenture, and to the extent of such payment the obligations of the Issuer under this Indenture shall be deemed to have been satisfied.

        Section 604. Non-presentment of Bonds at Final Maturity. If any Bond shall not be presented for payment when the principal thereof becomes due, either at maturity or at the redemption date, provided moneys sufficient to pay such Bond shall have been made available to the Trustee and are held in the appropriate account in the Bond Fund for the benefit of the holder thereof, all liability of the Issuer to the holder thereof for the payment of such Bond shall forthwith cease, terminate and be completely discharged, and thereupon it shall be the duty of the Trustee to hold such moneys, subject to the provision of Section 606, in the Bond Fund, without liability for interest thereon, for the benefit of the holder of such Bond, who shall thereafter be restricted exclusively to moneys so held by the Trustee, for any claim of whatever nature on his part hereunder or on, or with respect to, such Bond.

        Section 605. Moneys to Be Held in Trust. All moneys paid over to the Trustee for the account of the Bond Fund (to be held in the Company Payments Account or the Accrued Interest Account or the Credit Facility Account or the Fixed Rate Credit Facility Account therein) under any provision hereof shall be held (subject to the provisions of Section 606) in trust by the Trustee for the benefit of the holders of the Bonds entitled to be paid therefrom.

        Section 606.  Payments to the Company and the Bank
from the Bond Fund.

        (a) Any moneys remaining in the Company Payments Account in the Bond Fund after payment in full of all Bonds (taking into account Section 1102), and termination of the Loan Term, the fees, charges and expenses of the Trustee, the Paying Agent, any Co-Paying Agent, Bond Registrar and the Issuer which have accrued and which will accrue and all other items required to be paid hereunder shall be paid first to the Bank if any amounts are then outstanding under the Reimbursement Agreement and next to the Company.

        (b) Any moneys remaining in the Credit Facility Account or the Fixed Rate Credit Facility Account in the Bond Fund after payment in full of the Bonds (taking into account Section 1102), termination of the Loan Term and the satisfaction of the conditions specified in Section 1101 hereof shall be paid to the Bank.

        (c) All funds in the Bond Fund held by the Trustee constituting the payment or Redemption Price of Bonds not yet presented for payment or redemption shall be retained by the Trustee exclusively for the benefit of the holders of those Bonds; if after two (2) years such moneys have not been claimed, such moneys shall be paid first to the Bank if any amounts are then outstanding under the Reimbursement Agreement, and next to the Company, subject to any other requirements of law as may be applicable to such moneys, and all liability of the Trustee with respect to such moneys shall thereupon cease.

                           ARTICLE VII.

                PROJECT FUND AND REBATE FUND

        Section 701. Creation of the Project Fund. There is hereby created by the Issuer and ordered established with the Trustee a trust fund to be designated "Rhode Island Port Authority and Economic Development Corporation Project Fund - Newport Electric Corporation Project - 1994 Series".

        Section 702.  Disposition of Bond Proceeds.  Upon the
issuance and a delivery of the Bonds, the net proceeds of the sale of the Bonds less accrued interest, if any, shall be deposited in the Project Fund.

        Section 703.  Disbursements from Project Fund.

        (a) Immediately on the deposit of proceeds of the Bonds into the Project Fund and without the need for any requisition, the Trustee shall pay such proceeds to Fleet, as trustee for the Outstanding Bonds. The Issuer shall instruct Fleet that such monies are to be held by Fleet as provided in the Original Indenture as amended by the First Supplemental Indenture. The Issuer shall notify Fleet to apply such amounts to the payment of the principal of the Series 1982 A Bonds and the Series 1988 Bonds on February 10, 1994.

        (b) All moneys deposited in the Project Fund (including moneys earned on investments made pursuant to Section 4.7 of the Loan Agreement) after disbursement of moneys in the Project Fund as provided by Section 4.3 of the Loan Agreement shall be (i) used by the Trustee, at the written request of the Company to the maximum extent practicable consistent with making partial redemptions of Bonds at the earliest date permitted herein or for the purchase of Bonds for the purposes of cancellation prior to the earliest date permitted herein for redemption or (ii) paid into the Bond Fund to pay interest on the Bonds or (iii) used in a combination of (i) and (ii) as is provided in such written direction. Any balance remaining of such retained moneys after full payment of all such Project costs shall be used by the Trustee as directed in writing by the Company in the manner specified in clauses (i), (ii) or (iii) of this subsection. Amounts directed by the Company to be used by the Trustee to redeem Bonds or to purchase Bonds for the purpose of cancellation shall not, pending such use, be invested at a yield which exceeds the yield on the Bonds. Such money shall not be directed by the Company to be used for the purposes described in clauses (i), (ii) or (iii) without providing the Trustee with an opinion of Bond Counsel stating that such use will not impair the exemption of the interest on the Bonds from federal income taxation pursuant to Section 103(a) of the Code.

        The disbursement or payments specified in this subsection shall be made by the Trustee only in accordance with and upon receipt of a written requisition for such payment signed by the Authorized Company Representative, reviewed and approved by the Bank, and acknowledged by an Authorized Issuer Representative. Such requisition shall be in substantially the form attached to the Loan Agreement as an exhibit and by this reference thereto made a part hereof.

        A duplicate copy of each requisition shall be furnished to the Issuer simultaneously with the filing of the original with the Trustee.

        In making any such payment from the Project Fund, the Trustee may rely on any such requisition and any such certificates delivered to it pursuant to this Section and the Trustee shall be relieved of all liability with respect to making such payments in accordance with such requisitions and such supporting certificate or certificates without inspection of the Project or any other investigation.

        (c) The Trustee shall maintain adequate records pertaining to the Project Fund and all disbursements therefrom.

        Section 704. Creation of the Rebate Fund. There is hereby created by the issuer and ordered established with the Trustee a trust fund to be designated "Rhode Island Port Authority and Economic Development Corporation Rebate Fund - Newport Electric Corporation Project 1994 Series".

        Section 705. Payments into the Rebate Fund. There shall be paid into the Rebate Fund such amounts at such times as are required to be paid by the Company pursuant to the Tax Regulatory Agreement as the Rebate Amount. Computations of the Rebate Amount shall be furnished to the Trustee by the Company in accordance with the Tax Regulatory Agreement. The Trustee shall provide the Company with such information regarding investments of moneys on deposit in the funds created by this Indenture as shall be required under the Tax Regulatory Agreement. The Trustee may rely on such computations and shall be relieved of all liability with respect thereto.

        Section 706. Disbursements from the Rebate Fund. The Trustee, upon receipt of written instructions from an Authorized Company Representative in accordance with the Tax Regulatory Agreement, shall pay to the United States out of amounts on deposit in the Rebate Fund (a) not later than 30 days after the end of each five year period following the date of issuance of the Bonds, an amount such that, together with amounts previously paid, the total amount paid to the United States is equal to 90% of the Rebate Amount calculated as of the end of the most recent Computation Period as provided by the Company to the Trustee pursuant to Section 702 and (b) not later than 30 days after the date on which all of the Bonds have been paid in full, 100% of the Rebate Amount as of the end of the final Computation Period as provided by the Company to the Trustee pursuant to Section 702. The Trustee may conclusively rely upon directions and instructions received from the Company and shall have no independent obligations with respect to computations of the amounts required to be paid into the Rebate Fund, or the application of amounts on deposit in the Rebate Fund.

                          ARTICLE VIII.

                     BOND PURCHASE FUND

        Section 801. Creation of the Bond Purchase Fund. There is hereby created by the Issuer and ordered established with the Trustee a trust fund to be designated "Rhode Island Port Authority and Economic Development Corporation Bond Purchase Fund -- Newport Electric Corporation Project, 1994 Series", which shall be used to pay the Purchase Price of Bonds required to be purchased by the Trustee pursuant to Sections 301 and 302. There shall be established as trust accounts within the Bond Purchase Fund a Company Payments Account, a Remarketing Account and a Credit Facility Account. Neither the Issuer nor the Company shall have any interest in the Remarketing Account or Credit Facility Account.

        Section 802.  Payments Into the Bond Purchase Fund.
There shall be paid into the following accounts in the Bond
Purchase Fund, as and when received,

        (a) all proceeds of the remarketing of Bonds by the Remarketing Agent pursuant to Section 303 to persons other than the Company, its Affiliates and the Issuer (such proceeds (together with any investments thereof) and the income therefrom and the proceeds thereof)) shall at all times be held by the Trustee in the Remarketing Account in the Bond Purchase Fund);

        (b)  each payment by the Company pursuant to Section
   5.4 of the Loan Agreement (which payment (together with any investments thereof and the income therefrom and proceeds thereof) shall at all times be held by the Trustee in the Company Payments Account); and

        (c) each other payment received by the Trustee under and pursuant to any of the provisions of this Indenture or the Loan Agreement which is required, or which is accompanied by directions that such payment is, to be paid into the Company Payments Account in the Bond Purchase Fund (which payment (together with any investments thereof and the income therefrom and proceeds thereof) shall at all times be held by the Trustee in the Remarketing Account representing proceeds of the remarketing of Bonds by the Remarketing Agent pursuant to Section 303 or any investment thereof and the income therefrom and proceeds thereof).

        (d)  There shall be paid into the Credit Facility
   Account in the Bond Purchase Fund, as and when received, any and all moneys drawn by the Trustee under the Credit
   Facility pursuant to Section 902(b) hereof.

         Section 803.  Use of Moneys in the Bond Purchase Fund.

        (a) Except as provided in Section 805, moneys in the Bond Purchase Fund shall be used solely for the payment of the Purchase Price of Bonds required to be purchased by the Trustee on any Optional Tender Date or Mandatory Tender Date pursuant to Section 301 and 302.

        (b) On each Conversion Date, Optional Tender Date or Mandatory Tender Date, the Trustee shall withdraw, from time to time, sufficient moneys from the Remarketing Account and Credit Facility Account in the Bond Purchase Fund to pay the Purchase Price of Bonds required to be purchased by the Trustee on each Optional Tender Date, Mandatory Tender Date or Conversion Date pursuant to
   Section 301 and 302, as the same become due and payable, which authorization and direction the Trustee hereby accepts. Funds for the payment of the Purchase Price of such Bonds shall be drawn by the Trustee from the Remarketing Account and Credit Facility Account in the Bond Purchase Fund in the order of priority indicated below and, subject to Section 213 of this Indenture, in each case applied first to Bonds other than Company Bonds (until the Purchase Price for Bonds not Company Bonds shall have been paid in full) and second to Company Bonds;

        (1) amounts in the Remarketing Account in the Bond Purchase Fund which represent proceeds of the remarketing of such Bonds pursuant to Section 303 (other than any proceeds derived directly or indirectly from a remarketing of Bonds to the Company, its Affiliates, or the Issuer) received by the Trustee on or prior to 12:00 noon, New York City time on such Optional Tender Date, Mandatory Tender Date, or Conversion Date;

        (2) amounts in the Credit Facility Account in the Bond Purchase Fund which represent moneys drawn under the Credit Facility; and

        (3) amounts in the Company Payments Account which represent payments made by the Company pursuant to Section
   5.4 of the Loan Agreement or described in Section 802(c) hereof, and amounts derived from the investment of such amounts.

        (c) If prior to the Conversion Date, either an Event of Default shall occur hereunder and the payment of the Bonds shall be accelerated pursuant to Section 1202 (or if such Event of Default is an Event of Default of the type described in clause (d) of Section 1201, then regardless of whether or not the payment of the Bonds shall have been accelerated), or the Bonds are to be redeemed pursuant to Section 306(a) or 306(b), the Trustee shall transfer to the Credit Facility Account in the Bond Fund all moneys then held by the Trustee in the Credit Facility Account in the Bond Purchase Fund, which shall thereafter be deemed to be amounts drawn under the Credit Facility pursuant to Section 902(a) or 902(c), as appropriate, for all purposes hereof.

        Section 804. Moneys to be Held in Trust. All moneys paid over to the Trustee for the account of the Bond Purchase Fund (to be held in the Company Payments Account, the Remarketing Account or the Credit Facility Account therein) under any provision hereof are held in trust by the Trustee for the benefit of the holders of the Bonds entitled to be paid therefrom.

        Section 805.  Payments to the Company and the Bank
from the Bond Purchase Fund.

        (a)  Any moneys remaining in the Company Payments
   Account in the Bond Purchase Fund after payment in full of the Bonds (taking into account Section 1102) and termination of the Loan Term, shall be paid to the Company.

        (b)  Any moneys held by the Trustee in the
   Remarketing Account in the Bond Purchase Fund shall be retained by the Trustee exclusively for the benefit of holders of Bonds not yet presented for payment of the Purchase Price thereof; such moneys shall not be paid to the Company or the Bank or to any other person other than the holders of Bonds entitled thereto, and any such holder shall look only to such moneys for the payment of the Purchase Price of such Bonds. Provided, however, that if after two (2) years such moneys have not been claimed, such moneys shall be paid first to the Bank if any amounts are then outstanding under the Reimbursement Agreement and next to the Company, subject to any other requirements of law as may be applicable to such moneys, and all liability of the Trustee with respect to such moneys shall thereupon cease.

        (c) Any moneys remaining in the Credit Facility Account in the Bond Purchase Fund following any Fixed Rate Conversion Date, and any moneys remaining in the Credit Facility Account in the Bond Purchase Fund after payment in full of the Bonds (taking into account Section 1202) and termination of the Loan Term, shall be paid to the Bank forthwith following such Conversion Date or Payment in Full and termination, as the case may be.

         (d) Any moneys remaining in the Credit Facility Account in the Bond Purchase Fund on any Optional Tender Date or Mandatory Tender Date which (i) were drawn by the Trustee on such date pursuant to Section 902(b) to provide for the purchase of Bonds tendered pursuant to Section 301, and (ii) which are not applied to the purchase of Bonds tendered on such Optional Tender Date or Mandatory Tender Date, shall be immediately paid to the Bank.

        (e) All moneys held by the Trustee in the Company Payments Account in the Bond Purchase Fund constituting the Purchase Price of Bonds not yet presented for payment shall be retained by the Trustee exclusively for the benefit of the holders of those Bonds; if after two (2) years such moneys have not been claimed, such moneys shall be paid first to the Bank if any amounts are then outstanding under the Reimbursement Agreement and next to the Company, subject to any other requirements of law as may be applicable to such moneys, and all liability of the Trustee with respect to such moneys shall thereupon cease. All funds in the Remarketing Account and in the Credit Facility Account in the Bond Purchase Fund constituting the Purchase Price of Bonds not yet presented for payment shall be retained by the Trustee exclusively for the benefit of the holders of those Bonds; if after two (2) years such moneys have not been claimed, such moneys shall be paid first to the Bank if any amounts are then outstanding under the Reimbursement Agreement and next to the Company, except as otherwise may be required by applicable law, and all liability of the Trustee with respect to such moneys shall thereupon cease.

                           ARTICLE IX.

                      LETTER OF CREDIT

        Section 901.  Delivery of Letter of Credit.

             (a) Pursuant to the Reimbursement Agreement, the Bank has agreed, subject to certain conditions, to deliver to the Trustee on the date of delivery of the Bonds for the account of the Company the initial Letter of Credit, to be held by the Trustee in trust in order to provide for the payment of the principal, Redemption Price and Purchase Price of and the interest on the Bonds, and the Trustee hereby agrees to accept the initial Letter of Credit and to perform its obligations with respect thereto in accordance with the express terms and conditions of this Indenture, the Loan Agreement and the initial Letter of Credit.

        The initial Letter of Credit will be issued pursuant to the Reimbursement Agreement.

             (b)  The initial Letter of Credit will be an
   irrevocable obligation of the Bank to pay to the Trustee, upon presentation of drafts and certificates in accordance with the terms thereof, (i) an aggregate amount not exceeding $7,925,000 for the payment of principal or that portion of the Purchase Price or Redemption Price of the Bonds corresponding to principal of the Bonds and (ii) an aggregate amount not exceeding $107,500 for the payment of interest on that portion of the Purchase Price or Redemption Price of the Bonds corresponding to interest on the Bonds (being an amount equal to interest accruing on the Bonds for a period of 45 days, calculated at an assumed rate of 11% on the basis of a 365-day year).

             (c) The initial Letter of Credit will expire on the earliest to occur of (i) the Stated Termination Date,
   (ii) the date upon which the Bank honors a draft drawn on the Letter of Credit accompanied by a certificate of the Trustee which states that such draft is the final draft and that, upon the honoring of such draft, the Letter of Credit will expire in accordance with its terms, (iii) the date upon which the Bank receives a certificate from the Trustee stating that no Bonds entitled to the benefits of the Letter of Credit are outstanding hereunder, (iv) the close of business on the first Business Day following receipt of notice by the Bank from the Trustee that all of the Bonds have been converted to the Fixed Rate Mode; (v) the fifth business day following the date on which Bonds supported by the Credit Facility shall be tendered or redeemed as a result of receipt by the Trustee of written notice from the Bank of the Bank's determination to terminate the Credit Facility on such fifth business day as a result of the occurrence of an "Event of Default" under the Reimbursement Agreement and to direct either a mandatory tender or acceleration pursuant hereto, and (vi) the date on which the Bank receives a written certificate from the Trustee stating that a substitute or replacement Credit Facility has been obtained. Upon such expiration the Trustee shall surrender the Letter of Credit to the Bank. A Credit Facility must be maintained in effect with respect to any Bonds.

             (d) The obligation of the Bank under the Letter of Credit will be reduced (and not reinstated) to the extent of any drawing thereunder to pay principal (or the portion of the redemption price, but not the Purchase Price, corresponding to principal) of the Bonds. With respect to any drawing to pay interest (or the portion of the Purchase Price, but not the redemption price, corresponding to interest) on the Bonds in the Weekly Mode, the Letter of Credit shall be reinstated on the eighth day following such drawing, unless prior to such day the Bank has notified the Trustee that such reinstatement will not be made because the Company has not reimbursed the Bank for such drawings or because an Event of Default under the Reimbursement Agreement has occurred and is continuing. With respect to any drawing to pay interest (or the portion of the Purchase Price, but not the Redemption Price, corresponding to interest) on Bonds in the Flexible Mode, the Letter of Credit shall be immediately reinstated after each drawing, unless prior to or concurrent with such drawing the Bank has notified the Trustee that such reinstatement will not be made because the Company has not reimbursed the Bank for one or more previous drawings not constituting an "Advance" as defined under the Reimbursement Agreement, or because an Event of Default under the Reimbursement Agreement has occurred and is continuing. Following any drawing to pay the portion of the Purchase Price corresponding to principal of Bonds, the Letter of Credit shall be reinstated in the amount of such drawing upon the reimbursement to the Bank to the amount so drawn (whether as a result of the subsequent remarketing of such Bonds or otherwise).

        Except with respect to any Company Bonds or Bank Bonds so long as the Letter of Credit is in effect: (i) the Trustee shall draw moneys under the Letter of Credit in accordance with the terms thereof to the extent necessary to make timely payments of principal and interest (and that portion of the Redemption Price or the Purchase Price corresponding to principal and interest) on the Bonds and
   (ii) the Trustee shall draw moneys under the Letter of Credit in accordance with the terms thereof on each date that the Bonds (or portions thereof in authorized denominations) are tendered for purchase to the extent proceeds of remarketing the Bonds are insufficient to pay the Purchase Price of the Bonds.

        When a drawing is made to enable the Trustee to pay the Purchase Price of the Bonds delivered to it, Bonds in an aggregate principal amount equal to the amount of the portion of the Purchase Price equal to principal shall be delivered to the Trustee and held by the Trustee for the account of the Company. Any Bonds so held by the Trustee shall be released as soon as practicable by the Trustee for delivery to the Company or to such persons as the Company shall designate in writing to the Trustee once the Trustee has delivered a certificate to the Bank in the form of Annex E to the Letter of Credit accompanied by the amount to be reimbursed in immediately available funds, and has received a copy of such Annex E, time-stamped, if available from the Bank.

        Section 902.  Letter of Credit Drawings.  The Trustee
shall draw moneys under the Letter of Credit in the following circumstances and only in the following circumstances:

        (a) The Trustee shall, without making any prior demand or claim upon the Company, make a drawing under and in accordance with the Letter of Credit so as to receive moneys thereunder in an amount which shall be sufficient to pay in full (i) the principal of the Bonds other than Bank Bonds and interest on the Bonds (other than Bank Bonds or Company Bonds) when due, and (ii) the principal of the Bonds other than Bank Bonds and accrued interest on the Bonds (and to be accrued interest in the case of Flexible Rate Bonds) (other than Bank Bonds or Company Bonds) to be redeemed pursuant to Section 306, in each case by 12:00 noon, New York City time, on the date such payment is required to be made hereunder.

        (b) The Trustee shall, without making any prior demand or claim upon the Company, make a drawing under and in accordance with the Letter of Credit to the extent that moneys in the Bond Purchase Fund representing proceeds (not including proceeds derived directly or indirectly from the Company) from the remarketing of Bonds pursuant to Section 303 or amounts derived from the investment of such proceeds are not available for such purpose, to pay the Purchase Price of all Bonds (other than Company Bonds) required to be purchased by the Trustee pursuant to Sections 301 and 302, by 12:00 noon, New York City time, on the date such payment is required to be made hereunder.

        (c) Upon the occurrence of an Event of Default and the acceleration of payment of the Bonds pursuant to
   Section 1202, the Trustee shall, without making any prior demand or claim upon the Company, make a drawing on the date of such declaration of acceleration under the Letter of Credit so as to receive same day funds thereunder in an amount which will be sufficient, to pay the principal of and accrued and to be accrued interest on the Bonds (other than Company Bonds); provided that if such Event of Default is an event of default of the type described in clause (d) of Section 1201, (which results in an automatic acceleration on the date of such default), then, the Trustee shall, without making any prior demand or claim upon the Company, make a drawing under the Letter of Credit on the day immediately following the date of such Event of Default so as to receive same day funds thereunder in an amount which will be sufficient, to pay the principal of and accrued interest on the Bonds (other than Company Bonds).

        Section 903. Disposition of Moneys Drawn Under Letter of Credit. All amounts drawn by the Trustee under the Letter of Credit shall be applied, as follows:

        (a) Amounts drawn under the Letter of Credit pursuant to Section 902(a) shall be deposited in the Credit Facility
   Account in the Bond Fund and applied as provided in Section
   603 or 606, as the case may be.

        (b) Amounts drawn under the Letter of Credit pursuant to Section 902(b) shall be deposited in the Credit Facility Account in the Bond Purchase Fund unless an Event of Default shall have occurred hereunder and the payment of the Bonds shall have been accelerated pursuant to Section 1202 (or if such Event of Default is an Event of Default of the type described in clause (d) of Section 1201, upon the automatic acceleration in which case such amounts shall be deposited by the Trustee in the Credit Facility Account in the Bond Fund) and applied as provided in Section 803 or 805, as the case may be.

        (c) Amounts drawn under the Letter of Credit pursuant to Section 902(c) shall be deposited into the Credit
   Facility Account in the Bond Fund and shall be paid out of the Bond Fund and distributed to the bondholders pursuant to Section 603.

         Section 904. Alternate Credit Facility. Upon satisfaction of the requirements described below and subject to the succeeding paragraph, the Company may (except during the period between the giving of notice of mandatory tender for purchase on account of the expiration of the Credit Facility and the Purchase Date) replace a Credit Facility then in effect with an Alternate Credit Facility; provided, however, that (i) the Credit Facility being replaced shall in no event be released until the Company has given not less than 45 days' written notice to the Issuer, the Trustee and the Remarketing Agent, and the Trustee has received the proceeds of all outstanding drawings on the Credit Facility being replaced, (ii) if any Bonds supported by the Credit Facility being replaced are in the Weekly Mode, the Trustee has given not less than 30 days' written notice of the release of the Credit Facility to owners of such Bonds in the Weekly Mode, and (iii) if any Bonds supported by the Credit Facility being replaced are in the Flexible Mode, the Credit Facility being replaced shall in no event be released earlier than on an Effective Date for all such Bonds.

        Any Credit Facility then in effect shall not be released, and no written certificate shall be sent by the Trustee to the Bank pursuant to Section 901(c)(vi) hereof until the effective date of the Alternate Credit Facility.

        Prior to the replacement of any Credit Facility, the Company shall deliver to the Trustee: (i) an opinion of counsel for the issuer of the Alternate Credit Facility to the effect that it constitutes a legal, valid and binding obligation of the issuer enforceable in accordance with its terms; (ii) an opinion of Bond Counsel to the effect that the issuance of an Alternate Credit Facility will not adversely affect the exclusion of interest on the Bonds from gross income for federal income tax purposes and that such Credit Facility is permitted hereunder; (iii) an opinion of counsel to the Company stating that the delivery of such substitute Credit Facility is authorized under the Loan Agreement and complies with the terms thereof; (iv) a certificate of the Bank that amounts due under the Reimbursement Agreement have been paid and that the Company has fulfilled all its obligations arising out of the Reimbursement Agreement; and
(v) if the Bonds are rated at the time of such delivery, the Company shall furnish to the Trustee written evidence from Moody's, if the Bonds are rated by Moody's, and from S&P, if the Bonds are rated by S&P, that such rating agency has reviewed the proposed Alternate Credit Facility and that the substitution of the proposed Alternate Credit Facility will not, by itself, result in a reduction of its rating of the Bonds from that which then prevails.

         Each Credit Facility must:

        (i) be an irrevocable, unconditional obligation of a financial institution;

        (ii) be on terms no less favorable to the Trustee than the Letter of Credit and entitle the Trustee to draw upon or demand payment and receive in immediately available funds an amount equal to the sum of the principal amount of the Bonds supported by the Credit Facility, and (A) at least 45 days' accrued interest at the Maximum Rate on the principal amount of Bonds outstanding in the Weekly Mode and (B) at least 45 days' accrued interest at the Maximum Rate on the principal amount of Bonds outstanding in the Flexible Mode; and

        (iii) provide for an original term which may not expire in less than 360 days and which may not expire or be terminated prior to the fifth business day after the Mandatory Tender Date applicable to Bonds being supported by the Credit Facility. The Company shall not enter into any reimbursement agreement or similar arrangement with the issuer of a Credit Facility or agree to any amendment thereof which in any way limits the obligation of such issuer to provide funds under the Credit Facility for the purchase of Bonds without the prior written consent of the holders of 100% of the principal amount of the Bonds outstanding and entitled to the benefit thereof.

                           ARTICLE IX-A

                 FIXED RATE CREDIT FACILITY

   Section 901A.  Delivery of Fixed Rate Credit Facility.

        (a) The Fixed Rate Credit Facility, if any, will be an irrevocable obligation of the Provider to pay to the Trustee, upon presentation of drafts and certificates in accordance with the terms thereof, (i) an aggregate amount not exceeding $8,083,500 for the payment of principal or Redemption Price of the Bonds and (ii) an aggregate amount not exceeding 195 days' accrued interest on the Bonds at the Fixed Rate, calculated on the basis of a year consisting of twelve 30 day months for the payment of interest on the Bonds.

        (b)  Any Fixed Rate Credit Facility must:

        (i) be an irrevocable, unconditional obligation of a financial institution;

        (ii) be on terms no less favorable to the Trustee than the Letter of Credit and entitle the Trustee to draw upon or demand payment and receive in immediately available funds an amount equal to the sum of the principal amount of the Bonds supported by the Fixed Rate Credit Facility, any premium applicable thereto, and at least 195 days accrued interest at the Fixed Rate on the principal amount of Bonds outstanding in the Fixed Rate Mode; and

        (iii) provide for an original term which may not expire earlier than three (3) years from the Fixed Rate
Conversion Date (or September 1, 2011, if earlier).

        Section 902A.  Fixed Rate Credit Facility Drawings.
The Trustee shall draw moneys under the Fixed Rate Credit
Facility in the following circumstances and only in the following circumstances:

        (a) The Trustee shall, without making any prior demand or claim upon the Company, make a drawing under and in accordance with the Fixed Rate Credit Facility so as to receive moneys thereunder in an amount which shall be sufficient to pay in full (i) the principal of and interest on the Fixed Rate Bonds when due, (ii) the principal of and premium, if any, and accrued interest on the Fixed Rate Bonds to be redeemed pursuant to Section 306, in each case by 12:00 p.m., New York City time, on the date such payment is required to be made hereunder.

         (b) Upon the occurrence of an Event of Default and the acceleration of payment of the Bonds pursuant to
   Section 1202, the Trustee shall, without making any prior demand or claim upon the Company, make a drawing under the Fixed Rate Credit Facility so as to receive same day funds thereunder in an amount which will be sufficient to pay the principal of and accrued interest on the Fixed Rate Bonds on the date of such declaration of acceleration; provided that if such Event of Default is an Event of Default of the type described in clause (d) of Section 1201, which results in automatic acceleration then the Trustee shall, without making any prior demand or claim upon the Company, make a drawing under the Fixed Rate Credit Facility so as to receive same day funds thereunder in an amount which will be sufficient to pay the principal of and accrued interest on the Bonds on the day immediately following the date of such Event of Default.

        Section 903A.  Disposition of Moneys Drawn Under Fixed
Rate Credit Facility. All amounts drawn by the Trustee under the Fixed Rate Credit Facility shall be applied, as follows:

        (a)  Amounts drawn under the Fixed Rate Credit
   Facility pursuant to Section 902A (a) shall be deposited in the Fixed Rate Credit Facility Account in the Bond Fund and applied as provided in Section 603 or 606, as the case may be.

        (b)  Amounts drawn under the Fixed Rate Credit
   Facility pursuant to Section 902A (b) shall be deposited into the Fixed Rate Credit Facility Account in the Bond
   Fund and shall be paid out of the Bond Fund and distributed to the bondholders pursuant to Section 603.

        Section 904A. Alternate Fixed Rate Credit Facility. Upon satisfaction of the requirements described below and subject to the succeeding paragraph, the Company may replace a Fixed Rate Credit Facility then in effect with an Alternate Fixed Rate Credit Facility; provided, however, that the Fixed Rate Credit Facility being replaced shall in no event be terminated or released until the Company has given not less than 45 days' written notice to the Issuer and the Trustee, and the Trustee has received the proceeds of all outstanding drawings on the Fixed Rate Credit Facility being replaced.

        Prior to the replacement of any Fixed Rate Credit Facility, the Company shall deliver to the Trustee: (i) an opinion of counsel for the Provider of the Alternate Fixed Rate Credit Facility to the effect that it constitutes a legal, valid and binding obligation of the Provider enforceable in accordance with its terms; (ii) an opinion of Bond Counsel to the effect that the issuance of an Alternate Fixed Rate Credit Facility will not adversely affect the exclusion of interest on the Bonds from gross income for federal income tax purposes and that such Fixed Rate Credit Facility is permitted hereunder; (iii) an opinion of counsel to the Company stating that the delivery of such Alternate Fixed Rate Credit Facility is authorized under the Loan Agreement and complies with the terms thereof and (iv) a certificate of the Provider of the Fixed Rate Credit Facility being replaced that amounts due under the applicable Fixed Rate Credit Facility Reimbursement Agreement have been paid and that the Company has fulfilled all its obligations arising out of the applicable Fixed Rate Credit Facility Reimbursement Agreement; and (v) if the Fixed Rate Bonds are rated at the time of such delivery, the Company shall furnish to the Trustee and Paying Agent written evidence from Moody's, if the Fixed Rate Bonds are then rated by Moody's, and from S&P, if the Fixed Rate Bonds are then rated by S&P, that such rating agency has reviewed the proposed Alternate Fixed Rate Credit Facility and that the substitution of the proposed Alternate Fixed Rate Credit Facility will not, by itself, result in a reduction of its rating of the Fixed Rate Bonds from that which then prevails.
                            ARTICLE X.

                        INVESTMENTS

         Section 1001. Bond Fund Investments. Moneys held in the Accrued Interest Account and the Company Payments Account in the Bond Fund shall be invested and reinvested by the Trustee in Permitted Investments as directed in writing by the Company pursuant to Section 4.4 of the Loan Agreement. Any investment herein shall be made in accordance with the Tax Regulatory Agreement, including particularly the terms and conditions thereof relating to arbitrage. Such investments shall be held by or under the control of the Trustee and shall be deemed at all times a part of the Bond Fund and the interest accruing thereon and any profit realized therefrom shall be credited to the Bond Fund and any loss resulting therefrom shall be credited to the Bond Fund and any loss resulting therefrom shall be charged to the Bond Fund. The Trustee is directed to sell and convert to cash a sufficient amount of such investments whenever the cash held in the Bond Fund is insufficient to provide for the payment of the principal of (whether at the maturity date or the redemption date prior to maturity) and premium, if any, and interest on the Bonds as the same become due and payable.

         Amounts in the Credit Facility Account or Fixed Rate Credit Facility Account of the Bond Fund, including without limitation amounts held pending disbursement under this Indenture, may be invested and reinvested by the Trustee, at the request of and as directed in writing by the Company, only in Governmental Obligations maturing in time to pay principal of and interest on the Bonds and not more than 90 days after the date on which they are acquired.

         If the Company specifies to the Trustee the investment so to be sold and converted to cash, the Trustee shall not, to the extent it conforms to such specification, have any responsibility for confirming that such specifications conform to the obligations of the Company set forth in the Tax Regulatory Agreement. If the Company fails to specify in writing to the Trustee the investments so to be sold and converted to cash, the Trustee may sell and convert to cash any investment credited to the Bond Fund as, in the Trustee's sole discretion, without regard to the restrictions on investment set out herein or in the Tax Regulatory Agreement, the Trustee may decide so to sell and convert.

         Section 1002.  Project Fund Investments.  Moneys held
in the Project Fund shall be invested and reinvested by the Trustee in Permitted Investments as directed in writing by the Company. with the Tax Regulatory Agreement, including particularly the terms and conditions thereof relating to arbitrage. Such investments shall be held by or under the control of the Trustee and shall be deemed at all times a part of the Project
Fund and the interest accruing thereon and any profit resulting therefrom shall be credited to the Project Fund and any loss resulting therefrom shall be charged to the Project
Fund. The Trustee is directed to sell and convert to cash a sufficient amount of such investments whenever the cash held in the Project Fund is insufficient to make a timely disbursement required to be made therefrom.

        If the Company specifies to the Trustee the investments so to be sold and converted to cash, the Trustee shall not, to the extent it conforms to each specification, have any responsibility for confirming that such specifications conform to the obligations of the Company set forth in the Tax Regulatory Agreement. If the Company fails to specify in writing to the Trustee the investments so to be sold and converted to cash, the Trustee may sell and convert to cash any investment credited to the Project Fund as, in the Trustee's sole discretion, without regard to the restrictions on investment set out herein or in the Tax Regulatory Agreement, the Trustee may decide so to sell and convert.

         Section 1003. Rebate Fund Investment. Moneys held in the Rebate Fund shall be invested and reinvested by the Trustee in Permitted Investments as directed in writing by the Company. Any investment herein shall be made in accordance with the Tax Regulatory Agreement, including particularly the terms and conditions thereof relating to arbitrage. Such investments shall be held by or under the control of the Trustee and shall be deemed at all times a part of the Rebate Fund and the interest accruing thereon and any profit realized therefrom shall be credited to the Rebate Fund and any loss resulting therefrom shall be charged to the Rebate Fund. The Trustee is directed to sell and convert to cash a sufficient amount of such investments whenever cash held in the Rebate Fund is insufficient to provide for the payment of the Rebate Amount.

         If the Company specifies to the Trustee the investments so to be sold and converted to cash, the Trustee shall not, to the extent it conforms to such specification, have any responsibility for confirming that such specifications conform to the obligations of the Company set forth in the Tax Regulatory Agreement. If the Company fails to specify in writing to the Trustee the investments so to be sold and converted to cash, the Trustee may sell and convert to cash any investment credited to the Rebate Fund as, in the Trustee's sole discretion, without regard to the restrictions on investment set out herein or in the Tax Regulatory Agreement, the Trustee may decide so to sell and covert.

         Section 1004. Bond Purchase Fund Investments. Moneys held in the Company Payments Account, the Remarketing Account and the Credit Facility Account in the Bond Purchase Fund shall be invested and reinvested by the Trustee in Permitted Investments as directed in writing by the Company pursuant to
Section 4.4 of the Loan Agreement and subject to the same restrictions as the Bond Fund, the Project Fund and the Rebate Fund.

                           ARTICLE XI.

                     DISCHARGE OF LIEN

        Section 1101. Discharge of Lien and Security Interests. If the Issuer shall pay or cause to be paid the principal of, the redemption premium (if any) and the interest on, the Bonds at the times and in the manner stipulated therein and herein, and if the Issuer shall keep, perform and observe all agreements in the Bonds and herein expressed as to be kept, performed and observed by it or on its part, then the lien hereof, these presents and the Trust Estate and the security interests shall cease, determine and be void. Upon the lien hereof, these presents and the Trust Estate and the security interests ceasing, determining and being void as provided in the preceding sentence, the Trustee, upon receipt by the Trustee of an opinion of Counsel (which may be Counsel to the Company) stating that in the opinion of the signer all conditions precedent to the satisfaction and discharge of this Indenture have been complied with, shall cancel and discharge this Indenture and the security interests, and shall execute and deliver to the Issuer such instruments in writing as shall be required to cancel and discharge this Indenture and the security interests, shall apply any moneys and Government Obligations comprising the Trust Estate in accordance with
Section 606, except for moneys and Government Obligations held in the Bond Fund for the purpose of paying Bonds which have not yet been presented for payment and moneys and Government Obligations held in the Bond Purchase Fund for the purpose of paying the Purchase Price of Bonds which have not yet been presented for purchase; provided, however, such cancellation and discharge of the Indenture shall not terminate the powers and rights granted to the Trustee with respect to the payment, transfer and exchange of the Bonds.

        Section 1102.  Provision for Payment of Bonds.  After
the Fixed Rate Conversion Date, Bonds shall be deemed to have been paid within the meaning of Section 1101 if

        (a) there shall have been irrevocably deposited in the Bond Fund either:

             (i)  sufficient moneys, or

             (ii) Government Obligations of such maturities and interest payment dates and bearing such interest (at a yield not to exceed the yield on the Bonds) as will, without further investment or reinvestment of either the principal amount thereof or the interest earnings thereon (said earnings to be held in trust also), and without any requirement that the same be sold prior to their stated maturities be sufficient together with any moneys referred to in subsection (i) above, for the payment at their respective maturities or redemption dates prior to maturity, of the principal thereof and the interest to accrue thereon to such maturity or redemption dates, as the case may be;

        (b) there shall have been paid to the Trustee all Trustee's, Paying Agent's, Co-Paying Agent's, Bond Registrar's and Issuer's fees and expenses due or to become due in connection with the payment or redemption of the Bonds or there shall be sufficient available moneys in the Bond Fund to make said payments; and

        (c) if any Bonds are to be redeemed on any date prior to their maturity, the Issuer shall have given to the Trustee in form satisfactory to the Trustee irrevocable instructions to redeem such Bonds on such date and either evidence satisfactory to the Trustee that all redemption notices required by this Indenture have been given or irrevocable power authorizing the Trustee to give such redemption notices.

        Limitations elsewhere specified herein regarding the investment of moneys held by the Trustee in the Bond Fund shall not be construed to prevent the depositing and holding in the Bond Fund of the obligations described in the preceding subparagraph (a)(ii) for the purpose of defeasing the lien of this Indenture as to Bonds which have not yet become due and payable.

        Section 1103.  Discharge of the Indenture.
Notwithstanding the fact that the lien of this Indenture upon the Trust Estate may have been discharged and cancelled in accordance with Section 1101, this Indenture and the rights granted and duties imposed hereby, to the extent not inconsistent with the fact that the lien upon the Trust Estate may have been discharged and cancelled, shall nevertheless continue and subsist until the principal of, the redemption premium (if any) and the interest on, all of the Bonds shall have been paid in full or the Trustee shall have applied in accordance with Sections 606 and 805 all funds and Government Obligations theretofore held by the Trustee for payment or purchase of any Bonds not theretofore presented for payment or purchase.

                           ARTICLE XII.

 DEFAULT PROVISIONS AND REMEDIES OF TRUSTEE AND BONDHOLDERS

        Section 1201.  Defaults; Events of Default.  If any of
the following events occurs, subject to the terms of Section
1211, it is hereby defined as and declared to be and to constitute an "Event of Default" hereunder:

        (a) default in the due and punctual payment of any interest on any Bond; or

        (b) default in the due and punctual payment of the principal and redemption premium, if any, of any Bond whether at the maturity date or the redemption date prior to maturity, or upon acceleration thereof; or

        (c) default in the due and punctual payment of the Purchase Price of any Bond; or

        (d)  an Act of Bankruptcy; or

        (e) the occurrence of an Event of Default under the Loan Agreement; or

        (f) subject to Section 1211 herein, default in the performance or observance of any other of the agreements or conditions on the part of the Issuer contained herein or in the Bonds after 30 days written notice specifying such failure and requesting that it be remedied is given by the Trustee to the Issuer; or

        (g) a notice of non-reinstatement of amounts drawn under the Letter of Credit to pay interest or the portion of the Purchase Price equal to the principal amount on the Bonds is given by the Bank to the Trustee in accordance with the Letter of Credit; or

        (h) receipt by the Trustee of written notice from the Bank of a termination of the Credit Facility and directing the Trustee to accelerate the principal of the Bonds and the interest thereon to the date of acceleration because an event of default has occurred under the Reimbursement Agreement.

        Upon the occurrence of any Event of Default under subsections 1201 (a), (b), (e), (g), or (h), the Trustee shall immediately give Electronic Notice of that Event of Default to the Remarketing Agent and the Credit Facility Issuer. If an Event of Default occurs under Section 1201 (c), the Trustee shall immediately give Electronic Notice of that Event of Default to the Trustee, and the Trustee shall give Electronic Notice to the Remarketing Agent, the Company and the Credit Facility Issuer.

        Section 1202. Acceleration. Upon (i) the occurrence of an Event of Default under subsection (a), (b), (c), (e),
(g), or (h) of Section 1201, or (ii) the occurrence of an Event of Default under subsection (f) of Section 1201 and at the written request of the owners of not less than thirty-three percent (33%) in principal amount of the Outstanding Bonds and written direction from the Bank, the Trustee shall, by notice in writing delivered to the Issuer, the Bank, the Paying Agent and the Company, declare the principal of the Bonds and the interest accrued thereon to the date of such acceleration immediately due and payable. Upon the occurrence of an Event of Default under subsection (d) of
Section 1201, the principal of the Bonds and the interest accrued thereon to the date of such Event of Default shall automatically be accelerated to be due and payable, without any act or action on the part of any person. Upon any such acceleration, the Trustee shall immediately draw under the Credit Facility an amount sufficient to pay the aggregate principal amount of the Outstanding Bonds, premium if any, and all interest on the Bonds then due or to become due to the date of such acceleration, the Trustee shall pay in accordance with the provisions of Section 1206, but solely from amounts drawn under the Credit Facility to pay the aggregate principal amount of the outstanding Bonds, premium if any, and all interest on the Bonds then due and to become due to the date of such acceleration. Upon any declaration of acceleration hereunder, the Trustee shall immediately declare the payments required to be made by the Company under Section 5.3 of the Loan Agreement to be immediately due and payable in accordance with Section 10.2 of the Loan Agreement. Interest shall cease to accrue on the Bonds on the date of acceleration.

        Section 1203. Other Remedies. Upon the occurrence of an Event of Default, the Trustee shall have the power to proceed with any right or remedy granted by the Constitution and laws of the State, as it may deem best, including any suit, action or special proceeding in equity or at law for the specific performance of any covenant or agreement contained herein or for the enforcement of any proper legal or equitable remedy as the Trustee shall deem most effectual to protect the rights aforesaid, insofar as such may be authorized by law. The rights herein specified are to be cumulative to all other available rights, remedies or powers and shall not exclude any such rights, remedies or powers.

         No delay or omission to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or shall be construed to be a waiver of any such Event of Default or acquiescence therein; and every such right and remedy may be exercised from time to time and as often as may be deemed expedient.

        No waiver of any Event of Default hereunder, whether by the Trustee or by the Bondholders, shall extend to or shall affect any subsequent Event of Default or shall impair any rights or remedies consequent thereon.

        Section 1204. Rights of Bondholders. Upon the occurrence of an Event of Default and if requested so to do by the holders of a majority in principal amount of Bonds then outstanding and indemnified as provided in Section 1301, the Trustee, subject to the provisions of Section 1205, shall be obligated to exercise such one or more of the rights and remedies conferred by this Article as the Trustee, being advised by Counsel, shall deem most expedient in the interests of the Bondholders.

        Section 1205. Right of Bondholders and the Bank to Direct Proceedings. Anything herein to the contrary notwithstanding, the holders of a majority in principal amount of Bonds then outstanding and, prior to the Fixed Rate Conversion Date, the Bank (so long as the Bank has not failed to honor a proper draw on the Credit Facility) shall have the right, at any time, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions hereof, or for the appointment of a receiver or any other proceedings hereunder.

        Section 1206. Application of Moneys. All moneys received by the Trustee (other than pursuant to the Credit Facility or any monies in the Bond Fund held for the benefit of the Bondholders) pursuant to any right given or action taken under the provisions of this Article shall, after payment of the costs and expenses of the proceedings resulting in the collection of such moneys and of the fees, expenses, liabilities and advances due, incurred or made by the Trustee, be deposited in the Company Payments Account in the Bond Fund and all moneys drawn by the Trustee pursuant to any right given or action taken under the provisions of this Article under the Credit Facility shall be deposited in the Credit Facility Account or Fixed Rate Credit Facility Account as applicable in the Bond Fund and shall be applied, as follows:

         (a) Unless the principal of all the Bonds shall have become or shall have been declared due and payable, all such money shall be applied:

             FIRST - to the payment to the persons entitled thereto of all installments of interest then due on the Bonds (other than installments of interest on Company Bonds and on Bonds with respect to the payment of which moneys and/or Government Obligations are set aside in the Bond Fund), in the order of the maturity of the installments of such interest and, if the amount available shall not be sufficient to pay in full any particular installment, then to the payment ratably, according to the amounts due on such installment, to the persons entitled thereto, without any discrimination or privilege;

             SECOND - to the payment to the persons entitled thereto of the unpaid principal of any of the Bonds which shall have become due (other than principal of Company Bonds and Bonds with respect to the payment of which moneys and/or Government Obligations are set aside in the Bond Fund), in the order of their due dates, with interest on such Bonds from the respective dates upon which they become due and, if the amount available shall not be sufficient to pay in full the principal coming due on such Bonds on any particular date, together with such interest, then to the payment ratably, according to the amount of principal due on such date, to the persons entitled thereto without any discrimination or privilege; and

             THIRD - to the payment of the principal and interest on the Company Bonds then due, subject to
        Section 213 of this Indenture, in such amounts as the holders thereof shall direct the Trustee.

        (b) If the principal of all the Bonds shall have become due or shall have been declared due and payable, all such moneys shall be applied FIRST, to the payment of the principal and the interest then due and unpaid upon the Bonds (other than principal of and the interest on Company Bonds and Bonds with respect to the payment of which moneys and/or Government Obligations are set aside in the Bond
   Fund), without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Bond over any other Bond, ratably, according to the amounts due respectively for principal and interest, to the persons entitled thereto without any discrimination or privilege, and SECOND, subject to Section 213 of this Indenture, to the payment of the principal of and interest on the Company Bonds in such manner as the holders thereof shall direct the Trustee.

        (c) If the principal of all the Bonds shall have been declared due and payable, and if such declaration shall thereafter have been rescinded and annulled under the provisions of this Article, then, subject to the provisions of paragraph (b) of this Section in the event that the principal of all the Bonds shall later become due or be declared due and payable, the moneys shall be applied in accordance with the provisions of paragraph (a) of this Section.

        Whenever moneys are to be applied pursuant to the provisions of this Section, such moneys shall be applied at such times, and from time to time, as the Trustee shall determine, having due regard to the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future. Whenever the Trustee shall apply such funds, it shall fix the date (which shall be the earlier of one (1) Business Day after the acceleration or an Interest Payment Date unless it shall deem another date is more suitable) upon which such application is to be made and upon such date interest on the amounts of principal to be paid on such dates shall cease to accrue. The Trustee shall give such notice as it may deem appropriate of the deposit with it of any such moneys and of the fixing of any such date, and shall not be required to make payment to the holder of any Bond until such Bond shall be presented to the Trustee.

        Whenever all Bonds and the interest thereon have been paid under the provisions of this Section all expenses and charges of the Trustee and Paying Agent and the Bond Registrar have been paid, any balance remaining in the Bond Fund shall be disposed of in the manner provided in Section 606.

        Section 1207. Rights and Remedies Vested in the Trustee. All rights and remedies of action (including the right to file proof of claims) hereunder or under any of the Bonds may be enforced by the Trustee without the possession of any of the Bonds or the production thereof in any trial or other proceedings relating thereto and any such suit or proceeding instituted by the Trustee shall be brought in its name as Trustee without the necessity of joining as plaintiffs or defendants any holders of the Bonds, and any recovery of judgment shall be for the equal benefit of the holders of the Bonds.

         Section 1208. Rights and Remedies of Bondholders. No holder of any Bond shall have any right to institute any suit, action or proceeding in equity or at law for the enforcement hereof, for the execution of any trust hereof or for the appointment of a receiver or to enforce any other right or remedy hereunder, unless (i) a default has occurred of which the Trustee has been notified as provided in subsection (e)(iv) of Section 1301, or of which by said subsection it is deemed to have notice, (ii) such default shall have become an Event of Default and the holders of thirty-three per centum (33%) in principal amount of Bonds then outstanding shall have made written request to the Trustee and shall have offered reasonable opportunity either to proceed to exercise the powers hereinbefore granted or to institute such action, suit or proceeding in its own name, and
(iii) such bondholders have offered to the Trustee indemnity as provided in Section 1301 and the Trustee shall thereafter fail or refuse to exercise the powers hereinbefore granted, or to institute such action, suit or proceeding in its own name. Such notification, request and offer of indemnity are hereby declared in every case at the option of the Trustee to be conditions precedent to the execution of the powers and trusts hereof, and to any action or cause of action for the enforcement hereof, or for the appointment of a receiver or for any other right or remedy hereunder; it being understood and intended that no one or more holders of the Bonds shall have nay right in any manner whatsoever to affect, disturb or prejudice the lien hereof by its, his or their action or to enforce any right or remedy hereunder except in the manner herein provided, and that all proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the benefit first of the holders of all Bonds other than Company Bonds and second to the holders of Company Bonds. Nothing herein contained shall, however, affect or impair the right of any bondholder to enforce the payment of the principal and purchase price of, the redemption premium
(if any) and the interest on, any Bond at and after the date such payment is due, or the obligation of the Issuer or the Trustee to pay the principal and purchase price of, the redemption price (if any) and the interest on, each of the Bonds issued hereunder to the respective holders thereof at the time, place, from the source and in the manner expressed in the Bonds.

        Section 1209. Termination of Proceedings. If the Trustee shall have proceeded to enforce any right or remedy hereunder by the appointment of a receiver, by entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely, then and in every such case the Issuer and the Trustee shall be restored to their former positions and rights hereunder with respect to the Trust Estate, and all rights, remedies and powers of the Trustee shall continue as if no such proceedings had been taken.

        Section 1210. Waivers of Events of Default. The Trustee shall waive any Event of Default hereunder and its consequences and rescind any declaration of maturity of principal upon the written request of both the holders of a majority in principal amount of all Bonds then outstanding and the Bank in the case of any Event of Default; provided, however, that there shall not be waived

        (a) any Event of Default pertaining to the payment of the principal or purchase price of any Bond at its maturity date or redemption date prior to maturity or purchase date, or

        (b) any Event of Default pertaining to the payment when due of the interest on any Bond,

unless prior to such waiver or rescission, all arrears of principal, purchase price and interest, with interest thereon for the period of such default (to the extent permitted by law) at the rate per annum equal to the Prime Rate in respect of which such Event of Default shall have occurred, and all expenses, liabilities and advances of the Trustee in connection with such Event of Default, including reasonable attorneys fees, shall have been paid or provided for, and the holders of a majority in principal amount of all Bonds then outstanding and the Bank have consented to such waiver or rescission and in case of any such waiver or rescission, or in case any proceeding taken by the Trustee on account of any such Event of Default shall have been discontinued or abandoned or determined adversely, then and in every such case the Issuer, the Trustee, the Bank, and the Bondholders shall be restored to their former positions and rights hereunder, respectively, but no such waiver or rescission shall extend to any subsequent or other Event of Default, or impair any right consequent thereon. The Trustee shall not have any discretion to waive any Event of Default hereunder and its consequences except in the manner and subject to the terms expressed above and only if the Credit Facility shall be in full force and effect.

        In no event shall any Event of Default under Subsections (g) or (h) of Section 1201 be waived without the prior written consent of the Bank and written evidence from the Bank of full reinstatement of the Letter of Credit.

         If a declaration of acceleration is made pursuant to
Section 1202, then and in every such case, the Trustee shall, upon the written request of both the holders of a majority in principal amount of all Bonds then outstanding, the Bank (if all of the Bonds are not in the Fixed Rate Mode) and each Provider (if some of the Bonds are in the Fixed Rate Mode), annul such declaration, and the consequences thereof, provided that at the time such declaration is annulled:

        (A) no judgment or decree has been entered for the payment of any moneys due pursuant to the Bonds;

        (B) all arrears of interest on all of the Bonds and all other sums payable under the Bonds (except as to principal of, and interest on, the Bonds which has become due and payable by reason of such declaration) shall have been duly paid; and

        (C) each and every default hereunder shall have been waived pursuant to the preceding paragraph or otherwise made good or cured;

and provided further, that no such annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereto. The Trustee shall not have any discretion to annul any declaration of acceleration made pursuant to
Section 1202 and its consequences except in the manner and subject to the terms expressed hereinabove.

        Section 1211. Notice of Defaults; Opportunity of Issuer and Company to Cure Defaults. No default specified in
Section 1201(f) shall constitute an Event of Default hereunder until notice of such default by registered or certified mail shall be given by the Trustee to the Issuer, the Company, and the Bank, and the Issuer shall have had thirty (30) days after receipt of such notice to correct said default or cause said default to be corrected, and shall not have corrected said default or caused said default to be corrected within the applicable period; provided, further, that if a default specified in said Section 1201(f) be such that it can be corrected but not within the period specified herein, it shall not constitute the basis of an Event of Default hereunder (a) if corrective action capable of remedying such default is instituted by the Issuer within the applicable period and diligently pursued until the default is corrected, and (b) if the Issuer shall within the applicable period furnish to the Trustee and the Bank a certificate executed as provided in
Section 1301(e)(ii) certifying that said default is such that it can be corrected but not within the applicable period and that corrective action capable of remedying such default has be instituted and is being diligently pursued and will be diligently pursued until the default is corrected and (c) the Bank consents to such extension of time within which the Issuer is to cure such default. The Issuer shall notify the Trustee and the Bank by certificate executed as above when such default has been corrected. The Trustee shall be entitled to rely upon any such certificate given pursuant to this Section.

        With regard to any default concerning which notice is given to the Company or the Issuer under the provisions of this Section, the Issuer hereby grants to the Company full authority to perform any obligation the performance of which by the Issuer is alleged in said notice to be in default, such performance by the Company to be in the name and stead of the Issuer with full power to do any and all things and acts to the same extent that the Issuer could do and perform any such things and acts and with power of substitution.

                          ARTICLE XIII.

         THE TRUSTEE, PAYING AGENT AND CO-PAYING AGENT,
               BOND REGISTRAR, CO-BOND REGISTRAR

        Section 1301.  Acceptance of the Trusts.  The Trustee
hereby accepts the trusts imposed upon it hereby, and agrees to perform said trusts, but only upon and subject to the following express terms and conditions:

        (a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all events of default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied agreement or obligations shall be read into this Indenture against the Trustee; and, in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture. In case an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

        (b) The Trustee may execute any of the trusts or powers hereof and perform any of its duties by or through attorneys, agents, receivers or employees and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder, and shall be entitled to advice of Counsel concerning all matters of trusts hereof and the duties hereunder, and may in all cases pay such reasonable compensation to all such attorneys, agents, receivers and employees as may reasonably be employed in connection with the trusts hereof. The Trustee may act upon the opinion or advice of any attorney (who may be the attorney or attorneys for the Issuer or the Company), approved by the Trustee in the exercise of reasonable care. The Trustee shall not be responsible for any loss or damage resulting from any action or non-action in good faith in reliance upon such opinion or advice.

         (c) The Trustee shall not be responsible for any recital herein, or in the Bonds (except in respect to the authentication certificate of the Trustee endorsed on the Bonds), or for the recording or re-recording, filing or re-filing of this Indenture or the Loan Agreement, or for insuring the Trust Estate or any part of the Project or collecting any insurance moneys, or for the validity of the execution hereof by the Issuer or of any supplements hereto or instruments of further assurance, or for the sufficiency of the security for the bonds, or for the value of or title in and to the Trust Estate or any part of the Project or otherwise as to the maintenance of the security hereof; except that if the Trustee enters into possession of a part or all of the Trust Estate pursuant to any provision hereof it shall use due diligence in preserving the same, and the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any agreements or conditions on the part of the Issuer or on the part of the Company under the Loan Agreement, except as hereinafter set forth; but the Trustee may require of the Issuer or the Company full information and advice as to the performance of the agreement and conditions aforesaid and as to the condition of the Trust Estate.

        (d) Except to the extent herein specifically provided, the Trustee shall not be accountable for the use of the proceeds of any of the Bonds. The Trustee, the Paying Agent, and Co-Paying Agent, the Bond Registrar, any Co-Bond Registrar or the Remarketing Agent, in its individual capacity, may in good faith buy, sell, own, hold or deal in any of the Bonds issued hereunder, and may join in any action which any Bondholder may be entitled to take with like effect as if such person did not act in any capacity hereunder. The Trustee, the Paying Agent, any Co-Paying Agent, the Bond Registrar, any Co-Bond Registrar or the Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or be interested in any financial or other transaction with the Issuer or the Company, and may act as depository, trustee or agent for any of them or for any committee or body of bondholders or holders of other obligations of the Issuer as freely as if such person did not act in any capacity hereunder.

        (e) Except as is otherwise provided in subsection (a) above:

             (i) The Trustee shall be protected in acting in accordance with any notice, request, consent, certificate, order, affidavit, letter, telegram or other paper or document believed to be genuine and correct and to have been signed or sent by the proper person or persons. Any action taken by the Trustee, pursuant hereto upon the request, authority or consent of any person who at the time of making such request or giving such authority or consent of any person who at the time of making such request or giving such or consent is the holder of any Bond, shall be conclusive and binding upon all future holders of the same Bond and upon Bonds issued in exchange therefor or in place thereof.

             (ii) As to the existence or non-existence of any fact or as to the sufficiency or validity of any instrument, paper or proceeding, the Trustee shall be entitled to rely upon a certificate signed and attested on behalf of the Issuer by an Authorized Issuer Representative as sufficient evidence of the facts therein contained and prior to the occurrence of a default of which the Trustee has been notified as provided in subsection (e)(iv) of this Section, or of which by said subsection it is deemed to have notice, shall also be at liberty to accept and rely upon a similar certificate to the effect that any particular dealing, transaction or action is necessary or expedient, but may at its discretion secure such further evidence deemed necessary or advisable, but shall in no case be bound to secure the same. The Trustee may accept a certificate of an Authorized Issuer Representative under its seal to the effect that such resolution has been adopted and is in full force and effect.

             (iii)  The right of the Trustee to do things
        enumerated herein shall not be construed as a duty and the Trustee shall not be answerable for other than its gross negligence or willful misconduct.

             (iv) The Trustee shall not be required to take notice or be deemed to have notice of any default hereunder except failure to make any payments to the Trustee required to be made by Article VI or Article VIII and any Event of Default under Subsection (g) or
        (h) of Section 1201, unless the Trustee shall be specifically notified in writing of such default by the Issuer, the Bank, or by the holders of at least thirty-three per centum (33%) in principal amount of Bonds. All notices or other instruments required to be delivered to the Trustee must, in order to be effective, be delivered at the Principal Office of the Trustee, and in the absence of such notice so delivered the Trustee may conclusively assume there is no default except as aforesaid. In the event that any payment required to be made by Article VI or VIII is not paid when due, the Trustee shall immediately notify the Company by telephone notice that such payment has not been made and shall immediately confirm such notice in writing to the Company.

        (f) The Trustee shall not be personally liable for any debts contracted or for damages to persons or property, or for salaries or non-fulfillment of contracts during any period in which it may be in the possession of or managing the Project as herein provided.

        (g) At reasonable times and as often as reasonably requested in connection with its rights under this Indenture, the Trustee and its duly authorized agents who are acceptable to the Company shall have the right to, but shall not be obligated to, inspect the Project as provided in Section 8.2 of the Loan Agreement.

        (h) The Trustee shall not be required to give any bond or surety in respect of the execution of the said trusts and powers or otherwise in respect of this Indenture.

        (i) Notwithstanding anything elsewhere herein contained, the Trustee shall have the right, but shall not be required, to demand, in respect of the authentication of any Bonds, the withdrawal of any cash, the release of any property, or any action whatsoever within the purview hereof, any showings, certificates, opinions, appraisals or other information, or corporate action or evidence thereof, in addition to that required by the terms hereof as a condition of such action by the Trustee which the Trustee deems desirable for the purpose of establishing the right of the Issuer to the authentication of any Bonds, the withdrawal of any cash, the release of any property or the taking of any other action by the Trustee.

        (j) Before taking any action hereunder at the request or direction of any Bondholder, the Trustee may require that an indemnity bond satisfactory to the Trustee be furnished for the reimbursement of all expenses to which it may be put and to protect it against all liability, except liability which is adjudicated to have resulted from the negligence or willful misconduct of the Trustee by reason of any action so taken. Notwithstanding the foregoing, the Trustee shall not, under any circumstances, suspend the performance of its Ordinary Services pending reimbursement for the expenses it has incurred in connection therewith.

         (k) All moneys received by the Trustee, the Paying Agent, or any Co-Paying Agent for the Bonds shall, until used or applied or invested as herein provided, be held in trust for the purposes for which they were received but need not be segregated from other funds except to the extent required herein or by law. Neither the Trustee, the Paying Agent, any Co-Paying Agent nor the Remarketing Agent shall be under any liability for interest on any moneys received hereunder except such as may be agreed upon.

        (l) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

        Section 1302.  Fees, Charges, Expenses and
Indemnification of Trustee. The Company shall pay or cause to be paid the reasonable fees, charges and expenses of the Trustee, Paying Agent, Depository and Bond Registrar as required by Section 5.6 of the Loan Agreement and the Company shall indemnify the Trustee, Paying Agent, Bond Registrar and Depository as required by Section 5.6 of the Loan Agreement. Upon the occurrence of an Event of Default, but only upon such occurrence, the Trustee shall have a first lien on the Trust Estate with right of payment prior to payment of the principal of, the redemption premium (if any) and the interest on, any Bond for the foregoing fees, charges and expenses. Notwithstanding any provision hereof to the contrary, the Trustee shall have no lien upon or right to receive payment of any fees, charges, expenses, liabilities or advances (i) from the Bond Fund or the Bond Purchase Fund or (ii) from amounts drawn (or deemed to have been drawn) under the Letter of Credit or held in the Credit Facility Account or Fixed Rate Credit Facility Account in the Bond Fund or the Credit Facility Account in the Bond Purchase Fund.

        Section 1303. Notice to Bondholders and the Bank If Default Occurs. If a default occurs of which the Trustee is by subsection (e) (iv) of Section 1301 required to take notice or if notice of a default be given as in said subsection (e)
(iv) provided, then the Trustee shall give (i) immediate telephonic notice to the Bank, with written confirmation thereof to follow within two (2) Business Days thereafter, and
(ii) written notice thereof by first-class mail, postage prepaid, to the Bank and the holders of all Bonds then outstanding, and, as to defaults described in Section 1201(f), to the Issuer; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Bond or in the payment of any Bond Purchase Fund installment, the Trustee shall be protected in withholding such notice from the Bondholders (but not the Bank) if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Bondholders.

        Section 1304. Intervention by Trustee. In any judicial proceeding to which the Issuer is a party which in the opinion of the Trustee and its Counsel, has a substantial bearing on the interest of the Bondholders, the Trustee may intervene on behalf of the Bondholders and shall do so if requested in writing by the holders of at least thirty-three per centum (33%) in principal amount of the outstanding Bonds. The rights and obligations of the Trustee under this Section are subject to the approval of a court of competent jurisdiction if such approval is required by law as a condition to such intervention.

        Section 1305. Successor Trustee. Any Company or association into which the Trustee may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, merger, consolidation, sale or transfer to which it is a party, ipso facto, shall be and become successor Trustee hereunder and vested with all of the title to the Trust Estate and all the trusts, powers, discretions, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

        Section 1306. Resignation by the Trustee. The Trustee and any successor Trustee may at any time resign from the trusts hereby created by giving written notice by first-class mail, postage prepaid, to the Issuer, the Company and the Bank and to each Bondholder, and such resignation shall take effect upon the appointment of a successor Trustee by the Bondholders or by the Issuer; provided, however, that if a successor Trustee shall not have been appointed within thirty (30) days from the date of such notice or resignation, the resigning Trustee shall remain as Trustee but may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         Section 1307. Removal of the Trustee. The Trustee may be removed at any time after thirty (30) days' written notice, by an instrument or concurrent instruments in writing delivered to the Trustee and to the Issuer, the Company, the Paying Agent, any Co-Paying Agent, the Bond Registrar, any Co-Bond Registrar, and the Bank, and signed by the holders of a majority in principal amount of the outstanding Bonds; provided, however, that such removal shall take effect only upon the appointment of a successor Trustee, and provided, further, that if a successor Trustee shall not have been appointed within thirty (30) days from the date of such notice or removal, the resigning Trustee shall remain as Trustee but the holder of a majority in principal amount of the Outstanding Bonds may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        Section 1308. Appointment of Successor Trustee by the Bondholders; Temporary Trustee. If the Trustee shall resign, be removed, be dissolved, be in course of dissolution or liquidation, or shall otherwise become incapable of acting hereunder or in case it shall be taken under the control of any public officer, officers or a receiver appointed by a court, a successor may be appointed by the holders of a majority in principal amount of the outstanding Bonds, by an instrument or concurrent instruments in writing signed by such holders, or by their attorney-in-fact, duly authorized; provided, nevertheless, that in case of such vacancy the Issuer, by an instrument signed and attested by an Authorized Issuer Representative under its seal, may appoint a temporary Trustee to fill such vacancy until a successor Trustee shall be appointed by the Bondholders in the manner above provided; and any such temporary Trustee shall immediately and without further act be superseded by the Trustee so appointed by such Bondholders. Every such Trustee appointed pursuant to the provisions of this Section shall be a trust company or bank (having trust powers) in good standing, shall be located within or outside the State, shall have an unimpaired capital and surplus of not less than FIFTY MILLION DOLLARS ($50,000,000).

        Section 1309.  Concerning Any Successor Trustee.
Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Issuer an instrument in writing accepting such appointment hereunder, and thereupon such successor, without any further act, deed or conveyance, shall, with the exception of the lien, if any, as provided for in Section 5.6 of the Loan Agreement, become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of its predecessor; but such predecessor shall, nevertheless, on the written request of the Issuer, or of its successor, execute and deliver an instrument transferring to such successor Trustee all the estates, properties, rights, powers and trusts of such predecessor hereunder; and every predecessor Trustee shall deliver all securities and moneys held by it as Trustee hereunder to its successor. Should any instrument in writing from the Issuer be required by any successor Trustee in order to more fully and certainly vest in such successor the estates, properties, rights, powers and trusts hereby vested or intended to be vested in the predecessor any and all such instruments in writing shall, on request, be executed, acknowledged and deliver by the Issuer. The resignation of any Trustee and the instrument or instruments removing any Trustee and appointing a successor hereunder, together with all other instruments provided for in this Article, shall be filed and/or recorded by the successor Trustee in each recording office where the Financing Statements shall have been filed and/or recorded. In the event of any appointment of a successor Trustee, the Letter of Credit or Fixed Rate Credit Facility, as the case may be, shall be transferred to the successor Trustee pursuant to the provisions thereof.

        Section 1310. Right of Trustee to Pay Taxes and Other Charges. If any tax, assessment or governmental or other charge upon any part of the Trust Estate or the Project is not paid as required herein, the Trustee may, but is not obligated to, pay such tax, assessment or charge, without prejudice, however, to any rights of the Trustee, the Bank or the bondholders hereunder arising in consequent of such failure; and any amount of any time so paid under this Section, with interest thereon from the date of payment at the rate per annum equal to the Prime Rate, shall become so much additional indebtedness secured hereby, and the same shall be given a preference in payment over the principal of, the redemption premium (if any) and the interest on, the Bonds and shall be paid out of the revenues and receipts from the Trust Estate, if not otherwise caused to be paid; provided, however, that the Trustee shall not have any such preference in payment of any such tax, assessment or charge (i) from the Bond Fund or the Bond Purchase Fund or (ii) from amounts drawn (or deemed to have been drawn) under the Letter of Credit or held in the Credit Facility Accounts in the Bond Fund or the Bond Purchase Fund. The Trustee shall not be under obligation to make any such payment unless it shall have been requested to do so by the holders of at least thirty-three per centum (33%) in principal amount of the Bonds then outstanding and shall have been provided with sufficient moneys for the purpose of making such payment.

         Section 1311. Trustee Protected in Relying Upon Resolutions, etc. The Trustee may accept as conclusive evidence of the facts and conclusions stated therein and may rely and shall be protected in acting or refraining from acting upon the resolutions, opinions, certificates and other instruments, papers or documents provided for herein.

        Section 1312.  Successor Trustee as Custodian of
Funds. Upon a change in the office of Trustee, the predecessor Trustee which has resigned or has been removed shall cease to be the holder of the Bond Fund, the Project
Fund and Rebate Fund and the Bond Purchase Fund, and the successor Trustee shall become such holder.

        Section 1313.  Trust Estate May Be Vested in
Co-Trustee. It is the purpose hereof that there shall be no violation of any law of any jurisdiction (including particularly the laws of the State) denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture or the Loan Agreement, and in particular in case of the enforcement of either upon the occurrence of an Event of Default, it may be necessary that the Trustee and the Issuer enter into a supplemental indenture to appoint an additional individual or institution as a separate Trustee or Co-Trustee as permitted in Section 1501(e). The following provision of this Section are adapted to these ends.

        Upon the incapacity or lack of authority of the Trustee, by reason of any present or future law of any jurisdiction, to exercise any of the rights, powers and trusts hereunder granted to the Trustee or to hold title to the Trust Estate or to take any other action which may be necessary or desirable in connection therewith, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in a separate Trustee or Co-Trustee appointed by the Trustee but only to the extent necessary to enable the separate Trustee or Co-Trustee to exercise such rights, powers and trusts, and every agreement and obligation necessary to the exercise thereof by such separate Trustee or Co-trustee shall run to and be enforceable by either of them. Notwithstanding the foregoing, any Co-Trustee appointed under the provisions of this Indenture shall not become the beneficiary of the Letter of Credit unless the Trustee transfer the Letter of Credit to such Co-Trustee in accordance with the terms of the Reimbursement Agreement.

         Should any deed, conveyance or instrument in writing from the Issuer be required by the separate Trustee or Co-Trustee so appointed by the Trustee in order to more fully and certainly vest in and confirm to him or it such properties, rights, powers, trusts, duties and obligations, any and all such deeds, conveyances and instruments shall, on request, be executed, acknowledged and delivered by the Issuer. In case any separate Trustee or Co-Trustee, or a successor to either, shall die, become incapable of acting, design or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate Trustee or Co-Trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new Trustee or successor to such separate Trustee or Co-Trustee.

        Section 1314. Filing of Certain Continuation Statements. From time to time, the Trustee shall file or cause to be filed continuation statements for the purpose of continuing without lapse the effectiveness of (i) those Financing Statements which shall have been filed at or prior to the issuance of the Bonds in connection with the security for the Bonds pursuant to the authority of the U.C.C., and
(ii) any previously filed continuation statements which shall have been filed as herein required. The Issuer and the Company shall sign and deliver to the Trustee or its designee such continuation statements as may be requested of them from time to time by the Trustee.

        Section 1315. Paying Agent; Co-Paying Agent. Rhode Island Hospital Trust National Bank is hereby appointed Paying Agent for the Bonds. The Trustee may, with the approval of the Company, appoint one or more Co-Paying Agents for the Bonds, subject to the conditions set forth in Section 1316. The Paying Agent and any such Co-Paying Agent shall designate its Principal Office and mailing address and signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument of acceptance delivered to the Issuer, the Company, the Trustee and the Bank under which the Paying Agent and each such Co-Paying Agent will agree, particularly:

        (a) to hold all sums held by such Paying Agent or Co-Paying Agent for the payment of the principal of, or the redemption premium (if any) or the interest on, Bonds in trust for the benefit of the Bondholders until such sums shall be paid to such Bondholders or otherwise disposed of as herein provided;

         (b) to keep such books and records as shall be consistent with prudent industry practice, to make such books and records available for inspection by the Issuer, the Trustee and the Company at all reasonable times and, upon the request of the Trustee, to promptly furnish copies of such books and records to the Trustee and to promptly notify the Trustee of any change in such books or records; and

        (c) upon the request of the Trustee, to forthwith deliver to the Trustee all sums so held in trust by such Paying Agent or Co-Paying Agent.

        The Issuer shall cooperate with the Trustee and the Company to cause the necessary arrangements to be made and to be thereafter continued whereby funds derived from the sources specified in Section 602 will be made available for payment when due of the Bonds as presented at the Principal Offices of the Paying Agent and any Co-Paying Agent.

        Section 1316. Qualifications of Paying Agent and Co-Paying Agent; Resignation; Removal. The Paying Agent and each Co-Paying Agent shall be banking associations or corporations duly organized under the laws of the United States of America or any state or territory thereof, having a combined capital stock, surplus and undivided profits of at least FIFTEEN MILLION DOLLARS ($15,000,000) and authorized by law to perform all the duties imposed upon it by this Indenture. The Paying Agent and any Co-Paying Agent may at any time resign or be discharged of the duties and obligations created by this Indenture by giving at least sixty (60) days notice to the Issuer, the Company, the Trustee and the Bank. The Paying Agent and any Co-Paying Agent may be removed at any time, at the direction of the Company or the Trustee, by an instrument signed by the Issuer and the Company or the Trustee, as the case may be, and filed with the Paying Agent or such Co-Paying Agent, as the case may be, and with the Trustee, the Bond Registrar, any Co-Bond Registrar, and the Bank.

        In the event of the resignation or removal of the Paying Agent or any Co-Paying Agent, the Paying Agent or such Co-Paying Agent, as the case may be, shall pay over, assign and deliver any moneys held by it in such capacity to its successor or, if there be no successor, to the Trustee.

        In the event that the Paying Agent shall resign or be removed, or be dissolved, or if the property or affairs of the Paying Agent shall be taken under the control of any State or Federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and the Issuer shall not have appointed its successor as Paying Agent, the Trustee shall ipso facto be deemed to be the Paying Agent for all purposes of this Indenture until the appointment by the Issuer of the Paying Agent or successor Paying Agent, as the case may be.

        Section 1317. Remarketing Agent. Goldman Sachs & Co., has been appointed Remarketing Agent pursuant to the Remarketing Agent's Agreement. The Company shall, with the approval of the Issuer, appoint any successor Remarketing Agent for the Bonds, subject to the conditions set forth in
Section 1318. The Remarketing Agent shall designate to the Trustee its Principal Office and signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument of acceptance delivered to the Issuer, the Company and the Trustee under which the Remarketing Agent will agree particularly to (i) use its best efforts to place any Bond delivered to the Trustee for purchase pursuant to Article III hereof, and (ii) keep such books and records as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Issuer, the Trustee and the Company at all reasonable times. Receipt by the Trustee of a fully executed copy of the Remarketing Agent's Agreement shall constitute compliance with the preceding sentence as to the Bank.

        The Issuer shall cooperate with the Trustee, the Bond Registrar, any Co-Bond Registrar and the Company to cause the necessary arrangements to be made and to be thereafter continued whereby funds from the sources specified herein and in the Loan Agreement will be made available to pay the purchase price of Bonds presented at the Principal Office of the Trustee.

        Section 1318. Qualifications of Remarketing Agent; Resignation; Removal. Any Remarketing Agent shall be an institution authorized by law to perform all the duties imposed upon it by this Indenture. The Remarketing Agent may at any time resign and be discharged of the duties and obligations created by this Indenture by giving notice to the Issuer, the Company, the Bank and the Trustee, such resignation and discharge to become effective upon the earlier of (i) 30 days following the date of such notice or (ii) the designation of another Remarketing Agent hereunder. Upon 30 days' written notice to the Remarketing Agent, the Remarketing Agent may be removed by the Issuer at the direction of the Company, by an instrument signed by the Issuer and the Company and filed with the Remarketing Agent and with the Trustee, the Bank, the Depository, if applicable, and the Company.

         Section 1319. Bond Registrar; Co-Bond Registrar. Rhode Island Hospital Trust National Bank is hereby appointed Bond Registrar for the Bonds. The Issuer may, with the approval of the Company, appoint a Co-Bond Registrar to perform one or more functions of the Bond Registrar under this Indenture. The Bond Registrar and any such Co-Bond Registrar shall designate its Principal Office and mailing address and signify its acceptance of the duties imposed upon it hereunder by a written instrument of acceptance delivered to the Issuer, the Company, and the Trustee under which such Bond Registrar or Co-Bond Registrar will agree, particularly, to keep such books and records as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Issuer, the Company, and the Trustee at all reasonable times.

        The Issuer shall cooperate with the Trustee and the Company to cause the necessary arrangements to be made and to be thereafter continued whereby Bonds, executed by the Issuer and authenticated by the Trustee, shall be made available for exchange and registration of transfer at the Principal Office of the Bond Registrar. The Issuer shall cooperate with the Trustee, the Bond Registrar and the Company to cause the necessary arrangements to be made and to be thereafter continued whereby the Paying Agent, any Co-Paying Agent and the Remarketing Agent shall be furnished such records and other information, at such times, as shall be required to enable the Paying Agent, any Co-Paying Agent and the Remarketing Agent to perform the duties and obligations imposed upon them hereunder.

        Section 1320. Qualifications of Bond Registrar and Co-Bond Registrar; Resignation; Removal. The Bond Registrar and each Co-Bond Registrar shall be a banking association or corporation organized under the laws of the United States of America or any state or territory thereof having a combined capital stock, surplus and undivided profits of at least FIFTEEN MILLION DOLLARS ($15,000,000) and authorized by law to perform all the duties imposed upon it by this Indenture. The Bond Registrar and the Co-Bond Registrar may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least sixty (60) days notice to the Issuer, the Company, the Trustee and the Bank. The Bond Registrar and any Co-Bond Registrar may be removed at any time, at the direction of the Company, by an instrument signed by the Issuer and the Company and filed with the Bond Registrar or such Co-Bond Company and filed with the Bond Registrar or such Co-bond Registrar, as the case may be, and with the Trustee, the Paying Agent, any Co-Paying Agent, the Remarketing Agent and the Bank.

         In the event that the Bond Registrar shall resign or be removed, or be dissolved, or if the property or affairs of the Bond Registrar shall be taken under the control of any state or Federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and the Issuer shall not have appointed its successor as Bond Registrar, the Trustee shall ipso facto be deemed to be the Bond Registrar for all purposes of this Indenture until the appointment by the Issuer of the Bond Registrar or successor Bond Registrar, as the case may be.

        Section 1321. Several Capacities. Anything in this Indenture to the contrary notwithstanding, the same entity may serve hereunder as the Trustee, the Paying Agent, the Bond Registrar and the Remarketing Agent and in any other combination of such capacities, to the extent permitted by law.

                           ARTICLE XIV.

                  MEETINGS OF BONDHOLDERS

        Section 1401.  Purposes for Which Bondholders'
Meetings May Be Called. A meeting of Bondholders may be called at any time and from time to time for any of the following purposes:

        (a) to give any notice to the Issuer, the Company or the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Bondholders pursuant to Section 1208;

        (b) to remove the Trustee pursuant to Section 1307, and to appoint a successor Trustee pursuant to Section 1308;

        (c) to consent to the execution of a supplemental indenture pursuant to Section 1502, or to consent to the execution of an amendment, change or modification of the Loan Agreement pursuant to Section 1602; or

        (d) to take any other action authorized to be taken by or on behalf of the holders of any specified principal amount of the Bonds under any other provision hereof or under applicable law.

        Section 1402.  Place of Meetings of Bondholders.

        Meetings of Bondholders may be held at such place or places as the Trustee or, in case of its failure to act, the Bondholders calling the meeting shall, from time to time determine.

        Section 1403.  Call and Notice of Bondholders'
Meetings.

        (a) The Trustee may at any time call a meeting of Bondholders to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of Bondholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be by first class mail postage prepaid, to the Bondholders at the address shown on the registration books.

        (b) In case at any time the holders of at least 33% in aggregate principal amount of the Bonds outstanding shall have requested the Trustee to call a meeting of the Bondholders by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have given the notice of such meeting within twenty (20) days after receipt of such request, then such Bondholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 1401 by giving notice thereof as provided in subsection (a) of this Section.

        Section 1404.  Persons Entitled to Vote at
Bondholders' Meetings. To be entitled to vote at any meeting of Bondholders, a person shall be a registered holder of one or more Bonds outstanding, or a person appointed by an instrument in writing as proxy for a bondholder by such a bondholder. The only persons who shall be entitled to be present or to speak at any meeting of Bondholders shall be the persons entitled to vote at such meeting and their Counsel, any representatives of the Trustee and its Counsel, any representatives of the Issuer and its Counsel.

        Section 1405.  Determination of Voting Rights; Conduct
and Adjournment of Meetings.

        (a) Notwithstanding any other provisions hereof, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Bondholders in regard to proof of the holding of Bonds and of the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Bonds shall be proved in the manner specified in Section 1701 and the appointment of any proxy shall be proved in the manner specified in Section 1701 or by having the signature of the person executing the proxy witnessed or guaranteed by any bank, banker or trust company authorized by Section 1701 to certify to the holding of Bonds. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1701 or other proof.

        (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by Bondholders as provided in subsection (b) of Section 1403, in which case the Bondholders calling the meeting shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority of the Bonds represented at the meeting and entitled to vote.

        (c) At any meeting each bondholder or proxy shall be entitled to one vote for each $100,000 principal amount of Bonds prior to the Conversion Date and each $5,000 principal amount of Bonds outstanding held or represented by him after the Conversion Date; provided, however, that no vote shall be cast or counted at any meeting in respect of any bond challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote, except as a bondholder or proxy.

        (d) At any meeting of Bondholders, the presence of persons holding or representing Bonds in an aggregate principal amount sufficient under the appropriate provision hereof to take action upon the business for the transaction of which such meeting was called shall constitute a quorum. Any meeting of Bondholders called pursuant to
   Section 1403 may be adjourned from time to time by vote of the holders (or proxies for the holders) of a majority of the Bonds represented at the meeting and entitled to vote, whether or not a quorum shall be present; and the meeting may be held as adjourned without further notice.

        Section 1406. Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Bondholders shall be by written ballots on which shall be subscribed the signatures of the Bondholders or of their representatives by proxy and the number or numbers of the Bonds outstanding held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Bondholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published or mailed as provided in Section 1403. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and copies shall be delivered to the Issuer, the Company and the Trustee to be preserved by the Trustee, which copy shall have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

        Section 1407. Revocation by Bondholders. At any time prior to (but not after) the evidencing to the Trustee, in the manner provided in Section 1406, of the taking of any action by the holders of the percentage in aggregate principal amount of the Bonds specified herein in connection with such action, any holder of a Bond the number of which is included in the Bonds the holders of which have consented to such action may, by filing written notice with the Trustee at its principal office and upon proof of holding as provided in Section 1701, revoke such consent so far as concerns such Bond. Except as aforesaid any such consent given by the holder of any bond shall be conclusive and binding upon such holder and upon all future holders of such Bond and of any Bond issued in exchange therefor or in lieu thereof, irrespective of whether or not any notation in regard thereto is made upon such Bond. Any action taken by the holders of the percentage in principal amount of the Bonds specified herein in connection with such action shall be conclusively binding upon the Issuer, the Company, the Trustee and the holders of all the Bonds.

                           ARTICLE XV.

                  SUPPLEMENTAL INDENTURES

        Section 1501. Supplemental Indentures Not Requiring Consent of Bondholders. The Issuer and the Trustee may, without the consent of, or notice to, any of the Bondholders, enter into an indenture or indentures supplemental hereto which shall not be inconsistent with the terms and provisions hereof for any one or more of the following purposes, provided that in the opinion of Counsel to the Trustee the change effected thereby is not to the prejudice of the interests of the Trustee or the Bondholders:

        (a) to cure any ambiguity or formal defect or omission herein;

        (b) to grant to or confer upon the Trustee for the benefit of the Bondholders any additional rights, remedies, powers or authorities that may lawfully be granted to or conferred upon the Bondholders or the Trustee or either of them;

        (c) to subject to the lien and pledge hereof additional payments, revenues, properties or collateral;

        (d) to modify, amend or supplement this Indenture or any indenture supplemental hereto in such manner as to permit the qualification hereof and thereof under the Trust Indenture Act of 1939, as amended, or any similar Federal statute hereafter in effect or to permit the qualification of the Bonds for sale under the securities laws of any of the states of the United States of America, and, if they so determine, to add hereto or to any indenture supplemental hereto such other terms, conditions and provisions as may be permitted by said Trust Indenture Act of 1939 or similar Federal statute;

        (e) to evidence the appointment of a separate Trustee or Co-Trustee or the succession of a new Trustee hereunder;

        (f) to effect any other supplement to this Indenture which, in the judgment of the Trustee, will not adversely affect the interests of the Bondholders;

        (g) to effect any change herein, other than those specified in clauses (a) through (f) above or in Section
   1502, required in order to obtain a rating from Moody's or S&P, if the Bonds are not then rated.

         In connection with any amendment pursuant to Section 1501(g) or in connection with any change in the Letter of Credit required in order to obtain a rating on the Bonds, the Trustee is authorized to surrender the Letter of Credit to the Bank for cancellation upon receipt of a new Letter of Credit complying with the requirements of the Loan Agreement. Such action shall not be deemed the substitution of an Alternate Credit Facility.

        Section 1502. Supplemental Indentures Requiring Consent of Bondholders. Exclusive of supplemental indentures covered by Section 1601 and subject to the terms and provisions contained in this Section, and not otherwise, the holders of not less than two-thirds (2/3) in principal amount of the Bonds outstanding shall have the right, from time to time, anything contained herein to the contrary notwithstanding, to consent to and approve the execution by the Issuer and the Trustee of such other indenture or indentures supplemental hereto as shall be deemed necessary and desirable by the Issuer for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained herein or in any supplemental indenture; provided, however, that nothing in this Section contained shall permit, or be construed as permitting without the consent of the holders of all the bonds affected thereby, (a) an extension of the maturity date on which the principal of or the interest on any Bond is, or is to become, due and payable, (b) a reduction in the principal amount of any Bond, the rate of interest thereon or any redemption premium, (c) a privilege or priority of any Bond or Bonds over any other Bond or Bonds, or (d) a reduction in the principal amount of the Bonds required for consent to such supplemental indenture.

        If the Issuer shall request the Trustee to enter into any such supplemental indenture for any of the purposes of this Section, the Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause written notice of the proposed execution of such supplemental indenture together with a copy of such proposed supplemental indenture to be given by first class mail, postage prepaid, to the holders of the Bonds at their addresses shown on the Trustee's books of registration. If, within sixty (60) days or such longer period as shall be prescribed by the Issuer following the mailing of such notice, the holders of not less than two-thirds (2/3) in principal amount of the Bonds then outstanding shall have consented to and approved the execution of such supplemental indenture as herein provided, no holder of any Bond shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Issuer from executing the same or from taking any action pursuant to the provisions thereof. Upon the execution of any such supplemental indenture as in this Section permitted and provided, this Indenture shall be modified and amended in accordance therewith.

        Anything herein to the contrary notwithstanding, a supplemental indenture under this Article XV which affects any right of the Company under the Loan Agreement shall not become effective unless and until the Company shall have consented to the execution and delivery of such supplemental indenture. In this regard, the Trustee shall cause notice of the proposed execution and delivery of any such supplemental indenture together with a copy of the proposed supplemental indenture to be mailed by certified or registered mail to the Company at lease fifteen (15) days prior to the proposed date of execution and delivery of any such supplemental indenture, unless such notice is waived in writing by the Company. The Company shall be deemed to have consented to the execution and delivery of any such supplemental indenture if the Trustee does not receive a letter of protest or objection thereto signed by or on behalf of the Company on or before 4:30 p.m., New York City time, on the fifteenth (15th) day after the mailing of said notice and a copy of the proposed supplemental indenture, unless such waiting period is waived in writing by the Company.

        This Indenture may not be amended, changed or modified except by the execution and delivery of a supplemental indenture entered into in accordance with the provisions of this Article XV.

        Section 1503.  Trustee Authorized to Join in
Supplements; Reliance on Counsel. The Trustee is authorized to join with the Issuer in the execution and delivery of any supplemental indenture permitted by this Article XV and, in so doing, shall be fully protected by an opinion of independent Counsel that such supplemental indenture is so permitted and has been duly authorized by the Issuer and that all things necessary to make it a valid and binding supplemental indenture have been done.

        Section 1504.  Approval of Bank, etc.  Anything
contained in this Article XV to the contrary notwithstanding, no indenture supplemental to this Indenture shall be entered into without the prior written consent of the Bank.

                           ARTICLE XVI.

                AMENDMENT OF LOAN AGREEMENT


        Section 1601. Amendments, etc., to Loan Agreement Not Requiring Consent of Bondholders. The Trustee shall, without the consent of, or notice to, the Bondholders, consent to any amendment, change or modification of the Loan Agreement as may be required.

        (a)  by the provisions of the Loan Agreement or hereby;

        (b) for the purpose of curing any ambiguity or formal defect or omission in the Loan Agreement; or

        (c)  to effect any other amendment to the Loan
   Agreement which, in the judgment of the Trustee, will not adversely affect the interests of the Bondholders.

        Section 1602. Amendments, etc., to Loan Agreement Requiring Consent of Bondholders. Except for the amendments, changes or modifications as provided in Section 1601, neither the Issuer nor the Trustee shall consent to any other amendment, change or modification of the Loan Agreement without the giving of notice and the written approval or consent of the holders of not less than the written approval or consent of the holders of not less than two-thirds (2/3) in principal amount of the Bonds then outstanding given and procured in accordance with the procedure set fourth in
Section 1502; provided, however, nothing contained in this Article shall permit, or be construed as permitting, any amendment, change or modification of the Company's unconditional obligation to make the payments required under the Loan Agreement or the Company's agreements with respect to the use of Bond proceeds without the consent of the holders of all Bonds affected thereby. If at any time the Issuer and the Company shall request the consent of the Trustee to any such proposed amendment, change or modification of the Loan Agreement, the Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause notice of such proposed amendment, change or modification to be given in the same manner as provided by Section 1502 with respect to proposed supplemental indentures.

        Such notice shall briefly set forth the nature of such proposed amendment, change or modification and shall state that copies of the instrument embodying the same are on file at the principal office of the Trustee for inspection by Bondholders.

         Section 1603.  Trustee Authorized to Join in
Amendments; Reliance on Counsel. The Trustee is authorized to join with the Issuer in the execution and delivery of any amendment permitted by this Article XVI and, in so doing, shall be fully protected by an opinion of independent Counsel that such amendment is so permitted and has been duly authorized by the Issuer and that all things necessary to make it a valid and binding agreement have been done.

        Section 1604.  Approval of Bank, etc.  Anything
contained in this Article XVI to the contrary notwithstanding, no amendment, change or modification of the Loan Agreement may be entered into without the prior written consent of the Bank.

                          ARTICLE XVII.

                       MISCELLANEOUS

        Section 1701.  Consents, etc. of Bondholders.

        (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided to be given or taken by Bondholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Bondholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer and the Company. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose hereof and conclusive in favor of the Trustee, the Company, and the Issuer, if made in the manner provided in this Section.

        (b) The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a company or a member of a partnership, on behalf of such company or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

        (c) The ownership of Bonds shall be proved by the registration books kept by the Trustee as Bond Registrar.

        (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by any bondholder shall bind every future holder of the same Bond in respect of anything done or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Bond.

        Section 1702.  Limitation of Rights.  With the
exception of rights herein expressly conferred, nothing expressed or mentioned in or to be implied herefrom or from the Bonds is intended or shall be construed to give to any person other than the parties hereto, the Company and the holders of the Bonds, any legal or equitable right, remedy or claim under or in respect hereto or any agreement, conditions and provisions herein contained; this Indenture and all of the agreement, conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto, the Company and the holders of the Bonds as herein provided.

        Section 1703. Severability. If any provision hereof shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions, or in all cases because it conflicts with any other provision or provisions hereof or any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatever.

        Section 1704. Notices. Except as otherwise expressly provided herein, it shall be sufficient service of any notice, approval, consent, request, complaint, demand, direction or other communication if the same shall be in writing and shall be delivered or mailed by first class registered or certified mail, return receipt requested, postage prepaid, and addressed, as follows:

   (a)  If to the Issuer  -   Rhode Island Port Authority and
                               Economic Development Corporation
                               Seven Jackson Walkway
                               Providence, Rhode Island 02903
                               Attn:  Treasurer

   (b)  If to the Corporation  - Newport Electric Corporation
                               c/o Eastern Utilities Associates
                               One Liberty Square
                               13th Floor, P.O. Box 2333
                               Boston, MA  02107
                               Attn:  Treasurer

   (c)  If to the Trustee  -   Rhode Island Hospital Trust
                                National Bank
                               150 Royall Street, Mail Stop
                                45-0215
                               Canton, Massachusetts  02021
                               Attn:  Corporate Trust Division

   (d)  If to the Bank     -   Canadian Imperial Bank of
                                 Commerce
                               425 Lexington Avenue
                               New York, New York  10017

 A duplicate copy of each notice, approval, consent, request, complaint, demand or other communication given hereunder by the Issuer, the Company, the Trustee or the Bank to any one of the others shall also be given to all of the others. A duplicate copy of each notice, approval, consent, request, complaint, demand or other communication given hereunder shall also be given to the Remarketing Agent at Goldman, Sachs & Co., 85 Broad Street, 24th Floor, New York, New York 10004
Attention: Municipal Note Trading Desk; and to the Paying Agent and Bond Registrar (so long as Rhode Island Hospital Trust National Bank is Paying Agent and Bond Registrar) at 150 Royall Street, Canton, Massachusetts 02021, Attention:
Corporate Trust Division; and to the Depository (so long as the Depository Trust Company is Depository) at 55 Water Street, New York, New York. The Issuer, the Company, the Trustee, the Bank, the Remarketing Agent, the Paying Agent and the Bond Registrar may, by notice given hereunder, designate any further or different addresses to which subsequent notices, approvals, consents, requests, complaints, demands or other communications shall be sent or persons to whose attention the same shall be directed.

        Section 1705. Payments Due on Saturdays, Sundays and Holidays In any case where the date of maturity of principal of and/or the interest on the Bonds or the date fixed for the redemption of any Bonds shall not be a Business Day, then payment of principal and/or interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for the redemption, and no interest shall accrue for the period after such date.

        Section 1706.  Counterparts.  This Indenture may be
executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

        Section 1707.  Laws Governing Indenture.  The effect
and meaning hereof and the rights of all parties hereunder shall be governed by, and construed according to, the laws of the State.

        Section 1708.  References to Bank.  Upon the
expiration or termination of the Letter of Credit, any provision of this Indenture requiring notification to be given to the Bank, or requiring that the Bank consent to any action, shall become ineffective.

        Section 1709. Limited Liability; Immunity of Directors of the Issuer. This Indenture does not pledge the general credit or taxing or taking power of the State. No provision, covenant or agreement contained in this Indenture or in the Bonds or any obligations herein or therein imposed upon the Issuer or the breach thereof, shall constitute or give rise to or impose upon the Issuer a pecuniary liability or a charge against its general credit. In making the agreements, provisions and covenants set forth in this Indenture, the Issuer has not obligated itself except with respect to the Trust Estate and the application of the revenues, income and all other property therefrom, as hereinabove provided.

        It is understood and agreed that the Issuer is not generally or personally liable for the debt or any portion of the debt evidenced by this Indenture or the interest thereon after the liquidation of the real estate and equipment which are the subject of the financing for which the Bonds are issued; neither is the Issuer nor are the directors of the Issuer, the agents, attorneys or employees of the Issuer, or their respective heirs, personal representatives of successors personally or generally liable in connection with any matter, cause or thing pertaining to this Indenture, the Financing Statements or any instruments and documents executed and delivered by the Issuer in connection with the Project.

        No covenant or agreement contained in this Indenture shall be deemed to be the covenant or agreement of any directors, officer, attorney, agent or employee of the Issuer in an individual capacity. No recourse shall be had for the payment of the principal of or the interest thereon, if any, payable upon the redemption of the Bonds or any claim based thereon against any officer, director, agent, attorney or employee of the Issuer past, present or future, or its successors of assigns, as such, either directly or through the Issuer, or any such successor company, whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all of such liability of such directors, officers, agents, attorneys or employees, being hereby released as a condition of, and as a consideration for, the execution and delivery of this Indenture.

        Section 1710.  Resolution of Conflicts.  To the extent
that there may be a conflict among the provisions of this Indenture or the Loan Agreement, this Indenture shall govern.

        Section 1711. Notice to Rating Agencies. The Trustee shall give, as soon as practicable, written notice to Moody's if the Bonds are then rated by Moody's or S&P, if the Bonds are then rated by S&P of any (i) expiration, termination or substitution of the Letter of Credit, Credit Facility or any Alternate Credit Facility; (ii) redemption or purchase of all Outstanding Bonds; (iii) any conversion to a new Mode; (iv) any amendments to the Indenture, Loan Agreement, Letter of Credit, or Reimbursement Agreement; (v) conversion of all of the Bonds to the Fixed Rate; or (vi) Payment in Full of the Bonds.

         IN WITNESS WHEREOF, the Rhode Island Port Authority and Economic Development Corporation has caused this Indenture to be executed in its corporate name and its corporate seal to be affixed hereto and attested by its authorized officers, and to evidence its acceptance of the trusts hereby created the Trustee has caused these presents to be executed in its corporate name and its corporate seal to be affixed hereto and attested by its authorized officers, all as of the date first above written.

(CORPORATE SEAL)

                                 RHODE ISLAND PORT AUTHORITY
                                 AND ECONOMIC DEVELOPMENT
                                 CORPORATION

Attest:

                                 By
                                   Authorized Issuer
                                     Representative

Authorized Issuer
  Representative

(CORPORATE SEAL)

                                 RHODE ISLAND HOSPITAL TRUST
                                 NATIONAL BANK
                                 as Trustee

Attest:

                                 By
                                   Title:

   Title:


JDC/2554






                          EXHIBIT A/B
                        TRUST INDENTURE








                          EXHIBIT A



                LETTER OF REPRESENTATIONS TO DTC






     BOOK-ENTRY-ONLY VARIABLE-RATE DEMAND OBLIGATION (VRDO)


                   LETTER OF REPRESENTATIONS
         [To Be Completed By Issuer, Remarketing Agent,
            Tender Agent, Paying Agent, and Trustee]




                        [NAME OF ISSUER]



                  [NAME OF REMARKETING AGENT]



                     [NAME OF TENDER AGENT]



                     [NAME OF PAYING AGENT]



                       [NAME OF TRUSTEE]




                                                   [DATE]


The Depository Trust Company
55 Water Street - 49th floor
New York, NY  10041-0099
Attention:  General Counsel's Office


         Re:


                             [ISSUE DESCRIPTION]

Ladies and Gentlemen:
The purpose of this letter is to set out certain matters relating to the above-referenced issue (the "Bonds").
                                (the "Issuer") is issuing the
Bonds pursuant to a trust indenture, bond resolution, or other such document authorizing the issuance of the Bonds dated as of
                      , 199   (the "Document").
                           (THE "REMARKETING AGENT") is acting
as remarketing agent with respect to the Bonds.
                          (THE "TENDER AGENT") is acting as
tender agent with respect to the Bonds.
                                  (THE "PAYING AGENT") is
acting as paying agent with respect to the Bonds.
                            (THE "TRUSTEE") is acting as
trustee with respect to the Bonds.                    (THE
"UNDERWRITER") is distributing the Bonds through The Depository Trust Company ("DTC").
To induce DTC to accept the Bonds as eligible for deposit at DTC and to act in accordance with its Rules with respect to the Bonds, the Issuer, the Remarketing Agent, the Tender Agent, the Paying Agent, and the Trustee make the following representations to DTC:

    1.  Prior to closing on the Bonds on              , 199  ,
    there shall be deposited with DTC on Bond certificate registered in the name of DTC's nominee, Cede & Co., for each stated maturity, the total of which represents 100% of the principal amount of such Bonds. If, however, the aggregate principal amount of any maturity excess $100 million, one certificate will be issued with respect to each $100 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Each $100 million Bond certificate shall bear the following legend:

    "Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede &
    Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

    2. The Document provides for the solicitation of consents from and voting by holders of the Bonds under certain circumstances. The Trustee or the Issuer shall establish a record date for such purposes and shall, to the extent possible, give DTC notice of such record date not less than 15 calendar days in advance of such record date. If delivered by hand or sent by mail or overnight delivery, such notice shall be sent to:

                  Supervisor, Proxy Department
                  The Depository Trust Company
                  7 Hanover Square, 23rd floor
                 New York, New York 10004-2695

    If sent by facsimile transmission, such notice shall be sent to (212) 709-6896 or (212) 709-6897. The Trustee or Issuer shall confirm DTC's receipt of such facsimile transmission by telephoning (212) 709-6870.

    3. In the event of a redemption of any other similar transaction resulting in the retirement of all Bonds outstanding or a reduction in the aggregate principal amount of Bonds outstanding ("full or partial redemption"), the Trustee or Issuer shall send DTC a notice of such event not less than 30 days nor more than 60 days prior to the redemption date or, in the event of an advance refunding of all or part of the Bonds outstanding, the date the proceeds are deposited in escrow.

    In the event of a partial redemption, the Trustee or the Issuer shall send DTC a notice specifying: (a) the amount of the redemption, (b) the date such notice is to be mailed to Bondholders or published (the "Publication Date"), and (c) whether any concurrent optional tender privilege is available. Such notice shall be sent to DTC by a secure means (e.g., legible facsimile transmission, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business two business days before the Publication Date. The Trustee or Issuer shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which will include a manifest or list of each CUSIP number submitted in that transmission. In the event of a partial redemption, the Publication Date shall be not less than 30 days nor more than 60 days prior to the redemption date.

    Notice given to DTC pursuant to this paragraph 3, if sent by mail or overnight delivery shall be sent to:

              Supervisor, Call Notification Department
              The Depository Trust Company
              711 Stewart Avenue
              Garden City, New York  11530-4719

    If sent by facsimile transmission, such notice shall be sent to (516) 227-4164 or (516) 227-4190. If the Trustee or Issuer does not receive a facsimile receipt from DTC confirming that the notice has been received, it should telephone (516) 227-4070.

    In cases where, prior to a partial redemption, certain Bonds are not subject to such redemption, if requested as follows, DTC will exclude such Bonds from its redemption procedures. Such request shall be in writing and shall contain: (A) certifications by the Trustee or Issuer that the principal amount of such Bonds is not subject to the partial redemption and by a custodian/DTC Participant that the Participant's position on DTC's records includes such Bonds, and (B) certification by the Trustee or Issuer that the election to exclude such Bonds from the partial redemption is authorized under the Document. Such request shall be sent to the Call Notification Department in the manner indicated above to assure that such request is in DTC's possession no later than the close of business two business days before the Publication Date of the partial redemption notice.

    4. For so long as the Bonds have an adjustable rate of interest, the Remarketing Agent shall deliver to DTC by hand or facsimile transmission, before the close of business on the final rate determination date preceding each interest payment date* a written notice containing the following information:


* The final rate determination date for each interest payment shall occur not less than two business days prior to the interest payment date.

    (a)  "Today's" date (the final rate determination date)

    (b)  Bond CUSIP Number

    (c)  Bond Description

    (d)  Interest Record Date

    (e)  Interest Payment Date

    (f) Amount of the interest payment expressed in whole amd fractional dollars per $1,000 of Bond face amount

    (g) Whether interest accrues record date to record date or payment date to payment date

    (h) The name, telephone number, and address of the Remarketing Agent person responsible for determining (f) and (g) above

    The name, telephone number, telecopy number (if available), and address of the Remarketing Agent person initially responsible for determining (f) and
    (g) above at the time of issuance of the Bonds will be:










         If delivered by hand, such notice shall be sent to:

                  Manager, VRDO Announcements
                      Dividend Department
                  The Depository Trust Company
                 7 Hanover Square - 22nd floor
                 New York, New York 10004-2695

    If sent by facsimile transmission, such notice shall be sent to (212) 709-1723 or (212 709-1520. The Remarketing
    Agent shall confirm DTC's receipt of such facsimile transmission by telephoning (212) 709-1178.

     If the interest payment date is a moving calendar day such as the fifth business day of each month, the Remarketing Agent shall send a copy of such notice to a service bureau designated by DTC, by hand or facsimile transmission, before the close of business on the final rate determination date preceding each interest payment date.

    In order to enable DTC to confirm independently the interest payment information provided by the Remarketing Agent, the Trustee shall deliver to DTC by noon ET on the business day next following the final rate determination date a written notice containing the following information:

    (a) "Today's" date (the business day next following the final rate determination date)

    (b)  Bond CUSIP Number

    (c)  Bond Description

    (d)  Interest Record Date

    (e)  Interest Payment Date

    (f) Amount of the interest payment expressed in whole and fractional dollars per $1,000 of Bond face amount

    (g) The name, telephone number, telecopy number (if available), and address of the Trustee person responsible for determining (f) above

    The name, telephone number, telecopy number (if available), and address of the Trustee person initially responsible for determining (f) above at the time of issuance of the Bonds will be:










    Such notice shall be sent to Manager, VRDO Announcements, Dividend Department, as indicated on page 5.

     If the interest payment date is a moving calendar day such as the fifth business day of each month, the Trustee shall send a copy of such notice to a service bureau designated by DTC, by hand or facsimile transmission, by noon ET on the business day next following the final rate determination date.

    5. Transactions in the Bonds shall be eligible for same-day (Federal) funds settlement in DTC's Same-Day Funds
    Settlement ("SDFS") system. For so long as the Bonds are Eligible Securities in the SDFS system ("SDFS Securities"):

    A. Interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns, on each payment date in same-day funds or the equivalent in accordance with existing arrangements between the Paying Agent and DTC. Such payments shall be made payable to the order of Cede & Co.

    B. Payments of principal shall be received by DTC on each payment date in same-day funds in the manner set forth in the SDFS Paying Agent Operating Procedures for the Wiring
    of Maturity, Redemption, and Reorganization   Payments to
    DTC (a copy of which previously has been furnished to the Paying Agent). Such payments shall be sent in time to be credited to DTC's account at the Federal Reserve Bank of New York ("FRBNY") no later than 10:00 a.m. (Paying Agent's local time) on the payment date.

    The name, telephone number, telecopy number (if available), and address of the Paying Agent person initially responsible for arranging such payments to DTC will be:










    If transactions in the Bonds become eligible for next-day (Clearinghouse) funds settlement in DTC's Next-Day Funds Settlement ("NDFS") system and for so long as the Bonds are Eligible Securities in the NDFS system ("NDFS Securities"):

    C. Interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns, on each payment date in next-day funds or the equivalent in accordance with existing arrangements between the Paying Agent and DTC. Such payments shall be made payable to the order of Cede & Co.

    D. Payments of principal for maturity and redemption payments to DTC shall be received by Cede & Co., as nominee of DTC, or its registered assigns, on each payment date in next-day funds or the equivalent in accordance with existing arrangements between the Paying Agent and DTC. Such payments shall be made payable to the order of Cede &
        Co., and shall be addressed as follows:

                     Collection Supervisor
                  NDFS Redemptions Department
                  The Depository Trust Company
                  55 Water Street - 50th floor
                    New York, NY  10041-0099

    6. It is understood that for so long as optional tenders of the Bonds may be made daily following same-day or seven-day notice, such tenders will be effected by means of DTC's Deliver Order Procedures. DTC shall have no responsibility to distribute notices regarding such optional tenders, or to ascertain that any such tender has been made. Except as otherwise provided, herein, and in accordance with DTC's Omnibus Voting Procedures, the parties hereto acknowledge that so long as Cede & Co. is the sole record owner of the Bonds, it shall be entitled to all voting rights applicable to the Bonds and to receive the full amount of all distributions payable with respect to the Bonds. The parties acknowledge that DTC shall treat any DTC Participant ("Participant") having Bonds credited to its DTC accounts as entitled to the full benefits of ownership of such Bonds even if the credits of Bonds to the DTC account of such Participant result from failures to deliver or improper deliveries by an owner of Bonds subject to tender for purchase. Without limiting the generality of the preceeding sentence, the parties acknowledge that DTC shall treat any Participant having Bonds credited to its DTC accounts as entitled to receive distributions and voting rights, if any, with respect to the Bonds and to receive certificates evidencing Bonds if such certificates are to be issued in accordance with paragraph 12 or 13 hereof. (The treatment by DTC of the effects of the crediting by it of Bonds to the accounts of Participants described in the preceding two sentences shall not affect the rights of the parties hereto against any Participant.)

     7. It is understood that for so long as optional tenders of the Bonds may be made less frequently than daily following same-day or seven-day notice (e.g., during a quarterly, semi-annual, or annual tender period) and Cede & Co., as nominee of DTC, or its registered assigns, as the record owner of Bonds unentitled to tender the Bonds, such tender will be effected by means of DTC's Repayment Option Procedures. Under the Repayment Option Procedures, DTC will receive during the applicable tender period instructions from its Participants to tender Bonds for purchase. The undersigned agree that such tender for purchase may be made by DTC by means of a book-entry credit of such Bonds to the account of the Tender Agent, provided that such credit is made on or before the final day of the applicable tender period. DTC agrees that promptly after the recording of any such book-entry credit, it will provide to the Tender Agent and Agent Receipt and Confirmation or the Equivalent in accordance with the Repayment Option Procedures, identifying the Bonds and the aggregate principal amount thereof as to which such tender for purchase has been made.

    The Trustee or Issuer shall send DTC a notice regarding such optional tender by hand or by a secure means (e.g., legible facsimile transmission, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business two business days before the Publication Date. The Publication Date shall be not less than 15 days prior to the expiration date of the applicable tender period. Such notice shall state whether any partial redemption of the Bonds is scheduled to occur during the applicable optional tender period.

    If delivered by hand or sent by mail or overnight delivery, such notice shall be sent to:

                   Supervisor, Put Bond Unit
                   Reorganization Department
                  The Depository Trust Company
                 7 Hanover Square - 23rd floor
                    New York, NY  10004-2695

    If sent by facsimile transmission, such notice shall be sent to (212) 709-1093 or (212) 709-1094. The Trustee or
    Issuer shall confirm DTC's receipt of such facsimile transmission by telephoning (212) 709-1470.

     For so long as the Bond are SDFS Securities, payments of principal (plus accrued interest, if any) as the result of optional tenders for purchase effected by means of DTC's Repayment Option Procedures shall be received by DTC on each purchase date in same-day funds in the manner set forth in the SDFS Paying Agent Operating Procedures. Such payments shall be sent in time to be credited to DTC's account at the FRBNY no later than 10:00 a.m. (Paying Agent's local time) on the purchase date. It is understood that until DTC receives such payments in its FRBNY account, the optionally tendered bonds will remain in the DTC account of the Tender Agent.

    The name, telephone number, telecopy number (if available), and address of the Tender Agent person initially responsible for arranging such payments to DTC will be:










    For so long as the Bonds are NDFS Securities, payments of principal (plus accrued interest, if any) as the result of optional tenders for purchase effected by means of DTC's Repayment Option Procedures shall be received by Cede & Co., as nominee of DTC, or its registered assigns, on each purchase date in next-day funds or the equivalent in accordance with existing arrangements between the Tender Agent and DTC. Such payments shall be made payable to the order of Cede & Co. and shall be addressed to Supervisor, Put Bond Unit, Reorganization Department, as indicated above.

    8. In the event of a change of proposed change in the interest rate mode of the Bonds from one variable-rate mode to any other variable-rate mode, or to a fixed-rate mode, the Trustee or Issuer shall send DTC a notice of such event specifying, as applicable: (a) the name and number of the DTC Participant account to which mandatorily tendered Bonds are to be delivered by DTC on the purchase date after DTC receives payment for such Bonds, and (b) the first interest payment date under the new mode. Such notice shall be sent to DTC by a secure means (e.g., legible facsimile transmission, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business two business days before the Publication Date.
    The Publication Date shall be less than 15 days prior to the expiration date of the period provided for bondowner elections to retain Bonds discussed in paragraph 10 hereof. If delivered by hand or sent by mail or overnight delivery, such notice shall be sent to both the following departments:

               Manager, VRDO Eligibility Section
                    Underwriting Department
                  The Depository Trust Company
                  55 Water Street - 19th floor
                 New York, New York 10041-0099

                   Supervisor, Put Bond Unit
                   Reorganization Department
                  The Depository Trust Company
                 7 Hanover Square - 23rd floor
                 New York, New York 10004-2695

    If sent by facsimile transmission, such notice shall be sent to:

                 DTC's Underwriting Department:
                (212) 344-1530 or (212) 344-1531

                DTC's Reorganization Department:
                (212) 709-1093 or (212) 709-1094

    The Trustee or Issuer shall confirm DTC's receipt of such facsimile transmission by telephoning the Underwriting
    Department at (212) 558-8307 and the Reorganization
    Department at (212) 709-1470.

    All other notices regarding the interest rate on the Bonds
    (before and after any change in the interest rate mode) shall be delivered to Manager, VRDO Announcements, Dividend
    Department, as indicated in paragraph 4.

    9. In the event of expiration or substitution of a facility supporting the Bonds (such as a letter of credit) or non-reinstatement of the amount available to pay interest on the Bonds pursuant to such a facility, the Trustee or Issuer shall send DTC a notice of such event specifying, as applicable, the name and number of the DTC Participant account to which mandatorily tendered Bonds are to be delivered by DTC on the purchase date after DTC receives payment for such Bonds. Such notice shall be sent to DTC by a secure means (e.g., legible facsimile transmission, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business two business days before the Publication Date or, as applicable, immediately after the Trustee receives notice that the Bonds are subject to acceleration. The Publication Date shall be not less than 15 days prior to the expiration date of the period provided for bondowner elections to retain Bonds discussed in paragraph 10 hereof. Such notice shall be sent to Supervisor, Put Bond Unit, Reorganization Department, as indicated above.

    10. Where the Document provides that the Bonds are subject to mandatory tender except with respect to bondowner elections to retain Bonds, it is understood that DTC will use its Repayment Option Procedures to process such elections. Under the Repayment Option Procedures, DTC will receive during the applicable election period instructions from Participants to retain Bonds. DTC, on behalf of such Participants, will notify the Tender Agent of the aggregate principal amount of Bonds that will not be tendered and will be retained. If the mandatorily tendered Bonds are to be replaced with two or more issues of Bonds (the "Replacement Bonds"), the Tender Agent shall be responsible for allocating, specific Replacement Bonds by CUSIP number to the Participants that elected to retain Bonds.

    In cases where, prior to a mandatory tender, certain Bonds are not subject to such mandatory tender, if requested as follows DTC will exclude such Bonds from its mandatory tender procedures. Such request shall be in writing and shall contain: (a) certifications by the Trustee or Issuer that the principal amount of such Bonds is not subject to the mandatory tender and by a custodian/Participant that the Participant's position on DTC's records includes such Bonds, and (b) certification by the Trustee or Issuer that the election to exclude such Bonds from the mandatory tender is authorized under the Document. Such request shall be sent to Supervisor, Put Bond Unit, Reorganization Department, in the manner indicated in paragraph 8 to assure that such request is in DTC's possession no later than the close of business two business days before the Publication Date of the mandatory tender notice.

    For so long as the Bonds are SDFS Securities, payments of principal (plus accrued interest, if any) as the result of mandatory tenders for purchase (including mandatory tenders upon change in the interest rate mode of the Bonds, or upon expiration, substitution, or non-reinstatement of a facility supporting the Bonds) shall be received by DTC on the purchase date in same-day funds in the manner set forth in paragraph 7.

    For so long as the Bonds are NDFS Securities, such payments of principal shall be received by DTC on the purchase date in next-day funds in the manner set forth in paragraph 7.

    11. In the event of a redemption, acceleration, or any other similar transaction (e.g., tenders made and accepted in response to the Trustee's or Issuer's invitation to tender) necessitating a reduction in aggregate principal amount of Bonds outstanding, or an advance refunding of part of the Bonds outstanding, DTC in its discretion:
    (a) may request the Trustee or Issuer to issue and authenticate a new Bond certificate, or (b) shall make an appropriate notation on the Bond certificate indicating the date and amounts of such reduction in principal, except in the case of final maturity in which case the certificate must be presented to the Trustee prior to payment. In the event of an advance refunding of part of the Bonds outstanding, the Trustee or Issuer shall obtain a CUSIP number from the CUSIP Service Bureau and issue and authenticate a new Bond certificate for the refunded Bonds.

    12. In the event the Issuer determines pursuant to the Document that beneficial owners of the Bonds shall be able to obtain certificated Bonds, the Trustee or Issuer shall notify DTC of the availability of Bond certificates and shall issue, transfer, and exchange Bond certificates in appropriate amounts as required by DTC and others.

    13. DTC may determine to discontinue its service as securities depository with respect to the Bonds at any time by giving reasonable notice to the Trustee or Issuer (at which time DTC will confirm with the Trustee or Issuer the aggregate principal amount of the Bonds outstanding) and discharging its responsibilities with respect to thereto under applicable law. Under such circumstances, at DTC's request the Trustee or Issuer shall cooperate fully with DTC by taking prompt, appropriate action to make available one or more separate certificates evidencing the Bonds to any Participant having Bonds credited to its DTC accounts.

    14.  Nothing herein shall be deemed to require the Paying
    Agent, to advance funds on behalf of the Issuer.

     15. All notices and payment advices sent to DTC shall contain the CUSIP number of the Bonds.

    16. DTC may direct the Issuer, Remarketing Agent, Tender Agent, Paying Agent, or Trustee to use any other telephone number for facsimile transmission, address, or department of DTC as the number, address, or department to which payments of interest or principal or notices may be sent.

    17. The Issuer, Remarketing Agent, Tender Agent, paying Agent, or Trustee sending notices or requests to DTC, shall have a method to verify subsequently the use of the means to deliver such notices and request to DTC, and timeliness of receipt of them by DTC.

                                  Very truly yours,




                                            (AS ISSUER)



                                  By:
                                       (AUTHORIZED OFFICER'S
                                        SIGNATURE)



                                       (PRINT NAME AND TITLE)



    (AS REMARKETING AGENT              (AS TENDER AGENT)


By:                               By:
    (AUTHORIZED OFFICER'S            (AUTHORIZED OFFICER'S
      SIGNATURE)                        SIGNATURE)



    (PRINT NAME AND TITLE)             (PRINT NAME AND TITLE)



    (AS PAYING AGENT)                  (AS TRUSTEE)



    (AUTHORIZED OFFICER'S              (AUTHORIZED OFFICER'S
         SIGNATURE)                         SIGNATURE)



    (PRINT NAME AND TITLE)             (PRINT NAME AND TITLE)




RECEIVED AND ACCEPTED:
THE DEPOSITORY TRUST COMPANY


By:
    (AUTHORIZED OFFICER'S
         SIGNATURE)



    (PRINT NAME AND TITLE)


WPPJDC2515
                            EXHIBIT B



                         FORMS OF BOND


         The Bonds shall be issued in substantially the following forms for the respective various modes:



                     (FORM OF WEEKLY BOND)

         Unless this certificate is presented by an authorized representative of The Depository Trust Company to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

$7,925,000                                            No. R-1

    ANY BONDOWNER WHO FAILS TO DELIVER A BOND FOR PURCHASE AT THE TIMES AND AT THE PLACE REQUIRED HEREIN SHALL HAVE NO FURTHER RIGHTS HEREUNDER EXCEPT THE RIGHT TO RECEIVE THE PURCHASE PRICE HEREOF UPON PRESENTATION AND SURRENDER OF THIS BOND TO THE PAYING AGENT AS DESCRIBED HEREIN, AND SHALL HOLD THIS BOND AS AGENT FOR THE PAYING AGENT.

    NEITHER THE STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS NOR ANY POLITICAL SUBDIVISION THEREOF IS OBLIGATED TO PAY, AND NEITHER THE FAITH AND CREDIT NOR TAXING OR TAKING POWER OF THE STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS NOR ANY POLITICAL SUBDIVISION THEREOF IS PLEDGED TO THE PAYMENT OF, THE PRINCIPAL OF OR INTEREST ON THIS BOND.

            Rhode Island Port Authority and Economic
                    Development Corporation
       Electric Energy Facilities Revenue Refunding Bond
      (Newport Electric Corporation Project - 1994 Series)

DATE OF THIS BOND:  January 6, 1994
(Date as of which Bonds of this series were initially issued)

MATURITY DATE:  September 1, 2011

INTEREST PAYMENT DATES:
(i) the first Business Day of each calendar month, and (ii) the Maturity Date

REGISTERED OWNER:  CEDE & CO.

PRINCIPAL AMOUNT:  SEVEN MILLION NINE HUNDRED TWENTY-FIVE
                   THOUSAND DOLLARS

CUSIP NUMBER: 762214AD6

MODE:  Weekly

          RHODE ISLAND PORT AUTHORITY AND ECONOMIC DEVELOPMENT CORPORATION (the "Issuer"), a public corporation, governmental agency and public instrumentality of the State of Rhode Island and Providence Plantations (the "State"), for value received, hereby promises to pay to the REGISTERED OWNER or registered assigns, on the MATURITY DATE, solely from the sources and in the manner hereinafter provided, upon presentation and surrender hereof, in lawful money of the United States of America, the PRINCIPAL AMOUNT and in like manner to pay interest on the unpaid principal balance thereof, until the Issuer's obligation with respect to the payment of such sum shall be discharged. Interest shall be payable from the most recent INTEREST PAYMENT DATE, as defined below, to which interest has been paid or duly provided for or, if no interest has been paid, from the DATE OF THIS BOND until paid in full, at the rates set forth below, payable on each INTEREST PAYMENT DATE. Until conversion to the Flexible or Fixed Rate Mode as provided below, this bond shall bear interest at the Weekly Rate. The Weekly Rate for this bond shall be the rate of interest determined by the Remarketing Agent designated as provided in the Indenture (herein, with its successors, the "Remarketing Agent"), for each Rate Period, as defined below, to be the lowest rate which in its judgment, on the basis of prevailing financial market conditions, would cause the Bonds (as defined below) in the Weekly Mode to have a market value of par plus accrued interest on and as of the Effective Date, as defined below, but not greater than the Maximum Rate. If this bond is converted to the Flexible or Fixed Rate Mode it shall bear interest at the Flexible or Fixed Rate, as the case may be, as defined in the Indenture. The Remarketing Agent shall determine the initial Weekly Rate on or before the date of issue in or of conversion to the Weekly Mode, which rate shall remain in effect as provided in the Indenture. Thereafter, the Remarketing Agent shall redetermine the Weekly Rate for each Rate Period as provided below. The amount of interest due on any INTEREST PAYMENT DATE shall be the amount of unpaid interest accrued on this bond through the day preceding such INTEREST PAYMENT DATE.

         Payment of Principal and Interest. While this bond is in the Weekly Mode, the principal of this bond is payable when due by wire or bank transfer of immediately available funds within the continental United States to the REGISTERED OWNER hereof but only upon presentation and surrender of this bond at the office of Rhode Island Hospital Trust National Bank, 150
Royall Street, Canton, Massachusetts 02021, as Paying Agent
(with its successors in such capacity, the "Paying Agent").
Interest on this bond while in the Weekly Mode is payable in immediately available funds by wire or bank transfer within the continental United States from the Paying Agent to the REGISTERED OWNER, determined as of the close of business on the applicable record date at its address shown on the registration books maintained by the Paying Agent. The Purchase Price (as defined below) of Bonds tendered for purchase shall be paid as provided below.

         The record date for payment of interest while this bond is in the Weekly Mode is the Business Day preceding the date on which interest is to be paid. With respect to overdue interest or interest payable on redemption of this bond other than on an INTEREST PAYMENT DATE or interest on any overdue amount, the Trustee may establish a special record date. The special record date may be not more than thirty (30) days before the date set for payment. The Paying Agent will mail notice of a special record date to the Bondowners at least ten
(10) days before the special record date. The Paying Agent will promptly certify to the Issuer, the Trustee and the Remarketing Agent that it has mailed such notice to all Bondowners, and such certificate will be conclusive evidence that notice was given in the manner required hereby.

         The Depository Trust Company ("DTC") has been appointed to act as securities depository for the Bonds. For so long as DTC acts as securities depository, beneficial ownership interests in the Bonds shall be evidenced by a book-entry system maintained by the securities depository. The ownership of one fully registered bond for each maturity has been registered in the name of Cede & Co., as nominee of DTC. For as long as DTC acts as securities depository, the principal amount and interest on this Bond is payable by wire or bank transfer from Rhode Island Hospital Trust National Bank or any successor paying agent, as Paying Agent, to The Depository Trust Company to be remitted to its participants for subsequent distribution to the beneficial owners determined as of the close of business on the applicable record date. If no securities depository holds the Bonds, interest shall be payable by wire or bank transfer to each owner of a Bond at the address of such owner as it appears on the applicable Record Date on the registration books kept by the Bond Registrar. Under such circumstances, principal shall be payable at the office of the Paying Agent upon presentation and surrender hereof.

         THE BONDS ARE SPECIAL OBLIGATIONS OF THE ISSUER AND
ARE EQUALLY AND RATABLY SECURED, TO THE EXTENT PROVIDED IN THE INDENTURE, SOLELY BY A PLEDGE OF THE REVENUES AND RECEIPTS DERIVED BY THE ISSUER FROM OR IN CONNECTION WITH THE LOAN AGREEMENT, AND THIS BOND SHALL NOT CONSTITUTE NOR GIVE RISE TO ANY PECUNIARY LIABILITY OR A CHARGE AGAINST THE GENERAL CREDIT
OF THE ISSUER. NEITHER THE STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS NOR ANY POLITICAL SUBDIVISION THEREOF
SHALL BE OBLIGATED TO PAY THE PRINCIPAL OF OR INTEREST ON THE BONDS, AND NEITHER THE FAITH AND CREDIT NOR THE TAXING OR
TAKING POWER OF THE STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS OR ANY POLITICAL SUBDIVISION THEREOF IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF OR INTEREST ON THE BONDS.

         Authorization and Purpose. This bond is one of an authorized issue of Bonds of the Issuer in the aggregate principal amount of $7,925,000 Rhode Island Port Authority and Economic Development Corporation Electric Energy Facilities Revenue Refunding Bonds - (Newport Electric Corporation
Project - 1994 Series) (the "Bonds") which are issued for the purpose of refunding in full the outstanding principal amount of the Issuer's $6,045,000 Electric Energy Facilities Revenue Bonds (Newport Electric Corporation Project - Series 1982 A), the proceeds of which were used to finance, in part, the acquisition and installation of various machinery, equipment and fixtures to be used to improve and expand the capacity of Newport Electric Corporation (the "Company"), a corporation organized and existing under the laws of the State to generate, transmit and distribute electricity in the City of Newport, and Towns of Jamestown, Middletown and Portsmouth, Rhode Island (the "Project") and the Issuer's $1,880,000 Electric Energy Facilities Revenue Bonds (Newport Electric Corporation Project
- - Series 1988) the proceeds of which were used to refund the Issuer's $1,800,000 Electric Energy Facilities Revenue Bonds (Newport Electric Corporation Project - Series 1982 B). The Bonds are issued pursuant to the Constitution and laws of the State, including particularly Chapter 64 of Title 42 of the General Laws of Rhode Island, 1956 (1993 Reenactment), as amended and supplemented (the "Act"), resolutions adopted by the Issuer on October 25, 1993 and November 29, 1993 and a Trust Indenture dated as of January 1, 1994 (which Indenture as from time to time amended and supplemented is herein referred to as the "Indenture"), duly executed and delivered by the Issuer to the Trustee, and are equally and ratably secured by and entitled to the protection of the Indenture, which is on file in the office of the Trustee.

         Pledge and Security. Pursuant to the Indenture, the Issuer has assigned to the Trustee all of its right, title and interest in and to a Loan Agreement (the "Loan Agreement") dated as of January 6, 1994 between the Issuer and the Company, including all rights to receive loan payments sufficient to pay the principal of, premium, if any, and interest and all other amounts due on the Bonds as the same become due, to be made by the Company pursuant to the Loan Agreement. The Loan Agreement sets forth the terms and conditions under which the Issuer will provide for refinancing of the Project and under which the Company will use and occupy the Project and make loan payments to the Issuer in such amounts as are necessary to pay the principal of, premium if any, and interest on the Bonds.
Reference is hereby made to the Indenture for the definition of any capitalized word or term used but not defined herein and for a description of the property pledged, assigned and otherwise available for the payment of the Bonds, the provisions, among others, with respect to the nature and extent of the security, the rights, duties and obligations of the Issuer, the Trustee and the owners of the Bonds, and the terms upon which the Bonds are issued and secured, and the holders of the Bonds are deemed to assent to the provisions of the Indenture by the acceptance of this bond.

         Letter of Credit. The Purchase Price (as defined below) and principal of and interest on this bond while it is in the Weekly Mode is also payable from monies drawn by the Trustee on an irrevocable letter of credit for the Bonds (together with any extensions, amendments, and renewals thereof, the "Letter of Credit") issued by Canadian Imperial Bank of Commerce, in the initial aggregate stated amount of $8,032,500 pursuant to the terms of a Reimbursement Agreement dated as of January 6, 1994 (the "Reimbursement Agreement") by and between the Company and Canadian Imperial Bank of Commerce (together with any other issuer of a Credit Facility, the "Bank") and the participating banks named therein, if any. The Trustee may draw on the Letter of Credit presently in place for the payment of up to forty-five (45) days' interest for Bonds in the Weekly Mode. The Letter of Credit initially expires on January 6, 1997 but may be terminated earlier upon the occurrence of certain events set forth in the Loan Agreement, the Indenture and the Reimbursement Agreement, or extended as provided in the Reimbursement Agreement. Unless the Letter of Credit is extended or renewed or a substitute letter of credit or other credit facility (collectively with the Letter of Credit, a "Credit Facility") is provided in accordance with the Loan Agreement, the Bonds will become subject to mandatory purchase as described below. The Company may substitute a new Credit Facility as provided in the Loan Agreement.

         Event of Default. In case any Event of Default occurs and is continuing, the principal amount of this bond together with accrued interest may become or be declared immediately due and payable in the manner and with the effect as provided in the Indenture.

         Definitions. The following terms are defined as follows:

          "Business Day" means a day of the year, other than a Saturday or Sunday, on which banks are not required or authorized to close in New York, New York; Atlanta, Georgia or in the state in which the Principal Office of the Trustee or the Principal Office of the Company, the Paying Agent (as defined in the Indenture) or the Remarketing Agent (as defined in the Indenture) is located and the New York Stock Exchange is open.

         "Effective Date" means, with respect to a Bond in the Weekly Mode, the date on which a new Rate Period for the Bond takes effect.

         "Effective Rate" means, with respect to a Bond in the Weekly Mode, the Weekly Rate in effect for each Rate Period.

         "Mode" means the period for and the manner in which the interest rates on the Bonds are set and includes the Flexible Mode, the Weekly Mode and the Fixed Rate Mode.

         "Purchase Date" means, while this bond is in the Weekly Mode, the date on which this bond shall be required to be purchased pursuant to a mandatory or optional tender in accordance with the provisions hereof.

         "Rate Period" or "Period" means, when used with respect to the Weekly Mode, a seven-day period commencing on Wednesday of each week and ending on Tuesday of the following week (the period may be shorter than seven days and the commencement and ending dates may vary for a Rate Period immediately prior or subsequent to a conversion from or to the Weekly Mode).

         Conversion. At the option of the Company and upon certain conditions provided for in the Indenture described below, (a) all or a portion of the Bonds may be converted or reconverted from time to time (i) from the Weekly Mode to the Flexible Mode or(ii) from the Flexible Mode to the Weekly Mode or (b) all, but not less than all, of the Bonds may be converted to the Fixed Rate Mode.

         While this bond is in the Weekly Mode, conversions to any other Mode may take place only on the first Business Day of any calendar month upon thirty (30) days' prior written notice from the Trustee to the REGISTERED OWNER of this bond. Conversion of this bond to another Mode shall be subject to certain conditions set forth in the Indenture. In the event that the conditions for a proposed conversion to a new Mode are not met (i) such new Mode shall not take effect on the proposed conversion date, notwithstanding any prior notice to the Bondowners of such conversion, (ii) this bond shall continue to bear interest at the rate in effect for the prior Rate Period, and (iii) this bond shall be subject to mandatory tender for purchase as provided below. In no event shall the failure of this bond to be converted to another Mode be deemed to be a Default or an Event of Default under the Indenture as long as the Purchase Price (as defined below) is made available on the failed conversion date to owners of all Bonds that were to have been converted.

         Interest While in Weekly Mode. When this Bond is in the Weekly Mode, the Effective Rate shall be determined by the Remarketing Agent, not later than the Business Day next preceding the Effective Date. In the event that the Remarketing Agent fails to make such determination or fails to announce the Effective Rate as required with respect to any Bonds in the Weekly Mode, or if for any reason such manner of determination shall be determined to be invalid or unenforceable, the Effective Rate for any such bond for the next Rate Period shall be deemed to be the Effective Rate of the previous Rate Period. The Remarketing Agent shall announce the Effective Rate by telephone to the Trustee on the date of determination thereof, and shall promptly confirm such notice in writing. While this bond is in the Weekly Mode, a Bondowner may ascertain the Effective Rate at any time by contacting the Paying Agent or the Remarketing Agent.

         Each determination and redetermination of the Weekly
Rate shall be conclusive and binding on the Issuer, the Trustee, the Paying Agent, the Bank, the Company and the Bondowners.

         While this bond is in the Weekly Mode, interest shall be computed on the basis of a 365 or 366-day year, as appropriate and actual days elapsed. From and after the date on which this bond becomes due, any unpaid principal will bear interest at the then effective interest rate until paid or duly provided for.

         Purchase of Bonds. While this bond is in the Weekly Mode, the REGISTERED OWNER shall have the right to tender this bond for purchase in multiples of $100,000 at a price (the "Purchase Price") equal to 100% of the principal amount thereof, plus accrued interest, if any, to the Purchase Date, upon compliance with the conditions described below, provided that if the Purchase Date is an INTEREST PAYMENT DATE, accrued interest shall be paid separately, and not as part of the Purchase Price on such date. In order to exercise the right to tender, the REGISTERED OWNER must deliver to the Paying Agent a written irrevocable notice of tender substantially in the form of the Optional Tender Notice set forth hereon or in such other form as is satisfactory to the Paying Agent. While this bond is in the Weekly Mode, it will be purchased on the Business Day specified in such Optional Tender Notice, provided such date is at least seven calendar days after receipt by the Paying Agent of such notice. If the REGISTERED OWNER of this bond has elected to require purchase as provided above, the REGISTERED OWNER shall be deemed, by such election, to have agreed irrevocably to sell this bond to any purchaser determined in accordance with the provisions of the Indenture on the date fixed for purchase at the Purchase Price.

         Tender of this bond will not be effective and this bond will not be purchased if at the time fixed for purchase an acceleration of the maturity of the Bonds shall have occurred and not have been annulled in accordance with the Indenture. Notice of tender of this bond is irrevocable. All notices of tender of Bonds shall be made to the Paying Agent at Rhode Island Hospital Trust National Bank, 150 Royall Street, Canton, Massachusetts 02021, Attention: Corporate Trust Division, or such other address specified in writing by the Paying Agent to the Bondowners. All deliveries of tendered Bonds, including deliveries of Bonds subject to mandatory tender, shall be made to the Paying Agent at Rhode Island Hospital Trust National Bank, 150 Royall Street, Canton, Massachusetts 02021,
Attention: Corporate Trust Division, or such other address specified in writing by the Paying Agent to the Bondowners.

         This bond is subject to mandatory tender for purchase at the Purchase Price (i) on the date of conversion from the Weekly Mode to another Mode, (ii) on the effective date of a substitute Credit Facility unless the Trustee receives at least thirty (30) days prior to the last Interest Payment Date scheduled to occur at least 30 days before the expiration of the Credit Facility, written evidence from Moody's (if this bond is rated by Moody's) and S&P (if this bond is rated by S&P) that such substitution will not result in a withdrawal or reduction of the rating of this bond, (iii) on a date that is not more than fifteen (15) or less than two (2) days prior to the expiration of the Credit Facility and (iv) on a date that is not more than four (4) days following receipt by the Trustee of notice from the Credit Facility Issuer of an occurrence of an Event of Default under the Reimbursement Agreement. Notice of mandatory tender shall be given or caused to be given by the Trustee in writing to the REGISTERED OWNER at least thirty (30) days prior to the mandatory Purchase Date or as soon as possible following the receipt of notice by the Trustee that the Credit Facility will terminate as a result of the occurrence of an event of default under the Reimbursement Agreement. THE OWNER OF THIS BOND, BY ACCEPTANCE HEREOF,
AGREES TO SELL AND SURRENDER THIS BOND AT SUCH PRICE TO ANY PURCHASER DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF THE INDENTURE IN THE EVENT OF SUCH MANDATORY TENDER AND, ON SUCH PURCHASE DATE, TO SURRENDER THIS BOND TO THE PAYING AGENT FOR PAYMENT OF THE PURCHASE PRICE. From and after the Purchase
Date, no further interest on this bond shall be payable to the REGISTERED OWNER, provided that there are sufficient funds available on the Effective Date to pay the Purchase Price.

         The Purchase Price of this bond shall be paid to the REGISTERED OWNER by the Paying Agent on the Delivery Date, which shall be the Purchase Date or any subsequent Business Day on which this bond is delivered to the Paying Agent. The Purchase Price of this bond shall be paid only upon surrender of this bond to the Paying Agent as provided herein. From and after the Purchase Date, no further interest on this bond shall be payable to the REGISTERED OWNER who gave notice of tender for purchase, provided that there are sufficient funds available on the Purchase Date to pay the Purchase Price. The Purchase Price of bonds tendered for purchase is payable for Bonds in the Weekly Mode by wire or bank transfer within the continental United States in immediately available funds from the Paying Agent to the REGISTERED OWNER at its address shown on the registration books maintained by the Paying Agent. If on any date this bond is subject to mandatory tender for purchase or is required to be purchased at the election of the REGISTERED OWNER, payment of the Purchase Price of this bond to such owner shall be made on the Purchase Date if presentation and surrender of this bond is made prior to 11:00 a.m., New York City time, on the Purchase Date or on such later Business Day upon which presentation and surrender of this bond is made prior to 11:00 a.m., New York City time.

         Mandatory Taxability Redemption. In the event of a Determination of Taxability, the Bonds shall be redeemed on a day selected by the Company that is not more than 60 days after the occurrence of such Determination of Taxability as provided in the Indenture, at the Redemption Price equal to 100% of the principal amount thereof plus accrued interest to the date of redemption. Redemption under this paragraph shall be in whole unless not less than forty-five (45) days prior to the redemption date the Company delivers to the Trustee an opinion of Bond Counsel reasonably satisfactory to the Trustee to the effect that a redemption of less than all of the Bonds will preserve the tax-exempt status of interest on the remaining Bonds outstanding subsequent to such redemption.

          Credit Facility Related Redemption. In the event of a substitution, expiration or termination of the Credit Facility, the principal amount of this bond together with accrued interest may become or be declared immediately due and payable in the manner and with the effect as provided in the Indenture.

         General Optional Redemption. Bonds in the Weekly Mode are subject to redemption in whole or in part at the option of the Issuer, which option shall be exercised at the direction of the Company, on any INTEREST PAYMENT DATE at a redemption price of par plus accrued interest.

         If less than all of the Outstanding Bonds are to be called for redemption, the Bonds (or portions thereof) to be redeemed shall be selected as provided in the Indenture with Bonds in the Weekly Mode being redeemed in units of $100,000.

         In the event this bond is selected for redemption, notice (which notice may state that it is subject to the receipt of the redemption moneys by the Trustee on or before the date fixed for redemption and which notice shall be of no effect unless such moneys are so received on or before such date) will be mailed not less than thirty (30) days prior to the redemption date to the REGISTERED OWNER at its address shown on the registration books maintained by the Paying Agent. Failure to mail notice to the owner of any other Bond or any defect in the notice to such an owner shall not affect the redemption of this bond.

         If this bond is of a denomination in excess of one hundred thousand dollars ($100,000), portions of the principal amount in the amount of one hundred thousand dollars ($100,000) (and a single denomination of an additional $25,000) or any multiple thereof may be redeemed. If less than all of the principal amount is to be redeemed, upon surrender of this bond to the Paying Agent, there will be issued to the REGISTERED OWNER, without charge, a new Bond or Bonds, at the option of the REGISTERED OWNER, for the unredeemed principal amount.

         Notice of redemption having been duly mailed, this bond, or the portion called for redemption, will become due and payable on the redemption date at the applicable redemption price and, monies for the redemption having been deposited with the Paying Agent, from and after the date fixed for redemption, interest on this bond (or such portion) will no longer accrue.

         IN CERTAIN CIRCUMSTANCES SET OUT HEREIN, THIS BOND (OR
PORTION HEREOF) IS SUBJECT TO PURCHASE OR REDEMPTION, IN EACH
CASE UPON NOTICE TO OR FROM THE OWNER HEREOF AS OF A DATE PRIOR
TO SUCH PURCHASE OR REDEMPTION. IN EACH SUCH EVENT AND UPON DEPOSIT OF THE PURCHASE OR REDEMPTION PRICE WITH THE PAYING
AGENT ON THE PURCHASE OR REDEMPTION DATE, AS THE CASE MAY BE,
THIS BOND (OR PORTION HEREOF) SHALL CEASE TO BE OUTSTANDING
UNDER THE INDENTURE, INTEREST HEREON SHALL CEASE TO ACCRUE AS
OF THE PURCHASE OR REDEMPTION DATE, AND THE REGISTERED OWNER
HEREOF SHALL BE ENTITLED ONLY TO RECEIVE THE PURCHASE OR
REDEMPTION PRICE SO DEPOSITED WITH THE PAYING AGENT UPON
SURRENDER OF THIS CERTIFICATE TO THE PAYING AGENT.

         Transfer of Bonds. This bond is transferable by the REGISTERED OWNER, in person or by its attorney duly authorized in writing, at the office of the Paying Agent, upon surrender of this bond to the Paying Agent for cancellation. Upon the transfer, a new Bond or Bonds in authorized denominations of the same aggregate principal amount will be issued to the transferee at the same office. No transfer will be effective unless represented by such surrender and reissue. This bond may also be exchanged at the office of the Paying Agent for a new Bond or Bonds in authorized denominations of the same aggregate principal amount without transfer to a new registered owner. Exchanges and transfers will be without expense to the owner except for applicable taxes or other governmental charges, if any. The Paying Agent will not be required to make an exchange or transfer of this bond (except in connection with any optional or mandatory tender of this bond) (i) if this bond (or any portion thereof) has been selected for redemption or
(ii) during the fifteen (15) days preceding any date fixed for selection for redemption if this bond (or any portion thereof) is eligible to be selected for redemption.

         Amendment of Indenture. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the owners of the Bonds at any time by the Issuer with the consent of the Bank (if a Credit Facility is in effect) and of the owners of not less than two thirds (2/3) in aggregate principal amount of each series of the Bonds at the time outstanding thereunder. Any such consent shall be conclusive and binding upon each such owner and upon all future owners of each Bond and of any such Bond issued upon the transfer thereof, whether or not notation of such consent is made thereon. The Indenture also permits the amendment thereof by the Issuer with the consent of the Bank (if a Credit Facility is in effect) but without the consent of the owners of the Bonds for certain specified purposes.

         Limitation on Bondholder Enforcement Rights. The owner of this bond shall have no right to enforce the provisions of the Indenture, to institute action to enforce the provisions and covenants thereof or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture.

         Special Obligations of the Issuer. This bond and the issue of which it forms a part are special obligations of the Issuer, payable solely out of the revenues or other receipts, funds or monies of the Issuer pledged under the Indenture and from any amounts otherwise available under the Indenture for the payment of the Bonds. Neither the State nor any political subdivision thereof shall be obligated to pay the principal or redemption price, if any, of or interest on this bond and neither the faith and credit nor taxing or taking power of the State or any political subdivision thereof is pledged to such payment. The Bonds do not now and shall never constitute a debt or liability of the State or any political subdivision thereof or bonds issued or guaranteed by either of them within the meaning of any constitutional or statutory limitation.

         Estoppel Clause. This bond is issued pursuant to and in full compliance with the Constitution and laws of the State. It is hereby certified, recited and declared that all acts, conditions and things required to exist, happen and be performed precedent to and in the issuance of this bond do exist, have happened and have been performed in due time, form and manner as required by law and that the issuance of this bond and of the issue of which it forms a part, together with all other obligations of the Issuer, do not exceed or violate any constitutional or statutory limitation.

         No Personal Liability. Neither the officers, directors or employees of the Issuer or the Trustee nor any person executing this bond shall be liable personally or be subject to any personal liability or accountability by reason of the issuance hereof.

         Authentication. This bond shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the certificate of authentication hereon shall have been signed by the Trustee.

         Authorized Denomination. The Bonds are issuable only in fully registered form and while in the Weekly Mode shall be in denominations of $100,000 (with a single denomination of an additional $25,000) or any multiple thereof.

         Persons Deemed Owners.  The Issuer, the Trustee, the
Paying Agent and the Company may treat the REGISTERED OWNER as the absolute owner of this bond for all purposes, notwithstanding any notice to the contrary.

          IN WITNESS WHEREOF, the RHODE ISLAND PORT AUTHORITY AND ECONOMIC DEVELOPMENT CORPORATION has caused this bond to be executed in its name by the manual or facsimile signature of its Deputy Director and its Corporate Seal to be affixed hereto and attested by the manual or facsimile signature of its Secretary.

                                  RHODE ISLAND PORT AUTHORITY
                                  AND ECONOMIC DEVELOPMENT
                                  CORPORATION



                                  By:
                                     Deputy Director -  Finance


(CORPORATE SEAL)

Attest:




Secretary



                 CERTIFICATE OF AUTHENTICATION

    This bond is one of the Bonds of the issue described in the within mentioned Indenture.

Date of Registration:

                                  Rhode Island Hospital Trust
                                    National Bank, as Trustee
                                    and Paying Agent


                                  By
                                    Authorized Signature

                            ASSIGNMENT

    FOR VALUE RECEIVED the undersigned sells, assigns and
transfers unto
the within Bond and does hereby irrevocably constitute and
appoint                                 Attorney-in-Fact to
transfer such Bond on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:


                                  NOTICE:  The signature to this
                                           assignment must
                                           correspond with the
                                           name as it appears on
                                           the face of the
                                           within Bond in every
                                           particular.

In the presence of:


Participant in a recognized
Signature Guaranty Medallion
Program



    Authorized Officer

NOTE:    Assignment form should
         state both the name and
         address of the assignee
         in the space provided.

    The following abbreviations, when used in the inscription on the face of this bond, shall be construed as though they were written out in full according to applicable law.
  TEN COM -                                as tenants in common
UNIF GIFT MIN ACT
TEN ENT - as tenants by the entirety          Custodian
JT TEN  - as joint tenants with rights (Cust)           (Minor)
          of survivorship and not as
          tenants in common
                                       Act
                                          (State)

Additional abbreviations may also be used though not set forth in the list above.


    The following is the Optional Tender Notice described herein:
                    OPTIONAL TENDER NOTICE

                Rhode Island Port Authority and
                Economic Development Corporation
       Electric Energy Facilities Revenue Refunding Bonds
                 (Newport Electric Corporation
                     Project - 1994 Series)

Principal            Principal Amount        Bond     Purchase
 Amount    CUSIP   Tendered for Purchase    Numbers     Date




    The undersigned hereby certifies that it is the registered owner of the Bonds described above (the "Tendered Bonds"), all of which are in the Weekly Mode, and hereby agrees that the delivery of this instrument of transfer to the Paying Agent constitutes an irrevocable offer to sell the Tendered Bonds to the Company or its designee on the Purchase Date, which shall be a Business Day at least seven (7) calendar days following delivery of this instrument, at a purchase price equal to the unpaid principal balance thereof plus accrued and unpaid interest thereon to the Purchase Date (the "Purchase Price"). The undersigned acknowledges and agrees that this election notice is irrevocable and that the undersigned will have no further rights with respect to the Tendered Bonds except payment, upon presentation and surrender of the Tendered Bonds, of the Purchase Price by payment by wire or bank transfer within the continental United States from the Paying Agent to the undersigned at its address as shown on the registration books of the Paying Agent (i) on the Purchase Date if the Tendered Bonds shall have been surrendered to the Paying Agent prior to 11:00 a.m., New York City time, on the Purchase Date or (ii) on any Delivery Date subsequent to the Purchase Date on which Tendered Bonds are delivered to the Paying Agent by 11:00 a.m., New York City time, provided that for so long as the Bonds are in the Book-Entry Only System, physical surrender of the Bonds to the Paying Agent shall not be required and the Bonds shall be tendered pursuant to the procedures described in the Indenture referred to below.

    Except as otherwise indicated herein and unless the context otherwise requires, the terms used herein shall have the
meanings set forth in the Indenture dated as of January 1, 1994 relating to the Bonds.
 Date:                                     Signature(s)









                                  Street    City    State    Zip

    IMPORTANT: The above signature(s) must correspond with the name(s) as set forth on the face of the Tendered Bond(s) with respect to which this Optional Tender Notice is being delivered without any change whatsoever. If this notice is signed by a person other than the registered owner of any Tendered Bond(s), the Tendered Bond(s) must be either endorsed on the Assignment appearing on each Bond or accompanied by appropriate bond powers, in each case signed exactly as the name or names of the registered owner or owners appear on the bond register. The method of presenting this notice to the Paying Agent is the choice of the person making such presentation. If it is made by mail, it should be by registered mail with return receipt requested.

                  (END OF FORM OF WEEKLY BOND)



















                    (FORM OF FLEXIBLE BOND)

$                                                     No. R-

    ANY BONDOWNER WHO FAILS TO DELIVER A BOND FOR PURCHASE AT THE TIMES AND AT THE PLACE REQUIRED HEREIN SHALL HAVE NO FURTHER RIGHTS HEREUNDER EXCEPT THE RIGHT TO RECEIVE THE PURCHASE PRICE HEREOF UPON PRESENTATION AND SURRENDER OF THIS BOND TO THE PAYING AGENT AS DESCRIBED HEREIN, AND SHALL HOLD THIS BOND AS AGENT FOR THE PAYING AGENT.

    NEITHER THE STATE OF RHODE ISLAND NOR ANY POLITICAL SUBDIVISION THEREOF IS OBLIGATED TO PAY, AND NEITHER THE FAITH AND CREDIT NOR TAXING OR TAKING POWER OF THE STATE NOR ANY POLITICAL SUBDIVISION THEREOF IS PLEDGED TO THE PAYMENT OF, THE PRINCIPAL OR INTEREST ON THIS BOND.

                Rhode Island Port Authority and
                Economic Development Corporation
       Electric Energy Facilities Revenue Refunding Bonds
      (Newport Electric Corporation Project - 1994 Series)


DATE OF THIS BOND:

MATURITY DATE:  September 1, 2011

INTEREST DUE:
(on the Next Purchase Date)

INTEREST RATE:      %
(to the Next Purchase Date)

NEXT PURCHASE DATE:

COMMENCEMENT DATE OF RATE PERIOD:

REGISTERED OWNER:

PRINCIPAL AMOUNT:

CUSIP NUMBER:

MODE:  Flexible

         RHODE ISLAND PORT AUTHORITY AND ECONOMIC DEVELOPMENT
CORPORATION (the "Issuer"), a public corporation, governmental agency and public instrumentality of the State of Rhode Island and Providence Plantations (the "State"), for value received, hereby promises to pay to the REGISTERED OWNER or registered assigns, on the MATURITY DATE, solely from the sources and in the manner hereinafter provided, upon presentation and surrender hereof, in lawful money of the United States of American the PRINCIPAL AMOUNT and in like manner to pay interest on the unpaid principal balance thereof, until the Issuer's obligation with respect to the payment of such sum shall be discharged. Interest shall be payable from the most recent Interest Payment Date, as defined below, to which interest has been paid or duly provided for or, if no interest has been paid, from the DATE OF THIS BOND, until paid in full, at the rates set forth below, payable on each Interest Payment
Date. So long as this bond is in the Flexible Mode, interest shall be due on this bond on each Purchase Date (as defined below) and on the MATURITY DATE, and when the bond is in any other Mode interest shall be due on the dates (the "Interest
Payment Dates") provided in the Indenture (as defined below).
Until conversion to the Weekly or Fixed Rate Mode as provided below, this bond shall bear interest at the Flexible Rate. The
Flexible Rate for this bond shall be the rate of interest determined by the Remarketing Agent designated as provided in the Indenture (herein, with its successors, the "Remarketing
Agent"), for each Rate Period, as defined below, to be the lowest rate which in its judgment, on the basis of prevailing financing market conditions, is necessary on and as of the Effective Date, as defined below, to remarket each Bond having such Rate Period in a secondary market transaction at a price equal to the principal amount thereof, but not in excess of the Maximum Rate. If this bond is converted to the Weekly or Fixed
Rate Mode it shall bear interest at the Weekly or Fixed Rate, as the case may be, as defined in the Indenture. The
Remarketing Agent shall determine the initial Flexible Rate on or before the date of issue in or of conversion to the Flexible
Mode, which rate shall remain in effect as provided in the Indenture. Thereafter, the Remarketing Agent shall redetermine the Flexible Rate for each Rate Period as provided below. The amount of interest due on any Interest Payment Date shall be the amount of unpaid interest accrued on this bond through the day preceding such Interest Payment Date.

         Payment of Principal and Interest. While this bond is in the Flexible Mode, the principal of and interest on this bond due on the MATURITY DATE are payable when due by wire or bank transfer of immediately available funds within the continental United States to the REGISTERED OWNER hereof but only upon presentation and surrender of this bond at the offices of Rhode Island Hospital Trust National Bank, 150
Royall Street, Canton, Massachusetts 02021 as Paying Agent
(with its successors in such capacity, the "Paying Agent").
While this bond is in the Flexible Mode, the Purchase Price of this bond (which includes accrued interest to the Purchase Date) tendered for purchase is payable by wire or bank transfer within the continental United States from the Paying Agent to the REGISTERED OWNER at its address shown on the registration books maintained by the Paying Agent. Payment of the Purchase Price of this bond to such owner shall be made on the Purchase Date if presentation and surrender of this bond is made prior to 11:00 a.m., New York City time, or on such later Business
Day upon which presentation and surrender of this bond is made prior to 11:00 a.m., New York City time. The Purchase Price of this bond shall be paid in immediately available funds.
Overdue interest on this bond, or interest on overdue principal while in the Flexible Mode is payable in immediately available funds by wire or bank transfer within the continental United States from the Paying Agent to the REGISTERED OWNER, determined as of the close of business on the applicable special record date as determined by the Trustee, at its address as shown on the registration books maintained by the Paying Agent. The special record date may be not more than thirty (30) days before the date set for payment. The Paying Agent will mail, notice of a special record date to the Bondowners at least ten (10) days before the special record date. The Paying Agent will promptly certify to the Issuer, the Trustee and the Remarketing Agent that it has mailed such notice to all Bondowners, and such certificate will be conclusive evidence that notice was given in the manner required hereby.

         THE BONDS ARE SPECIAL OBLIGATIONS OF THE ISSUER AND ARE EQUALLY AND RATABLY SECURED, TO THE EXTENT PROVIDED IN THE INDENTURE, SOLELY BY A PLEDGE OF THE REVENUES AND RECEIPTS DERIVED BY THE ISSUER FROM OR IN CONNECTION WITH THE LOAN AGREEMENT, AND THIS BOND SHALL NOT CONSTITUTE NOR GIVE RISE TO ANY PECUNIARY LIABILITY OR A CHARGE AGAINST THE GENERAL CREDIT OF THE ISSUER. NEITHER THE STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS NOR ANY POLITICAL SUBDIVISION THEREOF SHALL BE OBLIGATED TO PAY THE PRINCIPAL OF OR PREMIUM (IF ANY) OR INTEREST ON THE BONDS, AND NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS OR ANY POLITICAL SUBDIVISION THEREOF IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF OR INTEREST ON THE BONDS.

         Authorization and Purpose. This bond is one of an authorized issue of Bonds of the Issuer in the aggregate principal amount of $7,925,000 designated: Electric Energy Facilities Revenue Refunding Bonds (Newport Electric Corporation Project - 1994 Series) (the "Bonds") which are issued for the purpose of refunding in full the outstanding principal amount of the Issuer's $6,045,000 Electric Energy Facilities Revenue Bonds (Newport Electric Corporation
Project - Series 1982 A), the proceeds of which were used to finance, in part, the acquisition and installation of various machinery, equipment and fixtures used to improve and expand the capacity of Newport Electric Corporation (the "Company"), a corporation organized and existing under the laws of the State to generate, transmit and distribute electricity in the City of Newport and Towns of Jamestown, Middletown and Portsmouth, Rhode Island (the "Project") and the Issuer's $1,880,000 Electric Energy Facilities Revenue Bonds (Newport Electric Corporation Project) Series 1988 the proceeds of which were used to refund the Issuer's $1,800,000 Electric Energy Facilities Revenue Bonds (Newport Electric Corporation Project
- - Series 1982 B). The Bonds are issue pursuant to the Constitution and laws of the State, including particularly Chapter 64 of Title 42 of the General Laws of Rhode Island, 1993, as amended and supplemented (the "Act"), resolutions adopted by the Issuer on October 25, 1993 and November 29, 1993 and a Trust Indenture dated as of January 1, 1994 (which Indenture as from time to time amended and supplemented is herein referred to as the "Indenture"), duly executed and delivered by the Issuer to the Trustee, and are equally and ratably secured by and entitled to the protection of the Indenture, which is on file in the office of the Trustee.

         Pledge and Security. Pursuant to the Indenture, the Issuer has assigned to the Trustee all of its right, title and interest in and to a Loan Agreement (the "Loan Agreement") dated as of January 1, 1994 between the Issuer and the Company, including all rights to receive loan payments sufficient to pay the principal of, premium, if any, and interest and all other amounts due on the Bonds as the same become due, to be made by the Company pursuant to the Loan Agreement. The Loan Agreement sets forth the terms and conditions under which the Issuer will provide for refinancing of the Project and under which the Company will use and occupy the Project and make loan payments to the Issuer in such amounts as are necessary to pay the principal of, and interest on the Bonds. Reference is hereby made to the Indenture for the definition of any capitalized word or term used but not defined herein and for a description of the property pledged, assigned and otherwise available for the payment of the Bonds, the provisions, among others, with respect to the nature and extent of the security, the rights, duties and obligations of the Issuer, the Trustee and the owners of the Bonds, and the terms upon which the Bonds are issued and secured, and the holders of the Bonds are deemed to assent to the provisions of the Indenture by the acceptance of this bond.

         Letter of Credit. The Purchase Price (as defined below) and principal of and interest on this bond while it is in the Flexible Mode is also payable from monies drawn by the Paying Agent on an irrevocable letter of credit for the Bonds (together with any extensions, amendments, and renewals thereof, the "Letter of Credit") issued by Canadian Imperial
Bank of Commerce, in the initial aggregate stated amount of $8,032,500 pursuant to the terms of a Reimbursement Agreement dated as of January 5, 1994 (the "Reimbursement Agreement") by and between the Company and Canadian Imperial Bank of Commerce (together with any other issuer of a Credit Facility, the "Bank"). The Letter of Credit initially expires on January 5,
1997 but may be terminated earlier upon the occurrence of certain events set forth in the Loan Agreement, the Indenture and the Reimbursement Agreement, or extended as provided in the Reimbursement Agreement. The Company may substitute the Letter of Credit in whole or in part with one or more new letters of credit or other credit facilities (collectively with the Letter of Credit, a "Credit Facility") as provided in the Loan
Agreement. The Company may substitute a new Credit Facility as provided in the Loan Agreement.

         Event of Default. If any Event of Default occurs and is continuing, the principal amount of this bond together with accrued interest may become or be declared immediately due and payable in the manner and with the effect as provided in the Indenture.

         Definitions. The following terms are defined as follows:

         "Business Day" means a day of the year, other than a Saturday or Sunday, on which banks are not required or authorized to close in New York City, Atlanta, Georgia or in the state in which the Principal Office of the Trustee or the Principal Office of the Company, the Paying Agent (as defined in the Indenture) or the Remarketing Agent (as defined in the Indenture) is located and the New York Stock Exchange is open.

         "Effective Date" means, with respect to a Bond in the Flexible Mode, the date on which a new Rate Period for that Bond takes effect.

         "Mode" means the period for and the manner in which the interest rates on the Bonds are set and includes the Flexible Mode, the Weekly Mode and the Fixed Rate Mode.

         "Purchase Date" means, while this bond is in the Flexible Mode, the date on which this bond shall be required to be purchased pursuant to a mandatory tender in accordance with the provisions hereof.

          "Purchase Price" means, while this bond is in the Flexible Mode, the sum of par plus accrued interest up to, but not including the Effective Date.

         "Rate Period" or "Period" means, when used with respect to any particular rate of interest for a Bond in the Flexible Mode, the period during which such rate of interest determined for such Bond will remain in effect as described herein.

         Conversion. At the option of the Company and upon certain conditions provided for in the Indenture described below, (a) all or a portion of the Bonds may be converted or reconverted from time to time (i) from the Weekly Mode to the Flexible Mode, or, (ii) from the Flexible Mode to the Weekly Mode, or (b) all, but not less than all of the Bonds may be converted to the Fixed Rate Mode. While this bond is in the Flexible Mode, a new interest rate shall take effect on the Effective Date of the next Flexible Rate Period, as defined herein, applicable to this bond.

         While this bond is in the Flexible Mode, conversions to any other Mode may take place only on an Effective Date. Conversion of this bond to another Mode shall be subject to certain conditions set forth in the Indenture. In the event that the conditions for a proposed conversion to a new Mode are not met (i) such new Mode shall not take effect on the proposed conversion date, notwithstanding any prior notice to the Bondowners of such conversion and (ii) this bond shall remain in the Flexible Mode with a Rate Period of one day. In no event shall the failure of this bond to be converted to another Mode be deemed to be a Default or an Event of Default under the Indenture as long as the Purchase Price (as defined below) is made available on the failed conversion date to owners of all Bonds that were to have been converted.

         Interest While in Flexible Mode. While Bonds are in the Flexible Mode, the interest rate for each particular Bond and the length of each Rate Period will be determined by the Remarketing Agent, and will remain in effect from and including the Effective Date of the Rate Period selected for that Bond by the Remarketing Agent through the last day of the Rate Period. If for any reason the Rate Period and the Flexible Rate for any Bond while in the Flexible Mode are not determined, the Bond shall be deemed to have a Rate Period of one day and the Flexible Rate shall be equal to 100% of the Prime Commercial Paper A-1/P-1 (30 days) rate shown in the table captioned "Short-Term Tax-Exempt Yields" in the edition of The Bond Buyer published on the day on which such rate is determined or, if such rate is not published on that day, in the most recent publication of such rate.

          While the Bonds are in the Flexible Mode, each and any Bond may have successive Rate Periods different from any other Bond. Bonds in the Flexible Mode shall not have Rate Periods longer than the maximum number of days of interest coverage under the Letter of Credit or any Credit Facility minus eight
(8) days. In no event may the Remarketing Agent selecte Rate Periods in excess of two-hundred seventy (270) days.

         While this bond is in the Flexible Mode it is subject to mandatory tender for purchase on each applicable Effective Date at the Purchase Price. THE OWNER OF THIS BOND, BY ACCEPTANCE HEREOF, AGREES TO SELL AND SURRENDER THIS BOND IN ACCORDANCE WITH THE PROVISIONS OF THE INDENTURE AND, ON THE PURCHASE DATE, TO SURRENDER THIS BOND TO THE PAYING AGENT FOR PAYMENT OF THE PURCHASE PRICE. UPON DEPOSIT OF THE PURCHASE PRICE WITH THE PAYING AGENT ON THE PURCHASE DATE, THIS BOND SHALL BE DEEMED TENDERED FOR PURCHASE AND SHALL CEASE TO BE OUTSTANDING UNDER THE INDENTURE, INTEREST HEREON SHALL CEASE TO ACCRUE AS OF THE PURCHASE DATE, AND THE REGISTERED OWNER HEREOF SHALL BE ENTITLED ONLY TO RECEIVE THE PURCHASE PRICE SO DEPOSITED WITH THE PAYING AGENT UPON SURRENDER OF THIS CERTIFICATE TO THE PAYING AGENT. The Purchase Price shall be paid on the Delivery Date, which shall be the Effective Date or any subsequent Business Day on which this bond is delivered to the Paying Agent. The Purchase Price of this bond shall be paid only upon surrender of this bond to the Paying Agent as provided herein. From and after the Effective Date, no further interest shall be payable to the REGISTERED OWNER during the preceding Rate Period, provided that there are sufficient funds available on the Effective Date to pay the Purchase Price.

         Each determination and redetermination of the Flexible
Rate shall be conclusive and binding on the Issuer, the Trustee, the Paying Agent, the Bank, the Company and the Bondowners.

         While this bond is in the Flexible Mode, interest shall be computed on the basis of actual days elapsed divided by 365 or 366, as appropriate. From and after the date on which this bond becomes due, any unpaid principal will bear interest at the then effective interest rate until paid or duly provided for.

         Mandatory Taxability Redemption. In the event of a Determination of Taxability, the Bonds shall be redeemed on a day selected by the Company that is not more than 60 days after the occurrence of such Determination of Taxability as provided in the Indenture, at the Redemption Price equal to 100% of the principal amount thereof plus accrued interest to the date of redemption. Redemption under this paragraph shall be in whole unless not less than forty-five (45) days prior to the redemption date the Company delivers to the Trustee an opinion of Bond Counsel reasonably satisfactory to the Trustee to the effect that a redemption of less than all of the Bonds will preserve the tax-exempt status of interest on the remaining Bonds outstanding subsequent to such redemption. Any bond in the Flexible Mode that has a Purchase Date prior to the redemption date shall be redeemed on that Purchase Date.

         Notice of Redemption. Notice of redemption of this bond (which notice may state that it is subject to the receipt of the redemption moneys by the Trustee on or before the date fixed for redemption and which notice shall be of no effect unless such moneys are so received on or before such date) will be given by first class mail, postage prepaid, not less than thirty (30) days prior to the redemption date to the REGISTERED OWNER at its registered address; provided, however, no notice shall be given to the owner of any bond in the Flexible Mode that has a Purchase Date prior to the Redemption Date. Failure to mail notice to the owner of any other bond or any defect in the notice to such other owner shall not affect the redemption of this bond.

         Transfer of Bonds. This bond is transferable by the REGISTERED OWNER, in person or by its attorney duly authorized in writing, at the office of the Paying Agent, upon surrender of this bond to the Paying Agent for cancellation. Upon the transfer, a new Bond or Bonds in authorized denominations of the same aggregate principal amount will be issued to the transferee at the same office. No transfer will be effective unless represented by such surrender and reissue. This bond may also be exchanged at the office of the Paying Agent for a new Bond or Bonds in authorized denominations of the same aggregate principal amount without transfer to a new registered owner except for applicable taxes or other governmental charges, if any.

         Amendment of Indenture. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the owners of the Bonds at any time by the Issuer with the consent of the Bank (if a Credit Facility is in effect) and of the owners of not less than 66 2/3% in aggregate principal amount of the Bonds at the time outstanding thereunder. Any such consent shall be conclusive and binding upon each such owner and upon all future owners of each Bond and of any such Bond issued upon the transfer thereof, whether or not notation of such consent is made thereon. The Indenture also permits the amendment thereof by the Issuer with the consent of the Bank (if a Credit Facility is in effect) but without the consent of the owners of the Bonds for certain specified purposes.

         Limitation on Bondholder Enforcement Rights. The owner of this bond shall have no right to enforce the provisions of the Indenture, to institute action to enforce the provisions and covenants thereof or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture.

         Special Obligations of the Issuer. This bond and the issue of which it forms a part are special obligations of the Issuer, payable solely out of the revenues or other receipts, funds or monies of the Issuer pledged under the Indenture and from any amounts otherwise available under the Indenture for the payment of the Bonds. Neither the State nor any political subdivision thereof shall be obligated to pay the principal or redemption price, if any, of or interest on this bond and neither the faith and credit nor taxing or taking power of the State or any thereof is pledged to such payment. The Bonds do not now and shall never constitute a debt or liability of the State or any political subdivision thereof or bonds issued or guaranteed by either of them within the meaning of any constitutional or statutory limitation.

         Estoppel Clause. This bond is issued pursuant to and in full compliance with the Constitution and laws of the State. It is hereby certified, recited and declared that all acts, conditions and things required to exist, happen and be performed precedent to and in the issuance of this bond do exist, have happened and have been performed in due time, form and manner as required by law and that the issuance of this bond and of the issue of which it forms a part, together with all other obligations of the Issuer, do not exceed or violate any constitutional or statutory limitation.

         No Personal Liability. Neither the officers, directors or employees of the Issuer or the Trustee nor any person executing this bond shall be liable personally or be subject to any personal liability or accountability by reason of the issuance hereof.

         Authentication. This bond shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the certificate of authentication hereon shall have been signed by the Trustee.

         Authorized Denomination. The bonds are issuable only in fully registered form and while in the Flexible Mode shall be in denominations of $100,000 or any multiple of $1,000 in excess of $100,000.

          Persons Deemed Owners.  The Issuer, the Trustee, the
Paying Agent and the Company may treat the REGISTERED OWNER as the absolute owner of this bond for all purposes, notwithstanding any notice to the contrary.

         IN WITNESS WHEREOF, the RHODE ISLAND PORT AUTHORITY AND ECONOMIC DEVELOPMENT CORPORATION has caused this Bond to be executed in its name by the manual or facsimile signature of its [Chairman, Vice Chairman, Executive Director, Deputy Director, Secretary, Assistant Secretary, Treasurer or their designees] and its corporate seal affixed hereto and attested by the manual or facsimile signature of its [Secretary, Assistant Secretary, or their designees].

                                  RHODE ISLAND PORT AUTHORITY
                                  AND ECONOMIC DEVELOPMENT
                                  CORPORATION



                                  By
                                    []


(CORPORATE SEAL)

Attest:




[                           ]             (FORM OF CERTIFICATE OF
AUTHENTICATION)

                 CERTIFICATE OF AUTHENTICATION


         This bond is one of the Bonds of the issue described in the within mentioned Indenture.

                                  Rhode Island Hospital Trust
                                  National Bank, as
                                  Trustee and Paying Agent


                                  By
                                    Authorized Signature



                       (FORM OF ASSIGNMENT)

                           ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned sells, assigns and
transfers unto                             the within Bond and
does hereby irrevocably constitute and appoint
           Attorney-in-Fact to transfer such Bond on the books kept for the registration thereof, with full powers of substitution in the premises.


Dated:
                             NOTICE:  The signature to this
                                      assignment must correspond
                                      with the name as it
                                      appears on the face of the
                                      within Bond in every
                                      particular.

In the presence of:



Participant in a recognized
Signature Guarantee
Medallion Program



    Authorized Officer

NOTE:    Assignment form should state
         both the name and address of
         the assignee in the space
         provided.


         The following abbreviations, when used in the inscription on the face of this bond, shall be construed as though they were written out in full according to applicable law.

TEN COM - as tenants in common        UNIF GIFT MIN ACT
TEN ENT - as tenants by the entirety          Custodian
JT TEN  - as joint tenants with       (Cust)            (Minor)
          of survivorship and not
          as tenants in common        Act
                                         (State)


 Additional abbreviation may also be used though not set forth in the list above.

                  (END OF FORM OF FLEXIBLE BOND)















































                   (FORM OF FIXED RATE BOND)


         Unless the certificate is presented by an authorized representative of The Depository Trust Company to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

$                                                No. R-

    NEITHER THE STATE OF RHODE ISLAND NOR ANY POLITICAL SUBDIVISION THEREOF IS OBLIGATED TO PAY, AND NEITHER POLITICAL SUBDIVISION, THE FAITH AND CREDIT NOR TAXING OR TAKING POWER OF THE STATE OF RHODE ISLAND NOR ANY POLITICAL SUBDIVISION THEREOF IS PLEDGED TO THE PAYMENT OF, THE PRINCIPAL, PREMIUM, IF ANY, OF OR INTEREST ON THIS BOND

                  Rhode Island Port Authority
              and Economic Development Corporation
                   Electric Energy Facilities
           Revenue Refunding Bonds (Newport Electric
               Corporation Project - 1994 Series)

DATE OF THIS BOND:

MATURITY DATE:  September 1, 2011

INTEREST PAYMENT DATES: March 1, and September 1, (but not
                        before              ,          )
INTEREST RATE:

REGISTERED OWNER:  CEDE & CO.

PRINCIPAL AMOUNT:

CUSIP NUMBER:

MODE:  Fixed

         RHODE ISLAND PORT AUTHORITY AND ECONOMIC DEVELOPMENT CORPORATION (the "Issuer"), a public corporation, governmental agency and public instrumentality of the State of Rhode Island and Providence Plantations (the "State"), for value received, hereby promises to pay to the REGISTERED OWNER or registered assigns, on the MATURITY DATE, solely from the sources and in the manner hereinafter provided, upon presentation and surrender hereof, in lawful money of the United States of America, the PRINCIPAL AMOUNT and in like manner to pay interest on the unpaid principal balance thereof until the Issuer's obligation with respect to the payment of such sum shall be discharged. Interest shall be payable (computed on the basis of a 360-day year consisting of twelve 30-day months) from the most recent INTEREST PAYMENT DATE, as defined below, to which interest has been paid or duly provided for or, if no interest has been paid, from the DATE OF THIS BOND at the INTEREST RATE per annum, payable semi-annually on the INTEREST PAYMENT DATES until the date on which this bond becomes due, whether at maturity or by acceleration or redemption. From and after that date, any unpaid principal will bear interest at the same rate until paid or duly provided for.

    Payment of Principal and Interest. The principal and premium if any, of this Bond is payable in clearinghouse funds at the office of Rhode Island Hospital Trust National Bank, 150 Royall Street, Canton, Massachusetts 02021, as Paying Agent (with its successors, the "Paying Agent"). Interest is payable by check or draft in clearinghouse funds mailed by the Paying Agent to the REGISTERED OWNER of this bond (or of one or more predecessor or successor Bonds (as defined below)), determined as of the close of business on the applicable record date, at its address as shown on the registration books maintained by the Bond Registrar. If any payment, redemption or maturity date for principal, premium or interest shall be (i) a Sunday or a legal holiday, or (ii) a day on which banking institutions are authorized pursuant to law to close and on which the corporate trust office of the Trustee is not open for business, then the payment thereof may be made on the next succeeding day not a day specified in (i) or (ii) with the same force and effect as if made on the specified payment date and no interest shall accrue for the period after the specified payment date.

    The record date for payment of interest is the fifteenth day of the month preceding the date on which the interest is to be paid, provided that, with respect to overdue interest or interest payable on redemption of this bond other than on an INTEREST PAYMENT DATE or interest on any overdue amount, the Trustee (as defined below) may establish a special record date. The special record date may be not more than thirty (30) days before the date set for payment. The Paying Agent will mail notice of a special record date to the registered owners of the Bonds (the "Bondowners") at least ten (10) days before the special record date. The Paying Agent will promptly certify to the Issuer and the Trustee that it has mailed such notice to all Bondowners, and such certificate will be conclusive evidence that such notice was given in the manner required hereby.

     Both principal and interest on this Bond are payable in any coin or currency of the United States of America which, on the respective dates of payment thereof, shall be legal tender for the payment of public and private debts.

    The Depository Trust Company ("DTC") has been appointed to act as securities depository for the Bonds. For so long as DTC acts as securities depository, beneficial ownership interests in the Bonds shall be evidenced by a book-entry system maintained by the securities depository. The ownership of one fully registered bond for each maturity has been registered in the name of Cede & Co., as nominee of DTC. For as long as DTC acts as securities depository, the principal amount and interest on this Bond is payable by wire or bank transfer from Rhode Island Hospital Trust National Bank or any successor paying agent, as Paying Agent, to The Depository Trust Company to be remitted to its participants for subsequent distribution to the beneficial owners determined as of the close of business on the applicable record date. If no securities depository holds the Bonds, interest shall be payable by wire or bank transfer to each owner of a Bond at the address of such owner as it appears on the applicable Record Date on the registration books kept by the Bond Registrar. Under such circumstances, principal shall be payable at the office of the Paying Agent upon presentation and surrender hereof.

    THE BONDS ARE SPECIAL OBLIGATIONS OF THE ISSUER AND ARE EQUALLY AND RATABLY SECURED, TO THE EXTENT PROVIDED IN THE INDENTURE, SOLELY BY A PLEDGE OF THE REVENUES AND RECEIPTS DERIVED BY THE ISSUER FROM OR IN CONNECTION WITH THE LOAN AGREEMENT, AND THIS BOND SHALL NOT CONSTITUTE NOR GIVE RISE TO ANY PECUNIARY LIABILITY OR A CHARGE AGAINST THE GENERAL CREDIT OF THE ISSUER. NEITHER THE STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS NOR ANY POLITICAL SUBDIVISION THEREOF SHALL BE OBLIGATED TO PAY THE PRINCIPAL OF OR PREMIUM (IF ANY) OR INTEREST ON THE BONDS, AND NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS OR ANY POLITICAL SUBDIVISION THEREOF IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF OR INTEREST ON THE BONDS.

    Authorization and Purpose. This bond is one of an authorized issue of Bonds of the Issuer in the aggregate principal amount of $7,925,000 designated: Rhode Island Port Authority and Economic Development Corporation Electric Energy Facilities Revenue Refunding Bonds - (Newport Electric
Corporation Project - 1994 Series) (the "Bonds") which are issued for the purpose of refunding in full the outstanding principal amount of the Issuer's $6,045,000 Electric Energy Facilities Revenue Bonds (Newport Electric Corporation Project
- - Series 1982 A), the proceeds of which were used to finance, in part, the acquisition and installation of various machinery, equipment and fixtures to be used to improve and expand the capacity of Newport Electric Corporation (the "Company"), a corporation organized and existing under the laws of the State to generate, transmit and distribute electricity in the City of Newport, and Towns of Jamestown, Middletown and Portsmouth,
Rhode Island (the "Project") and the Issuer's $1,880,000
Electric Energy Facilities Revenue Bonds (Newport Electric Corporation Project - Series 1988) the proceeds of which were used to refund the Issuer's $1,800,000 Electric Energy
Facilities Revenue Bonds (Newport Electric Corporation Project
- - Series 1982 B). The Bonds are issued pursuant to the Constitution and laws of the State, including particularly
Chapter 64 of Title 42 of the General Laws of Rhode Island,
1956, (1993 Reenactment), as amended and supplemented, as amended, resolutions adopted by the Issuer on October 25, 1993 and November 29, 1993 and a Trust Indenture dated as of January
1, 1994 (which Indenture as from time to time amended and supplemented is herein referred to as the "Indenture"), duly executed and delivered by the Issuer to the Trustee, and are equally and ratably secured by and entitled to the protection of the Indenture, which is on file in the office of the Trustee.

    Pledge and Security. Pursuant to the Indenture, the Issuer has assigned to the Trustee all of its right, title and interest in and to a Loan Agreement (the "Loan Agreement") dated as of January 1, 1994 between the Issuer and the Company, including all rights to receive loan payments sufficient to pay the principal or premium if any, of and interest and all other amounts due on the Bonds as the same become due, to be made by the Company pursuant to the Loan Agreement. The Loan Agreement sets forth the terms and conditions under which the Issuer will provide for refinancing of the Project and under which the Company will use and occupy the Project and make loan payments to the Issuer in such amounts as are necessary to pay the principal of, premium if any, and interest on the Bonds. Reference is hereby made to the Indenture for the definition of any capitalized word or term used but not defined herein and for a description of the property pledged, assigned and otherwise available for the payment of the Bonds, the provisions, among others, with respect to the nature and extent of the security, the rights, duties and obligations of the Issuer, the Trustee and the owners of the Bonds, and the terms upon which the Bonds are issued and secured, and the holders of the Bonds are deemed to assent to the provisions of the Indenture by the acceptance of this bond.

         Letter of Credit. The principal of and interest on this bond while it is in the Fixed Mode is also payable from monies drawn by the Paying Agent on an irrevocable letter of credit for the Bonds (together with any extensions, amendments, and renewals thereof, the "Letter of Credit") issued by
[                                ], in the initial aggregate
stated amount of $[              ] pursuant to the terms of a
Reimbursement Agreement dated as of [                 ] (the
"Reimbursement Agreement") by and between the Company and
[                                    ] (together with any other
issuer of a Credit Facility, the "Bank") and the participating banks named therein, if any. The Paying Agent may draw on the Letter of Credit presently in place for the payment of up to
[           ] ([  ]) days' interest.  The Letter of Credit
initially expires on [               ] but may be terminated
earlier upon the occurrence of certain events set forth in the Loan Agreement, the Indenture and the Reimbursement Agreement, or extended as provided in the Reimbursement Agreement. Unless the Letter of Credit is extended or renewed or a substitute letter of credit or other credit facility (collectively with the Letter of Credit, a "Credit Facility") is provided in accordance with the Loan Agreement, the Bonds will become subject to mandatory purchase as described below. The Company may substitute a new Credit Facility as provided in the Loan Agreement.

    Event of Default. In case any Event of Default occurs and is continuing, the principal amount of this bond together with accrued interest may be declared due and payable in the manner and with the effect provided in the Indenture.

    General Option Redemption. The Bonds are subject to redemption pursuant to the Indenture at the option of the Issuer, by direction of the Company as a whole or in part at any time, at the following prices expressed in percentage of their principal amount, plus accrued interest to the redemption date:

Years Remaining
Until Final Maturity    Redemption Period   Redemption Price

More than 15 years      Tenth Anniversary   102%, declining by
                        of commencement     1/2% on each
                        of Fixed Rate       succeeding
                        Period              anniversary of the
                                            first day of the
                                            redemption period
                                            until reaching 100%
                                            and thereafter at
                                            100%

 More than 10, but       Eighth              101 1/2%, declining
not more than           anniversary of      by 1/2% on each
15 years                commencement of     anniversary of the
                        Fixed Rate          first day of the
                        Period              redemption period
                                            until reaching 100%
                                            and thereafter at
                                            100%

More than 5, but        Fifth anniversary   101%, declining by
not more than           of commencement of  1/2% on each
10 years                Fixed Rate Period   succeeding
                                            anniversary of the
                                            first day of the
                                            redemption period
                                            until reaching 100%
                                            and thereafter at
                                            100%

5 Years or less         Non-callable        Non-callable

    Mandatory Taxability Redemption. In the event of a Determination of Taxability, the Bonds shall be redeemed on a day selected by the Corporation that is not more than 60 days after the occurrence of such Determination of Taxability as provided in the Indenture, at the Redemption Price equal to 100% of the principal amount thereof plus accrued interest to the date of redemption. Redemption under this paragraph shall be in whole unless not less than forty-five (45) days prior to the redemption date the Company delivers to the Trustee an opinion of Bond Counsel reasonably satisfactory to the Trustee to the effect that a redemption of less than all of the Bonds will preserve the tax-exempt status of interest on the remaining Bonds outstanding subsequent to such redemption.

    If less than all of the Outstanding Bonds are to be called for redemption, the Bonds (or portions thereof) to be redeemed shall be selected as provided in the Indenture.

    In the event this bond is selected for redemption, notice (which notice may state that it is subject to the receipt of the redemption moneys by the Trustee on or before the date fixed for redemption and which notice shall be of no effect unless such moneys are so received on or before such date) will be mailed not less than thirty (30) day prior to the redemption date to the REGISTERED OWNER at its address shown on the registration books maintained by the Paying Agent. Failure to mail notice to the owner of any other Bond or any defect in the notice to such an owner shall not affect the redemption of this bond.

     If this bond is of a denomination in excess of five thousand dollars ($5,000), portions of the principal amount in the amount of five thousand dollars ($5,000) or any multiple thereof may be redeemed. If less than all of the principal amount is to be redeemed, upon surrender of this bond to the Paying Agent, there will be issued to the REGISTERED OWNER, without charge, a new Bond or Bonds, at the option of the REGISTERED OWNER, for the unredeemed principal amount.

    Notice of redemption having been duly mailed, this bond, or the portion called for redemption, will become due and payable on the redemption date at the applicable redemption price and moneys for the redemption having been deposited with the Paying Agent, from and after the date fixed for redemption, interest on this bond (or such portion) will not longer accrue.

    Transfer of Bonds. This bond is transferable by the REGISTERED OWNER, in person or by its attorney duly authorized in writing, at the office of the Paying Agent, upon surrender of this bond to the Paying Agent for cancellation. Upon the transfer, a new Bond or Bonds in authorized denominations of the same aggregate principal amount will be issued to the transferee at the same office. No transfer will be effective unless represented by such surrender and reissue. This bond may also be exchanged at the office of the Paying Agent for a new Bond or Bonds in authorized denominations of the same aggregate principal amount without transfer to a new registered owner. Exchanges and transfers will be without expense to the owner except for applicable taxes or other governmental charges, if any. The Paying Agent will not be required to make an exchange or transfer of this bond during the fifteen (15) days preceding any date fixed for selection for redemption if this bond (or any portion thereof) is eligible to be selected for redemption.

    Amendment of Indenture. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the owners of the Bonds at any time by the Issuer with the consent of the owners of not less than 66 2/3% in aggregate principal amount of each series of the Bonds at the time outstanding thereunder. Any such consent shall be conclusive and binding upon each such owner and upon all future owners of each Bond and of any such Bond issued upon the transfer thereof, whether or not notation of such consent is made thereon. The Indenture also permits the amendment thereof by the Issuer but without the consent of the owners of the Bonds for certain specified purposes.

     Limitation on Bondholder Enforcement Rights. The owner of this bond shall have no right to enforce the provisions of the Indenture, to institute action to enforce the provisions and covenants thereof or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture.

    Special Obligations of the Issuer. This bond and the issue of which it forms a part are special obligations of the Issuer, payable solely out of the revenues or other receipts, funds or moneys of the Issuer pledged under the Indenture and from any amounts otherwise available under the Indenture for the payment of the Bonds. Neither the State nor any political subdivision thereof shall be obligated to pay the principal or redemption price, if any, of or interest on this bond and neither the faith and credit nor taxing or taking power of the State or any political subdivision thereof is pledged to such payment. The Bonds do not now and shall never constitute a debt or liability of the State or any political subdivision thereof or bonds issued or guaranteed by either of them within the meaning of any constitutional or statutory limitation.

    Estoppel Clause. This bond is issued pursuant to and in full compliance with the Constitution and laws of the State. It is hereby certified, recited and declared that all acts, conditions and things required to exist, happen and be performed precedent to and in the issuance of this bond do exist, have happened and have been performed in due time, form and manner as required by law and that the issuance of this bond and of the issue of which it forms a part, together with all other obligations of the Issuer, do not exceed or violate any constitutional or statutory limitation.

    No Personal Liability. Neither the officers, directors or employees of the Issuer or the Trustee nor any person executing this bond shall be liable personally or be subject to any personal liability or accountability by reason of the issuance hereof.

    Authentication. This bond shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the certificate of authentication hereon shall have been signed by the Trustee.

    Authorized Denomination. The Bonds are issuable only in fully registered form in denominations of $5,000 or any multiple thereof.

    Persons Deemed Owners.  The Issuer, the Trustee, the Paying
Agent and the Company may treat the REGISTERED OWNER as the absolute owner of this bond for all purposes, notwithstanding any notice to the contrary.

    IN WITNESS WHEREOF, the RHODE ISLAND PORT AUTHORITY AND
ECONOMIC DEVELOPMENT CORPORATION has caused this Bond to be executed in its name by the manual or facsimile signature of its Authorized Representative.

                             RHODE ISLAND PORT AUTHORITY AND
                             ECONOMIC DEVELOPMENT CORPORATION


                             By
                               Authorized Representative

             (FORM OF CERTIFICATE OF AUTHENTICATION)

                 CERTIFICATE OF AUTHENTICATION

         This bond is one of the Bonds of the issue described in the within mentioned Indenture.

Date of Registration:

                             Rhode Island Hospital Trust
                             National Bank, as Trustee and
                             Paying Agent


                             By
                               Authorized Signature





                      (FORM OF ASSIGNMENT)

                           ASSIGNMENT

    For VALUE RECEIVED the undersigned sells, assigns and
transfers unto
the within Bond and does hereby irrevocably constitute and
appoint                                     Attorney-in-Fact
to transfer such Bond on the books kept for the registration thereof, with full power of substitution in the premises.


Dated:



                                  NOTICE:  The Signature to
                                           this assignment must
                                           correspond with the
                                           name as it appears
                                           on the face of the
                                           within Bond in every
                                           particular.

 In the presence of:



Name of State or National
Bank or member of National
Association of Securities
Dealers




   Authorized Officer


NOTE:  Assignment form should
       state both the name and
       address of the assignee
       in the space provided.


    The following abbreviations, when used in the inscription on the face of this bond, shall be construed as though they were written out in full according to applicable law.

TEN COM - as tenants in common            UNIF GIFT IN ACT
TEN COM - as tenants by the entirety           Custodian
JT TEN  - as joint tenants with rights    (Cust)        (Minor)
          of survivorship and not as
          tenants in common
                                           Act
                                              (State)

Additional abbreviations may also be used though not set forth in the list above.

              (END OF FORM OF FIXED RATE BOND)






WPPJDC/2464